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SECURITIZED ASSET BACKED RECEIVABLES LLC,

DEPOSITOR,

LITTON LOAN SERVICING LP,

SERVICER,

CREDIT-BASED ASSET SERVICING AND SECURITIZATION LLC,

SELLER,

AND

LASALLE BANK NATIONAL ASSOCIATION,

TRUSTEE

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POOLING AND SERVICING AGREEMENT

DATED AS OF FEBRUARY 1, 2007

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C-BASS MORTGAGE LOAN TRUST 2007-CB2

C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
SERIES 2007-CB2

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TABLE OF CONTENTS

Page

ARTICLE I
DEFINITIONS

ARTICLE II
CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

Section 2.01

Conveyance of Mortgage Loans

50

Section 2.02

Acceptance by the Trustee of the Mortgage Loans

52

Section 2.03

Repurchase or Substitution of Mortgage Loans by the Seller.

53

Section 2.04

Representations and Warranties of the Seller with Respect to the Mortgage Loans

56

Section 2.05

Representations, Warranties and Covenants of the Servicer

57

Section 2.06

Representations and Warranties of the Seller

59

Section 2.07

Covenants of the Seller

61

Section 2.08

Execution and Delivery of Certificates

61

Section 2.09

REMIC Matters

61

Section 2.10

Representations and Warranties of the Depositor

62

ARTICLE III
ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.01

Servicer to Service Mortgage Loans

63

Section 3.02

Subservicing Agreements between the Servicer and Subservicers

65

Section 3.03

Successor Subservicers

67

Section 3.04

Liability of the Servicer

68

Section 3.05

No Contractual Relationship between Subservicers and the Trustee

68

Section 3.06

Assumption or Termination of Subservicing Agreements by Trustee

68

Section 3.07

Collection of Certain Mortgage Loan Payments

69

Section 3.08

Subservicing Accounts

71

Section 3.09

Collection of Taxes, Assessments and Similar Items; Escrow Accounts

72

Section 3.10

Collection Account

73

Section 3.11

Withdrawals from the Collection Account

74

Section 3.12

Investment of Funds in the Collection Account, Escrow Accounts and the

Distribution Account

75

Section 3.13

Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage

76

Section 3.14

Enforcement of Due-On-Sale Clauses; Assumption Agreements

78

Section 3.15

Realization upon Defaulted Mortgage Loans

79

Section 3.16

Release of Mortgage Files

80

Section 3.17

Title, Conservation and Disposition of REO Property

81

Section 3.18

Notification of Adjustments

83

Section 3.19

Access to Certain Documentation and Information Regarding the Mortgage Loans

83

Section 3.20

Documents, Records and Funds in Possession of the Servicer to Be Held for the

Trustee

84

Section 3.21

Servicing Compensation

84

Section 3.22

Annual Statement as to Compliance

85

Section 3.23

Assessment of Compliance with Servicing Criteria; Independent Public

Accountants’ Attestation

85

Section 3.24

Trustee to Act as Servicer

87

Section 3.25

Compensating Interest

87

Section 3.26

Credit Reporting; Gramm-Leach-Bliley Act

87

Section 3.27

Optional Purchases of Mortgage Loans by Servicer

88

Section 3.28

Advance Facility

88

ARTICLE IV
DISTRIBUTIONS AND ADVANCES BY THE SERVICER

Section 4.01

Advances

91

Section 4.02

Priorities of Distribution

92

Section 4.03

Monthly Statements to Certificateholders

99

Section 4.04

Certain Matters Relating to the Determination of LIBOR

103

Section 4.05

Allocation of Applied Realized Loss Amounts and Special Hazard Losses

103

Section 4.06

Supplemental Interest Trust

104

ARTICLE V
THE CERTIFICATES

Section 5.01

The Certificates

105

Section 5.02

Certificate Register; Registration of Transfer and Exchange of Certificates

106

Section 5.03

Mutilated, Destroyed, Lost or Stolen Certificates

112

Section 5.04

Persons Deemed Owners

112

Section 5.05

Access to List of Certificateholders’ Names and Addresses

112

Section 5.06

Maintenance of Office or Agency

112

ARTICLE VI
THE DEPOSITOR AND THE SERVICER

Section 6.01

Respective Liabilities of the Depositor and the Servicer

113

Section 6.02

Merger or Consolidation of the Depositor or the Servicer

113

Section 6.03

Limitation on Liability of the Depositor, the Servicer and Others

113

Section 6.04

Limitation on Resignation of the Servicer

114

Section 6.05

Additional Indemnification by the Servicer; Third Party Claims

115

Section 6.06

Servicing Rights Pledge

116

ARTICLE VII
DEFAULT

Section 7.01

Events of Default

116

Section 7.02

Trustee to Act; Appointment of Successor

118

Section 7.03

Notification to Certificateholders

120

ARTICLE VIII
CONCERNING THE TRUSTEE

Section 8.01

Duties of the Trustee

120

Section 8.02

Certain Matters Affecting the Trustee

121

Section 8.03

Trustee Not Liable for Certificates or Mortgage Loans

122

Section 8.04

Trustee May Own Certificates

123

Section 8.05

Trustee’s Fees and Expenses

123

Section 8.06

Eligibility Requirements for the Trustee

124

Section 8.07

Resignation and Removal of the Trustee

124

Section 8.08

Successor Trustee

125

Section 8.09

Merger or Consolidation of the Trustee

125

Section 8.10

Appointment of Co-Trustee or Separate Trustee

125

Section 8.11

Tax Matters

127

Section 8.12

Periodic Filings

131

Section 8.13

Tax Classification of the Excess Reserve Fund Account and the Supplemental

Interest Trust

137

Section 8.14

Trustee May Enforce Claims Without Possession of Certificates

137

Section 8.15

Suits for Enforcement

137

Section 8.16

Waiver of Bond Requirement

137

Section 8.17

Waiver of Inventory, Accounting and Appraisal Requirement

137

Section 8.18

Regarding the Swap Agreement

138

ARTICLE IX
TERMINATION

Section 9.01

Termination upon Liquidation or Purchase of the Mortgage Loans

138

Section 9.02

Final Distribution on the Certificates

139

Section 9.03

Additional Termination Requirements

140

ARTICLE X
MISCELLANEOUS PROVISIONS

Section 10.01

Amendment

140

Section 10.02

Recordation of Agreement; Counterparts

142

Section 10.03

Governing Law

142

Section 10.04

Intention of Parties

142

Section 10.05

Notices

143

Section 10.06

Severability of Provisions

144

Section 10.07

Limitation on Rights of Certificateholders

144

Section 10.08

Inspection and Audit Rights

145

Section 10.09

Certificates Nonassessable and Fully Paid

145

Section 10.10

Rule of Construction

145

Section 10.11

Waiver of Jury Trial

145

Section 10.12

Rights of the Swap Provider

145

Section 10.13

Regulation AB Compliance; Intent of the Parties; Reasonableness

145

SCHEDULES
Schedule I	Mortgage Loan Schedule
EXHIBITS
Exhibit A	Form of Class A, Class M and Class B Certificates
Exhibit B	Form of Class P Certificate
Exhibit C	Form of Class R and Class R-X Certificates
Exhibit D	Form of Class CE-1 and Class CE-2 Certificates
Exhibit E	Form of Initial Certification of Custodian
Exhibit F-1	Form of Document Certification and Exception Report of Custodian
Exhibit F-2	Form of Custodian’s Final Certification
Exhibit G	Form of Residual Transfer Affidavit
Exhibit H	Form of Transferor Certificate
Exhibit I-1	Form of Rule 144A Letter
Exhibit I-2	Form of Investment Letter (Non-Rule 144A)
Exhibit J	Form of Request for Release
Exhibit K	Form of Contents for Each Mortgage File
Exhibit L	Form of Certification to be provided with Form 10-K
Exhibit M	Form of Certification to be provided by the Trustee to the Servicer
Exhibit N	Servicing Criteria to be Addressed in Assessment of Compliance
Exhibit O	Power of Attorney
Exhibit P	Mortgage Loan Purchase Agreement
Exhibit Q	Form of Additional Disclosure Notification
Exhibit R	Custodial Agreement
Exhibit S	Form 8-K Disclosure
Exhibit T	Form 10-D Disclosure
Exhibit U	Form 10-K Disclosure
Exhibit V	Swap Agreement

THIS POOLING AND SERVICING AGREEMENT, dated as of February 1, 2007, among SECURITIZED ASSET BACKED RECEIVABLES LLC, a Delaware limited liability company, as depositor (the “Depositor”), LITTON LOAN SERVICING LP, a Delaware limited partnership, as servicer (the “Servicer”), CREDIT-BASED ASSET SERVICING AND SECURITIZATION LLC, a Delaware limited liability company, as seller (the “Seller”), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”),

W I T N E S S E T H:

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

PRELIMINARY STATEMENT

As provided herein, the Trustee shall elect that the Trust Fund (exclusive of the assets held in the Excess Reserve Fund Account, the Swap Agreement, and the Supplemental Interest Trust (collectively, the “Excluded Trust Property”)) be treated for federal income tax purposes as comprising seven real estate mortgage investment conduits (each, a “REMIC” or, in the alternative, the Lower Tier REMIC 1, the Lower Tier REMIC 2, the Middle Tier REMIC, the Upper Tier REMIC, the Class B-4 REMIC, the Class CE REMIC, and the Class P REMIC”).  Each Certificate, other than the Class B-4, Class CE-1, Class CE-2, Class P, Class R and Class R-X Certificates, represents ownership of a regular interest in the Upper Tier REMIC for purposes of the REMIC Provisions.  In addition, each Class of Certificates (other than the Class CE-1, Class CE-2, Class R, Class R-X, and Class P Certificates) represents the right to receive payments with respect to Basis Risk Carry Forward Amounts.  The Class CE-1 Certificate represents ownership of a regular interest in the Class CE REMIC and also represents ownership of the assets held from time to time in the Excess Reserve Fund Account and the Supplemental Interest Trust.  Each of the Class B-4 and Class P Certificates represents ownership of a regular interest in the Class B-4 REMIC and Class P REMIC, respectively.  The Class R Certificate represents ownership of the sole class of residual interest in each of the Lower Tier REMIC 1, the Middle Tier REMIC and the Upper Tier REMIC.  The Class R-X Certificate represents ownership of the sole class of residual interest in each remaining REMIC.

Lower Tier REMIC 2 will consist of all amounts distributable in respect of the Class CE-2 Certificates and the LT-R2 interest, which represents the sole class of residual interest in Lower Tier REMIC 2.  The Class P REMIC shall hold as its assets the uncertificated Class P interest in the Upper Tier REMIC.  The Class CE REMIC shall hold as its assets the uncertificated Class CE-1 interest in the Upper Tier REMIC.  The Class B-4 REMIC shall hold as its assets the uncertificated Class B-4 interest in the Upper Tier REMIC.  The Upper Tier REMIC shall hold as its assets the several classes of uncertificated Middle Tier Interests in the Middle Tier REMIC, other than the Class MT-R Interest, and each such Middle Tier Interest is hereby designated as a regular interest in the Middle Tier REMIC for purposes of the REMIC Provisions. The Middle Tier REMIC shall hold as its assets the several classes of uncertificated Lower Tier Interests in the Lower Tier REMIC 1, other than the Class LT-R1 Interest, and each such Lower Tier Interest is hereby designated as a regular interest in the Lower Tier REMIC 1.  The Lower Tier REMIC 1 shall hold as assets the property of the Trust Fund other than the interests in any other REMIC formed hereby.  The startup day for each REMIC created hereby for purposes of the REMIC Provisions is the Closing Date.  In addition, for purposes of the REMIC Provisions, the latest possible maturity date for each regular interest in each REMIC created hereby is the Distribution Date in the thirty-sixth month following the month in which the Mortgage Loan held in the Trust Fund as of the Closing Date having the latest maturity date matures.

The Lower Tier REMIC 1

The following table sets forth (or describes) the class designation, interest rate, and initial class principal amount for each class of Lower Tier Interests in Lower Tier REMIC 1.

Lower Tier REMIC 1 Class Designation	Lower Tier REMIC 1 Interest Rate	Initial Class Principal Amount
Class LT-A	(1)	(5)
Class LT-F1	(2)	$ 2,556,071.00
Class LT-V1	(3)	$ 2,556,071.00
Class LT-F2	(2)	$ 3,025,016.00
Class LT-V2	(3)	$ 3,025,016.00
Class LT-F3	(2)	$ 3,480,875.50
Class LT-V3	(3)	$ 3,480,875.50
Class LT-F4	(2)	$ 3,914,602.50
Class LT-V4	(3)	$ 3,914,602.50
Class LT-F5	(2)	$ 4,272,740.50
Class LT-V5	(3)	$ 4,272,740.50
Class LT-F6	(2)	$ 4,565,562.50
Class LT-V6	(3)	$ 4,565,562.50
Class LT-F7	(2)	$ 4,768,147.00
Class LT-V7	(3)	$ 4,768,147.00
Class LT-F8	(2)	$ 4,864,830.00
Class LT-V8	(3)	$ 4,864,830.00
Class LT-F9	(2)	$ 4,754,186.00
Class LT-V9	(3)	$ 4,754,186.00
Class LT-F10	(2)	$ 4,585,783.00
Class LT-V10	(3)	$ 4,585,783.00
Class LT-F11	(2)	$ 4,372,347.00
Class LT-V11	(3)	$ 4,372,347.00
Class LT-F12	(2)	$ 4,177,910.00
Class LT-V12	(3)	$ 4,177,910.00
Class LT-F13	(2)	$ 3,989,709.50
Class LT-V13	(3)	$ 3,989,709.50
Class LT-F14	(2)	$ 3,832,615.00
Class LT-V14	(3)	$ 3,832,615.00
Class LT-F15	(2)	$ 3,743,883.00
Class LT-V15	(3)	$ 3,743,883.00
Class LT-F16	(2)	$ 3,729,963.00
Class LT-V16	(3)	$ 3,729,963.00
Class LT-F17	(2)	$ 3,908,014.50
Class LT-V17	(3)	$ 3,908,014.50
Class LT-F18	(2)	$ 4,201,112.50
Class LT-V18	(3)	$ 4,201,112.50
Class LT-F19	(2)	$ 5,003,002.50
Class LT-V19	(3)	$ 5,003,002.50
Class LT-F20	(2)	$ 4,875,276.50
Class LT-V20	(3)	$ 4,875,276.50
Class LT-F21	(2)	$ 4,647,831.50
Class LT-V21	(3)	$ 4,647,831.50
Class LT-F22	(2)	$ 4,012,171.50
Class LT-V22	(3)	$ 4,012,171.50
Class LT-F23	(2)	$ 3,376,178.50
Class LT-V23	(3)	$ 3,376,178.50
Class LT-F24	(2)	$ 2,557,010.00
Class LT-V24	(3)	$ 2,557,010.00
Class LT-F25	(2)	$ 2,195,913.00
Class LT-V25	(3)	$ 2,195,913.00
Class LT-F26	(2)	$ 1,905,367.00
Class LT-V26	(3)	$ 1,905,367.00
Class LT-F27	(2)	$ 1,797,600.50
Class LT-V27	(3)	$ 1,797,600.50
Class LT-F28	(2)	$ 1,698,818.00
Class LT-V28	(3)	$ 1,698,818.00
Class LT-F29	(2)	$ 1,605,650.50
Class LT-V29	(3)	$ 1,605,650.50
Class LT-F30	(2)	$ 1,517,820.50
Class LT-V30	(3)	$ 1,517,820.50
Class LT-F31	(2)	$ 1,292,671.50
Class LT-V31	(3)	$ 1,292,671.50
Class LT-F32	(2)	$ 518,090.50
Class LT-V32	(3)	$ 518,090.50
Class LT-F33	(2)	$ 2,778,700.00
Class LT-V33	(3)	$ 2,778,700.00
Class LT-F34	(2)	$ 2,676,928.50
Class LT-V34	(3)	$ 2,676,928.50
Class LT-F35	(2)	$ 2,578,935.00
Class LT-V35	(3)	$ 2,578,935.00
Class LT-F36	(2)	$ 2,494,600.00
Class LT-V36	(3)	$ 2,494,600.00
Class LT-F37	(2)	$ 2,393,097.50
Class LT-V37	(3)	$ 2,393,097.50
Class LT-F38	(2)	$ 2,305,635.50
Class LT-V38	(3)	$ 2,305,635.50
Class LT-F39	(2)	$ 2,273,289.50
Class LT-V39	(3)	$ 2,273,289.50
Class LT-F40	(2)	$ 2,157,266.50
Class LT-V40	(3)	$ 2,157,266.50
Class LT-F41	(2)	$ 2,088,819.50
Class LT-V41	(3)	$ 2,088,819.50
Class LT-F42	(2)	$ 1,981,122.00
Class LT-V42	(3)	$ 1,981,122.00
Class LT-F43	(2)	$ 1,912,256.50
Class LT-V43	(3)	$ 1,912,256.50
Class LT-F44	(2)	$ 2,011,209.50
Class LT-V44	(3)	$ 2,011,209.50
Class LT-F45	(2)	$ 1,762,062.50
Class LT-V45	(3)	$ 1,762,062.50
Class LT-F46	(2)	$ 1,698,227.50
Class LT-V46	(3)	$ 1,698,227.50
Class LT-F47	(2)	$ 45,122,974.50
Class LT-V47	(3)	$ 45,122,974.50
Class LT-R	(4)	(4)

(1)

The interest rate with respect to any Distribution Date (and the related Interest Accrual Period) for the Class LT-A Interest is a per annum rate equal to the Lower Tier REMIC WAC Cap.

(2)

The interest rate with respect to any Distribution Date (and the related Interest Accrual Period) for each of these Lower Tier Interests is a per annum rate equal to the lesser of (i) the REMIC Swap Rate for such Distribution Date, and (ii) the product of (a) the Lower Tier REMIC WAC Cap and (b) 2.

(3)

For any Distribution Date (and the related Interest Accrual Period) the interest rate for each of these Lower Tier Interests shall be the excess, if any, of (i) the product of (a) the Lower Tier REMIC WAC Cap and (b) 2, over (ii) the REMIC Swap Rate for such Distribution Date.

(4)

The Class LT-R Interest is the sole class of residual interest in the Lower Tier REMIC 1.  It does not have an interest rate or a principal balance.

(5)

This interest shall have an initial principal balance equal to the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date over the aggregate initial principal balances of each other interest in Lower Tier REMIC 1.

On each Distribution Date, the Trustee shall first pay or charge as an expense of the Lower Tier REMIC 1 all expenses of the Trust for such Distribution Date other than any Net Trust Swap Payment or Swap Termination Payment.

On each Distribution Date the Trustee shall distribute the remaining Interest Remittance Amount (computed by ignoring any payments to the Supplemental Interest Trust) with respect to each of the Lower Tier Interests based on the above-described interest rates.

On each Distribution Date, the Trustee shall distribute the Principal Remittance Amount (computed by ignoring any payments to the Supplemental Interest Trust) with respect to the Lower Tier Interests in Lower Tier REMIC 1, first to the Class LT-A Interest until its principal balance is reduced to zero, and then sequentially, to the other Lower Tier Interests in Lower Tier REMIC 1 in ascending order of their numerical class designation, and, with respect to each pair of classes having the same numerical designation, in equal amounts to each such class, until the principal balance of each such class is reduced to zero.  All losses on the Mortgage Loans shall be allocated among the Lower Tier Interests in Lower Tier REMIC 1 in the same manner that principal distributions are allocated.

On each Distribution Date, the Trustee shall distribute the Prepayment Charges to the Class LT-V47 Lower Tier Interest.

The Middle Tier REMIC

The following table sets forth (or describes) the class designation, interest rate, and initial principal amount for each class of Middle Tier Interests.

Middle Tier Class Designation	Middle Tier Interest Rate	Initial Class Principal Balance	Corresponding Class of Certificates
Class MT-A1	(1)	(4)	Class A1
Class MT-A2-A	(1)	(4)	Class A2-A
Class MT-A2-B	(1)	(4)	Class A2-B
Class MT-A2-C	(1)	(4)	Class A2-C
Class MT-A2-D	(1)	(4)	Class A2-D
Class MT-A2-E	(1)	(4)	Class A2-E
Class MT-M-1	(1)	(4)	Class M-1
Class MT-M-2	(1)	(4)	Class M-2
Class MT-M-3	(1)	(4)	Class M-3
Class MT-M-4	(1)	(4)	Class M-4
Class MT-M-5	(1)	(4)	Class M-5
Class MT-M-6	(1)	(4)	Class M-6
Class MT-B-1	(1)	(4)	Class B-1
Class MT-B-2	(1)	(4)	Class B-2
Class MT-B-3	(1)	(4)	Class B-3
Class MT-B-4	(1)	(4)	Class B-4
Class MT-Q	(1)	(4)	N/A
Class MT-IO	(2)	(2)	N/A
Class MT-R	(3)	(3)	N/A

___________________________

(1)

The interest rate for each of these Middle Tier Interests (the “REMIC Maximum Rate”) with respect to any Distribution Date (and the related Interest Accrual Period) is a per annum rate equal to the weighted average of the interest rates on the Lower Tier Interests in Lower Tier REMIC 1, provided, however, that for any Distribution Date on which the Class MT-IO Interest is entitled to a portion of the interest accruals on a Lower Tier Interest in Lower Tier REMIC 1 having an “F” in its class designation, as described in footnote two, below, such weighted average shall be computed by first subjecting the rate on such Lower Tier Interest to a cap equal to the product of two and the interest rate used to compute the payment to the Swap Provider, adjusted to reflect the day count convention used for such interest rate (“Swap LIBOR”) for such Distribution Date.

(2)

The Class MT-IO is an interest only class that does not have a principal balance.  For only those Distribution Dates listed in the first column in the table below, the Class MT-IO shall be entitled to interest accrued on the Lower Tier Interest listed in second column in the table below at a per annum rate equal to the excess, if any, of (i) the interest rate for such Lower Tier Interest for such Distribution Date over (ii) Swap LIBOR for such Distribution Date.

Distribution Dates	Lower Tier REMIC 1 Class Designation
1	Class LT–F1 through LT–F47
2	Class LT–F2 through LT–F47
3	Class LT–F3 through LT–F47
4	Class LT–F4 through LT–F47
5	Class LT–F5 through LT–F47
6	Class LT–F6 through LT–F47
7	Class LT–F7 through LT–F47
8	Class LT–F8 through LT–F47
9	Class LT–F9 through LT–F47
10	Class LT–F10 through LT–F47
11	Class LT–F11 through LT–F47
12	Class LT–F12 through LT–F47
13	Class LT–F13 through LT–F47
14	Class LT–F14 through LT–F47
15	Class LT–F15 through LT–F47
16	Class LT–F16 through LT–F47
17	Class LT–F17 through LT–F47
18	Class LT–F18 through LT–F47
19	Class LT–F19 through LT–F47
20	Class LT–F20 through LT–F47
21	Class LT–F21 through LT–F47
22	Class LT–F22 through LT–F47
23	Class LT–F23 through LT–F47
24	Class LT–F24 through LT–F47
25	Class LT–F25 through LT–F47
26	Class LT–F26 through LT–F47
27	Class LT–F27 through LT–F47
28	Class LT–F28 through LT–F47
29	Class LT–F29 through LT–F47
30	Class LT–F30 through LT–F47
31	Class LT–F31 through LT–F47
32	Class LT–F32 through LT–F47
33	Class LT–F32 through LT–F47
34	Class LT–F32 through LT–F47
35	Class LT–F32 through LT–F47
36	Class LT–F32 through LT–F47
37	Class LT–F33 through LT–F47
38	Class LT–F34 through LT–F47
39	Class LT–F35 through LT–F47
40	Class LT–F36 through LT–F47
41	Class LT–F37 through LT–F47
42	Class LT–F38 through LT–F47
43	Class LT–F39 through LT–F47
44	Class LT–F40 through LT–F47
45	Class LT–F41 through LT–F47
46	Class LT–F42 through LT–F47
47	Class LT–F43 through LT–F47
48	Class LT–F44 through LT–F47
49	Class LT–F45 through LT–F47
50	Class LT–F46 through LT–F47
51	Class LT-F47

 (3)

The Class MT-R Interest is the sole class of residual interest in the Middle Tier REMIC.  It does not have an interest rate or a principal balance.

(4) This interest shall have an initial principal balance equal to one-half of the initial Certificate Balance of its Corresponding Class of Certificates.

On each Distribution Date the Trustee shall distribute interest on the Middle Tier Interests based on the above-described interest rates, provided, however, that interest that accrues on the Class MT-Q Interest shall be deferred in an amount equal to one-half of the increase, if any, in the overcollateralization amount for such Distribution Date.  Any interest so deferred shall itself bear interest at the interest rate for the Class MT-Q Interest.  An amount equal to the interest so deferred shall be distributed as additional principal on the other Middle Tier Interests having a principal balance in the manner described below.

On each Distribution Date principal shall be distributed, and Realized Losses shall be allocated, among the Middle Tier Interests in the following order of priority:

a.

 First, to each Middle Tier Interest with a Corresponding Class of Certificates in the Upper Tier REMIC until the principal balance of each such Middle Tier Interest equals one-half of the Class Principal Balance of the Corresponding Class of Certificates immediately after such Distribution Date; and

b.

Second, to the Class MT-Q Interests, any remaining amounts.

On each Distribution Date, the Trustee shall be deemed to have distributed the Prepayment Charges passed through with respect to the Class LT-V47 Lower Tier Interest on such Distribution Date to the Class MT-Q Interest.

Upper Tier REMIC

The Upper Tier REMIC shall issue the following classes of Upper Tier Regular Interests, and each such interest, other than the Class UT-R Interest, is hereby designated as a regular interest in the Upper Tier REMIC.

Certificate or Class Designation	Upper Tier Rate and Corresponding Class Pass-Through Rate (9)	Initial Upper Tier Principal Amount and Corresponding Class Certificate Balance
Class A1 Certificate	(1)	$220,801,000
Class A2-A Certificate	(2)	$328,732,000
Class A2-B Certificate	(2)	$38,231,000
Class A2-C Certificate	(2)	$121,034,000
Class A2-D Certificate	(2)	$50,405,000
Class A2-E Certificate	(2)	$59,822,000
Class M-1 Certificate	(3)	$30,504,000
Class M-2 Certificate	(3)	$28,978,000
Class M-3 Certificate	(3)	$18,302,000
Class M-4 Certificate	(3)	$14,743,000
Class M-5 Certificate	(3)	$15,251,000
Class M-6 Certificate	(3)	$14,235,000
Class B-1 Certificate	(3)	$13,218,000
Class B-2 Certificate	(3)	$12,201,000
Class B-3 Certificate	(3)	$10,167,000
Class B-4 Interest	(4)	$10,167,000
Class CE-1 Interest	(5)	(5)
Class CE-2 Certificate	(6)	(6)
Class P Interest	(7)	(7)
Class UT-R Interest	(8)	(8)

______________

(1)

The Class A1 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the least of (i) LIBOR plus the applicable Pass-Through Margin, (ii) the Group I Net WAC Cap and (iii) the Group I Maximum Rate Cap.

(2)

These Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the least of (i) the applicable Pass-Through Margin, (ii) the Group II Net WAC Cap and (iii) the Group II Maximum Rate Cap.

(3)

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6,  Class B-1, Class B-2 and Class B-3 Interest will bear interest during each  Interest Accrual Period at a per annum rate equal to the least of (i) LIBOR plus the applicable Pass-Through Margin (ii) the Subordinate Net WAC Cap and (iii) the Subordinate Maximum Rate Cap.

(4)

The Class B-4 Interest will bear interest during each  Interest Accrual Period at a per annum rate equal to the least of (i) the applicable Pass-Through Margin, (ii) the Subordinate Net WAC Cap and (iii)  the Subordinate Maximum Rate Cap.

(5)

The Class CE-1 Interest shall comprise three components, each of which is hereby designated as a regular interest in the Upper-Tier REMIC.  The first component is a principal-only component and represents the right to receive distributions from the Upper Tier REMIC in an amount equal to the Subordinated Amount determined as of the Closing Date less $100.  The second component is an interest-only component and represents the right to receive on each Distribution Date interest accrued on the regular interests in the Middle Tier REMIC (other than any interest-only interest) at a per annum rate equal to the excess, if any, of (i) the REMIC Maximum Rate over (ii) the product of: (A) two and (B) the weighted average interest rate of such Middle Tier Interests (other than any interest-only regular interest), where the MT-Q Interest is subject to a cap equal to zero and each remaining Middle Tier REMIC Regular Interest is subject to a cap equal to the Pass-Through Rate on its Corresponding Class of Certificates, determined by (i) substituting the REMIC Maximum Rate for the applicable Net WAC Cap and (ii) multiplying such rate by an amount equal to the actual number of days in the related Interest Accrual Period divided by 30, in the case of any Corresponding Class of Certificates for which interest is accrued on the basis of a 360-day year and the actual number of days in the Interest Accrual Period.  The third component is an interest-only component and represents the right to receive all amounts distributable on the Class MT-IO Interest.

(6)

The Class CE-2 Certificates represent the right to receive amounts in respect of the regular interest in Lower Tier REMIC 2 and do not represent any interest in any other REMIC formed hereby.

(7)

The Class P Interest is entitled to Prepayment Charges only and will not accrue interest.

(8)

The Class UT-R Interest does not have an interest rate or a principal balance.

(9)

Any interest payable on this Class of Certificates reflecting an interest rate greater than the REMIC Maximum Rate shall be treated as having been paid pursuant to the cap contract described in Section 8.11; and on any Distribution Date on which the Pass-Through Rate on a Class of Certificates is based on a Net WAC Cap, the amount of interest that would have accrued on such Class of Certificates if the REMIC Maximum Rate were substituted for the applicable Net WAC Cap shall be treated as having been paid by the holders of the applicable Class of Certificates to the Supplemental Interest Trust, all pursuant to and as further provided in Section 8.11.

Class B-4 REMIC

The following table sets forth the characteristics of the Class B-4 REMIC and the characteristics of its regular and residual interests.

Class B-4 REMIC Designation	Interest Rate	Principal Amount
Class B-4 Certificate	(1)	(1)
Class B4-R	(2)	(2)

______________

(1)

The Class B-4 REMIC shall issue one regular interest which shall be  represented by the Class B-4 Certificates and shall be entitled to 100% of  all amounts payable on the Class B-4 Interest issued by the Upper-Tier REMIC.

(2)

The Class B4-R Interest is the sole class of residual interest in the  Class B-4 REMIC.  The Class R-X Certificates represent ownership of the Class B4-R Interest.  The  Class B4-R Interest does not have an interest rate or a principal balance.

Class P REMIC

The following table sets forth the characteristics of the Class P REMIC and the characteristics of its regular and residual interests.

Class P-REMIC Designation	Interest Rate	Principal Amount
Class P Certificate	(1)	(1)
Class P-R	(2)	(2)

______________

(1)

The Class P REMIC shall issue one regular interest which shall be  represented by the Class P Certificates and shall be entitled to 100% of  all amounts payable on the Class P Interest issued by the Upper-Tier REMIC.

(2)

The Class P-R Interest is the sole class of residual interest in the  Class P REMIC.  The Class R-X Certificates shall represent ownership of the Class P-R Interest.  The  Class P-R Interest does not have an interest rate or a principal balance.

Class CE REMIC

The following table sets forth the characteristics of the Class CE REMIC and the characteristics of its regular and residual interests.

Class CE REMIC Designation	Interest Rate	Principal Amount
Class CE-1 Certificate	(1)	(1)
Class CE-R	(2)	(2)

______________

(1)

The Class CE REMIC shall issue one regular interest which shall be represented by the Class CE-1 Certificates and shall be entitled to 100% of  all amounts payable on the Class CE-1 Interest issued by the Upper-Tier REMIC.

(2)

The Class CE-R Interest is the sole class of residual interest in the Class CE REMIC.  The Class R-X Certificates shall represent ownership of the Class CE-R Interest.  The Class CE-R Interest does not have an interest rate or a principal balance.

The minimum denomination for each Class of Certificates, other than the Class CE-1, Class CE-2, Class P, Class R and the Class R-X Certificates, will be $100,000 with integral multiples of $1 in excess thereof except that one Certificate in each Class may be issued in a different amount.  The minimum denomination for each of the Class P, Class CE-1 and Class CE-2 Certificates will be a 1% Percentage Interest in such Class, and the minimum denomination for the Class R and Class R-X Certificates shall be 100% Percentage Interest in such Class.

Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates	All Classes of Certificates other than the Physical Certificates.
Class A Certificates	Class A1, Class A2-A, Class A2-B, Class A2-C, Class A2-D and Class A2-E Certificates.
Class B Certificates	Class B-1, Class B-2, Class B-3 and Class B-4 Certificates.
Class M Certificates	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates.
Delay Certificates	Fixed-Rate Certificates.
ERISA-Restricted Certificates

The Class P, Class CE-1, Class CE-2 and Residual Certificates; any Class B-4 Certificates that have not been underwritten, placed or sold by an underwriter that has been granted an Underwriter’s Exemption, and any Certificates of any other Class that has ceased to satisfy the requirements of an Underwriter’s Exemption.

ERISA-Restricted Swap Certificates	Any of the Class A, Class M and Class B Certificates (and any Class B-4 Certificate that has been underwritten, placed or sold by an underwriter that has been granted an Underwriter’s Exemption).
Group I Senior Certificates	Class A1 Certificates.
Group II Senior Certificates	Class A2-A, Class A2-B, Class A2-C, Class A2-D and Class A2-E Certificates.
Fixed-Rate Certificates	Class A2-A, Class A2-B, Class A2-C, Class A2-D, Class A2-E and Class B-4 Certificates.
LIBOR Certificates	Class A1, Class M, Class B-1, Class B-2 and Class B-3 Certificates.
Non-Delay Certificates	LIBOR Certificates.
Offered Certificates	All Classes of Certificates other than the Private Certificates.
Physical Certificates	The Private Certificates (other than the Class B-4 Certificates).
Principal Certificates	The Fixed-Rate and LIBOR Certificates.
Private Certificates	Class B-4, Class CE-1, Class CE-2, Class P, Class R-X and Class R Certificates.
Rating Agencies	Moody’s, Fitch, Standard & Poor’s and DBRS.
Regular Certificates	All Classes of Certificates other than the Residual Certificates.
Residual Certificates	Class R and Class R-X Certificates.
Subordinated Certificates	Class M and Class B Certificates.

ARTICLE I

DEFINITIONS

Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.  Unless otherwise specified, interest on the LIBOR Certificates will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.  Interest on the Fixed Rate Certificates and the Class CE-1 Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months:

Accepted Servicing Practices:  With respect to any Mortgage Loan, those mortgage servicing practices set forth in Section 3.01(a) of this Agreement.

Account:  Any of the Collection Account, the Distribution Account, any Escrow Account or the Excess Reserve Fund Account.  Each Account shall be an Eligible Account.

Accrued Certificate Interest Distribution Amount:  With respect to each Distribution Date and each Class of Certificates and the Class CE-1 Interest, an amount equal to the interest accrued at the applicable Pass-Through Rate during the related Interest Accrual Period on the Class Certificate Balance of such Class immediately prior to such Distribution Date, reduced by such Class’ Interest Percentage of Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date allocated to such Certificates as provided in Section 4.02 hereof.

Adjustable Rate Mortgage Loan:  A Mortgage Loan which has a rate at which interest accrues that adjusts based on an Index plus a related Gross Margin, as set forth on and subject to the limitations in the Mortgage Note.

Adjusted Net Mortgage Rate:  As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Rate less the Expense Fee Rate.

Adjustment Date:  As to any Adjustable Rate Mortgage Loan, the first Due Date on which the related Mortgage Rate adjusts as set forth in the related Mortgage Note and each Due Date thereafter on which the Mortgage Rate adjusts as set forth in the related Mortgage Note.

Advance:  Any P&I Advance or Servicing Advance.

Advance Facility:  As defined in Section 3.28 hereof.

Advance Facility Notice:  As defined in Section 3.28 hereof.

Advance Financing Person:  As defined in Section 3.28 hereof.

Advance Reimbursement Amounts:  As defined in Section 3.28 hereof.

Affiliate:  With respect to any Person, any other Person controlling, controlled by or under common control with such first Person.  For the purposes of this definition, “control” means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agreement:  This Pooling and Servicing Agreement and all amendments or supplements hereto.

Amount Held for Future Distribution:  As to the Certificates on any Distribution Date, the aggregate amount held in the Collection Account at the close of business on the related Determination Date on account of (i) Principal Prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and Subsequent Recoveries on the Mortgage Loans received after the end of the related Prepayment Period and (ii) all Scheduled Payments on the Mortgage Loans due after the end of the related Due Period.

Applied Realized Loss Amount:  With respect to any Distribution Date, the amount, if any, by which the aggregate Class Certificate Balance of the Principal Certificates after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

Appraised Value:  The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

Assignment of Mortgage:  An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (other than the assignee’s name and recording information not yet returned from the recording office), reflecting the sale of the Mortgage to the Trustee.

Available Funds:  With respect to any Distribution Date and the Mortgage Loans, to the extent received by the Trustee (x) the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date on such Mortgage Loans in the related Due Period and received by the Servicer on or prior to the related Determination Date, together with any P&I Advances in respect thereof; (ii) all Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries received by the Servicer during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments on the Mortgage Loans received by the Servicer during the related Prepayment Period together with all Compensating Interest paid by the Servicer in connection therewith (excluding any Prepayment Charges); (iv) all Substitution Adjustment Amounts with respect to substitutions of Mortgage Loans that occur on or prior to the related Determination Date; (v) all amounts received with respect to such Distribution Date as the Repurchase Price in respect of repurchase of Mortgage Loans on or prior to the related Determination Date; and (vi) the proceeds with respect to the termination of the Trust Fund pursuant to clause (a) of Section 9.01; reduced by (y) amounts in reimbursement for Advances previously made with respect to the Mortgage Loans (z) and other amounts as to which the Servicer, the Depositor, the Supplemental Interest Trust or the Trustee are entitled to be paid or reimbursed pursuant to this Agreement.

Balloon Loan:  Any Mortgage Loan that requires only payments of interest until the stated maturity date of the Mortgage Loan or Scheduled Payments of principal (not including the payment due on its stated maturity date) that are based on an amortization schedule that would be insufficient to fully amortize the principal thereof by the stated maturity date of the Mortgage Loan.

Barclays Bank PLC:  Barclays Bank PLC, a bank authorized and regulated by the United Kingdom's Financial Services Authority and a member of the London Stock Exchange, and its successors in interest.

Basic Principal Distribution Amount:  With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Excess Subordinated Amount, if any, for such Distribution Date.

Basis Risk Carry Forward Amount:  With respect to each Class of Principal Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for any Class of Principal Certificates is based upon a Group Net WAC Cap or the Subordinate Net WAC Cap, as applicable, the excess of (i) the amount of interest such Class of Certificates would otherwise be entitled to receive on such Distribution Date had such rate not been based upon a Group Net WAC Cap or the Subordinate Net WAC Cap, as applicable, for such Distribution Date, over (ii) the amount of interest payable on such Class of Certificates at, with respect to the Group I Senior Certificates, the Group I Net WAC Cap, with respect to the Group II Senior Certificates, the Group II Net WAC Cap, and with respect to the Subordinate Certificates, the Subordinate Net WAC Cap, as applicable, for such Distribution Date and (B) the portion of any such excess described in clause (A) for such Class of Certificates from all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the Pass-Through Rate for such Class of Certificates (without limiting that rate by the Group Net WAC Cap or Subordinate Net WAC Cap, as applicable) for such Distribution Date.

Basis Risk Payment:  For any Distribution Date, an amount equal to the lesser of (i) the aggregate of the Basis Risk Carry Forward Amounts for such Distribution Date and (ii) the Class CE-1 Distributable Amount (prior to any reduction for (x) amounts paid from the Excess Reserve Fund Account to pay any Basis Risk Carry Forward Amount or (y) any Defaulted Swap Termination Payment).

Best’s:  Best’s Key Rating Guide, as the same shall be amended from time to time.

Book-Entry Certificates:  As specified in the Preliminary Statement.

Business Day:  Any day other than (i) Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions, in (a) the State of New York, Illinois, Texas or Delaware, (b) the State in which the Servicer’s servicing operations are located, or (c) any State in which the Trustee’s Corporate Trust Office is located, are authorized or obligated by law or executive order to be closed.

Certificate:  Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

Certificate Balance:  With respect to any Class of Certificates, other than the Class CE-1, Class CE-2 or Residual Certificates, on any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto and in the case of any Certificates, reduced by any Applied Realized Loss Amounts allocated to such Class of Certificates pursuant to Section 4.05; provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any Class or Classes of Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of Unpaid Realized Loss Amounts allocated to such Class or Classes).  The Class CE-2 and Residual Certificates have no Certificate Balance.

Certificate Owner:  With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

Certificate Register:  The register maintained pursuant to Section 5.02.

Certificateholder or Holder:  The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder.  The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

Class:  All Certificates bearing the same class designation as set forth in the Preliminary Statement.

Class A Certificate Group:  The Group I Senior Certificates or the Group II Senior Certificates, as applicable.

Class A Certificates:  As specified in the Preliminary Statement.

Class A Principal Allocation Percentage:  With respect to any Distribution Date, the percentage equivalent of a fraction, determined as follows:  (A) with respect to the Group I Senior Certificates, a fraction, the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to the principal received or advanced on the Group I Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date; and (B) with respect to the Group II Senior Certificates, a fraction, the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to the principal received or advanced on the Group II Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

Class A Principal Distribution Amount:  With respect to any Distribution Date, the excess of (i) the aggregate Class Certificate Balances of the Class A Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 61.10% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date of over $5,083,958.

Class A1 Certificates:  All Certificates bearing the class designation of “Class A1.”

Class A2-A Certificates:  All Certificates bearing the class designation of “Class A2-A.”

Class A2-B Certificates:  All Certificates bearing the class designation of “Class A2-B.”

Class A2-C Certificates:  All Certificates bearing the class designation of “Class A2-C.”

Class A2-D Certificates:  All Certificates bearing the class designation of “Class A2-D.”

Class A2-E Certificates:  All Certificates bearing the class designation of “Class A2-E.”

Class A2-E Lockout Distribution Amount:  With respect to any Distribution Date, the product of (x) the Class A2-E Lockout Distribution Percentage for that Distribution Date and (y) the Class A2-E Pro Rata Distribution Amount for that Distribution Date.  In no event will the Class A2-E Lockout Distribution Amount for a Distribution Date exceed the amount of principal allocated to the Group II Senior Certificates for such Distribution Date or the Class Certificate Balance of the Class A2-E Certificates immediately prior to such Distribution Date.

Class A2-E Lockout Distribution Percentage:  With respect to a Distribution Date in any period listed in the table below, the applicable  percentage listed opposite such period:

Distribution Dates	Lockout Percentage
March 2007 through and including February 2010	0%
March 2010 through and including February 2012	45%
March 2012 through and including February 2013	80%
March 2013 through and including February 2014	100%
March 2014 and thereafter	300%

Class A2-E Pro Rata Distribution Amount:  With respect to any Distribution Date, an amount equal to the product of (x) a fraction, the numerator of which is the Class Certificate Balance of the Class A2-E Certificates immediately prior to that Distribution Date and the denominator of which is the aggregate Class Certificate Balance of the Group II Senior Certificates immediately prior to that Distribution Date and (y) the amount of principal allocated to the Group II Senior Certificates for that Distribution Date.

Class B Certificates:  As specified in the Preliminary Statement.

Class B-1 Certificates:  All Certificates bearing the class designation of “Class B-1.”

Class B-1 Principal Distribution Amount:  With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution Date), (B) the aggregate Class Certificate Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the distribution of the Class M-1/M-2/M-3 Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for such Distribution Date), (E) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for such Distribution Date) and (F) the Class Certificate Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 87.70% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $5,083,958.

Class B-2 Certificates:  All Certificates bearing the class designation of “Class B-2.”

Class B-2 Principal Distribution Amount:  With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution Date), (B) the aggregate Class Certificate Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the distribution of the Class M-1/M-2/M-3 Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for such Distribution Date), (E) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for such Distribution Date), (F) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for such Distribution Date) and (G) the Class Certificate Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 90.10% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $5,083,958.

Class B-3 Certificates:  All Certificates bearing the class designation of “Class B-3.”

Class B-3 Principal Distribution Amount:  With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution Date), (B) the aggregate Class Certificate Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the distribution of the Class M-1/M-2/M-3 Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for such Distribution Date), (E) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for such Distribution Date), (F) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for such Distribution Date), (G) the Class Certificate Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount for such Distribution Date) and (H) the Class Certificate Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 92.10% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $5,083,958.

Class B-4 Certificates:  All Certificates bearing the class designation of “Class B-4.”

Class B-4 Interest:  The Upper Tier Regular Interest held by the Class B-4 REMIC and described in the Preliminary Statement and the related footnote thereto.

Class B-4 Principal Distribution Amount:  With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution Date), (B) the aggregate Class Certificate Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the distribution of the Class M-1/M-2/M-3 Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for such Distribution Date), (E) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for such Distribution Date), (F) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for such Distribution Date), (G) the Class Certificate Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount for such Distribution Date), (H) the Class Certificate Balance of the Class B-3 Certificates (after taking into account the distribution of the Class B-3 Principal Distribution Amount for such Distribution Date) and (I) the Class Certificate Balance of the Class B-4 Certificates immediately prior to such Distribution Date over (ii) the lesser of 94.10% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $5,083,958.

Class B4-R Interest:  The residual interest on the Class B-4 REMIC, as described in the Preliminary Statement and the related footnote thereto, evidenced by the Class R-X Certificates.

Class B-4 REMIC:  As described in the Preliminary Statement.

Class CE REMIC:  As described in the Preliminary Statement.

Class CE-1 Certificates:  All Certificates bearing the class designation of “Class CE-1.”

Class CE-1 Distributable Amount:  On any Distribution Date, the sum of (i) as a distribution in respect of interest, the amount of interest that has accrued on the Class CE-1 Interest (as set forth in the Preliminary Statement) and not applied as an Extra Principal Distribution Amount on such Distribution Date, plus any such accrued interest remaining undistributed from prior Distribution Dates, plus (without duplication), (ii) as a distribution in respect of principal, any portion of the principal balance of the Class CE-1 Interest which is distributable as a Subordination Reduction Amount, minus (iii) any Swap Termination Payment payable to the Swap Provider and any amounts paid as a Basis Risk Payment from the Excess Reserve Fund Account.

Class CE-1 Interest:  The Upper Tier REMIC Regular Interest held by the Class CE REMIC as specified and described in the Preliminary Statement and the related footnote thereto.

Class CE-1 Regular Interest:  An uncertificated regular interest in the Class CE REMIC held by the Trustee on behalf of the holders of the Class CE-1 Certificates.

Class CE-2 Certificates:  All Certificates bearing the class designation of “Class CE-2.”

Class CE-R Interest:  The residual interest on the Class CE REMIC, as described in the Preliminary Statement and the related footnote thereto, evidenced by the Class R-X Certificates.

Class Certificate Balance:  With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

Class LT-R1 Interest:  The sole class of “residual interest” in Lower Tier REMIC 1 evidenced by the Class R Certificates.

Class LT-R2 Interest:  The sole class of “residual interest” in Lower Tier REMIC 2 evidenced by the Class R-X Certificates.

Class M Certificates:  As specified in the Preliminary Statement.

Class M-1 Certificates:  All Certificates bearing the class designation of “Class M-1.”

Class M-1/M-2/M-3 Principal Distribution Amount:  With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution Date), and (B) the aggregate Class Certificate Balance of the Class M-1, Class M-2 and Class M-3 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 76.40% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $5,083,958.

Class M-2 Certificates:  All Certificates bearing the class designation of “Class M-2.”

Class M-3 Certificates:  All Certificates bearing the class designation of “Class M-3.”

Class M-4 Certificates:  All Certificates bearing the class designation of “Class M-4.”

Class M-4 Principal Distribution Amount:  With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution Date), (B) the aggregate Class Certificate Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the distribution of the Class M-1/M-2/M-3 Principal Distribution Amount for such Distribution Date) and (C) the Class Certificate Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (ii) the lesser of 79.30% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $5,083,958.

Class M-5 Certificates:  All Certificates bearing the class designation of “Class M-5.”

Class M-5 Principal Distribution Amount:  With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution Date), (B) the aggregate Class Certificate Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the distribution of the Class M-1/M-2/M-3 Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date) and (D) the Class Certificate Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 82.30% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $5,083,958.

Class M-6 Certificates:  All Certificates bearing the class designation of “Class M-6.”

Class M-6 Principal Distribution Amount:  With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution Date), (B) the aggregate Class Certificate Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the distribution of the Class M-1/M-2/M-3 Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for such Distribution Date) and (E) the Class Certificate Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (ii) the lesser of 85.10% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $5,083,958.

Class MT-R Interest: The residual interest in the Middle Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

Class P Certificates: All Certificates bearing the class designation of “Class P.”

Class R Certificates:  All Certificates bearing the class designation of “Class R.”

Class R-X Certificates:  All certificates bearing the class designation of “Class R-X.”

Class R-X REMIC:  Each of the Lower Tier REMIC 2, Class B-4 REMIC, Class P REMIC and Class CE REMIC.

Class UT-R Interest:  The sole class of “residual interest” in the Upper Tier REMIC evidenced by the Class R Certificate.

Closing Date:  February 28, 2007.

Code:  The Internal Revenue Code of 1986, including any successor or amendatory provisions.

Collection Account:  As defined in Section 3.10(a).

Combined Loan-to-Value Ratio or CLTV:  As of any date and as to any Second-Lien Mortgage Loan, the ratio (expressed as a percentage) of the (a) sum of the outstanding principal balance of the Second-Lien Mortgage Loan and the outstanding principal balance as of such date of any mortgage loan or mortgage loans that are senior or equal in priority to the Second-Lien Mortgage Loan and which are secured by the same Mortgaged Property to (b) in the case of a purchase, the lesser of (A) the sale price of the Mortgaged Property and the lesser of (y) its appraised value at the time of sale or (z) the appraised value determined by a review appraisal conducted by the Seller, or in the case of a refinancing, the lesser of (A) the appraised value of the Mortgaged Property at the time of the refinancing or (B) the appraised value determined by a review appraisal conducted by the Seller.

Commission:  The United States Securities and Exchange Commission.

Compensating Interest:  For any Distribution Date, the lesser of (a) the amount of the Prepayment Interest Shortfall, if any, for such Distribution Date, with respect to any voluntary Principal Prepayments in Full (excluding any payments made upon liquidation of any Mortgage Loan), and (b) one-half of the Servicing Fee for such Distribution Date.

Condemnation Proceeds:  All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

Corporate Trust Office:  The designated office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement is administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois, 60603, Attention: Global Securities and Trust Services – C-BASS 2007-CB2, and which is the address to which notices to and correspondence with the Trustee should be directed.

Covered Loan:  A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary.

Cumulative Loss Event:  With respect to any Distribution Date, a Cumulative Loss Event occurs if the Cumulative Loss Percentage exceeds the applicable percentage set forth below with respect to such Distribution Date:

Distribution Date Occurring In	Loss Percentage
March 2010 through February 2011	4.05% of the Cut-off Date Pool Principal Balance
March 2011 through February 2012	6.53% of the Cut-off Date Pool Principal Balance
March 2012 through February 2013	8.33% of the Cut-off Date Pool Principal Balance
March 2013 and thereafter	9.83% of the Cut-off Date Pool Principal Balance

Cumulative Loss Percentage:  With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the calendar month preceding the month in which such Distribution Date occurs and the denominator of which is the Cut-off Date Pool Principal Balance of the Mortgage Loans.

Cumulative Loss Trigger Event:  If, with respect to any Distribution Date, the quotient (expressed as a percentage) of (x) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period, divided by (y) the Cut-off Date Pool Principal Balance, exceeds the applicable Cumulative Loss Percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In	Loss Percentage
March 2009 through February 2010	1.10%
March 2010 through February 2011	2.70%
March 2011 through February 2012	4.35%
March 2012 through February 2013	5.55%
March 2013 through February 2014	6.35%
March 2014 and thereafter	6.55%

Custodial Agreement:  The Custodial Agreement, dated as of February 1, 2007, among the Trustee, the Servicer and the Custodian, as the same may be amended or supplemented pursuant to the terms thereof.

Custodial File:  With respect to each Mortgage Loan, the file retained by the Trustee or the Custodian consisting of items in Section 2.01(a)(i)-(vi).

Custodian:  The Bank of New York, a New York banking corporation, or any successor custodian appointed pursuant to the terms of the Custodial Agreement.

Cut-off Date:  February 1, 2007.

Cut-off Date Pool Principal Balance:  The aggregate Stated Principal Balances of all Mortgage Loans as of the Cut-off Date.

Cut-off Date Principal Balance:  As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date.

Data Tape Information:  With respect to each Mortgage Loan, the following information as of the Cut-off Date provided by the Seller to the Depositor pursuant to the Purchase Agreement:  (1) the Seller’s Mortgage Loan identifying number; (2) the Mortgagor’s name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgagor is self-employed; (5) as to each Mortgage Loan, the Stated Principal Balance as of the Cut-off Date; (6) the Index; (7) a code indicating whether the Mortgaged Property is owner-occupied; (8) the number and type of residential units constituting the Mortgaged Property; (9) the original stated months to maturity; (10) the original amortization months to maturity; (11) the stated maturity date; (12) the amount of the Scheduled Payment as of the Cut-off Date; (13) the first date on which the Scheduled Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (14) the “paid through date” based on payments received from the related Mortgagor; (15) the original principal amount of the Mortgage Loan; (16) with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Rate; (17) with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Rate; (18) with respect to each Adjustable Rate Mortgage Loan, the initial Periodic Mortgage Rate Cap; (19) with respect to each Adjustable Rate Mortgage Loan, the subsequent Periodic Mortgage Rate Cap; (20) with respect to each Adjustable Rate Mortgage Loan, the first payment Adjustment Date immediately following the Cut-off Date; (21) with respect to each Adjustable Rate Mortgage Loan, the first Interest Rate Adjustment Date immediately following the Cut-off Date; (22) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin; (23) with respect to each Adjustable Rate Mortgage Loan, the Mortgage Rate adjustment period; (24) the type of Mortgage Loan (i.e., Fixed Rate or Adjustable Rate Mortgage Loan); (25) lien position (i.e., First-Lien or Second-Lien Mortgage Loan); (26) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (27) a code indicating the documentation style (i.e., full, asset verification, income verification and no documentation); (28) the credit risk score (FICO score); (29) the loan credit grade classification (as described in the underwriting guidelines); (30) the Mortgage Rate at origination; (31) the Mortgage Rate as of the Cut-off Date; (32) the value of the Mortgaged Property; (33) a code indicating the term and amount of Prepayment Charges applicable to such Mortgage Loan (including any prepayment penalty term), if any; (34) with respect to each First-Lien Mortgage Loan, the Loan-to-Value Ratio at origination, and with respect to each Second-Lien Mortgage Loan, the Combined Loan-to-Value Ratio at origination; (35) a code indicating the documentation style, as required by Standard & Poor’s criteria; (36) asset verification (Y/N); (37) the date of origination; (38) a code indicating whether the Mortgage Loan is a Balloon Loan; (39) the Due Date for the first Scheduled Payment; (40) the original Scheduled Payment due; (41) the debt-to-income ratio with respect to the Mortgage Loan; (42) the Mortgage Rate calculation method (i.e., 30/360, simple interest, other); (43) a code indicating whether the Mortgage Loan is a Home Loan; (44) appraisal verification (Y/N); (45) type of appraisal verification, if any; and with respect to Second-Lien Mortgage Loans, the outstanding principal balance of the superior lien at origination.  With respect to the Mortgage Loans in the aggregate, the Data Tape Information shall set forth the following information, as of the Cut-off Date:  (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

DBRS:  DBRS, Inc.  If DBRS is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(c) the address for notices to DBRS shall be DBRS, Inc., 55 Broadway, 15th Floor, New York, New York 10006, Attention: Quincy Tang, or such other address as DBRS may hereafter furnish to the Depositor and the Servicer.

Debt Service Reduction:  With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Defaulted Swap Termination Payment: Any Swap Termination Payment required to be paid by the Supplemental Interest Trust to the Swap Provider pursuant to the Swap Agreement as a result of an Event of Default (as defined in the Swap Agreement) with respect to which the Swap Provider is the defaulting party or a Termination Event (as defined in the Swap Agreement) (other than Illegality or a Tax Event that is not a Tax Event Upon Merger (each as defined in the Swap Agreement )) with respect to which the Swap Provider is the sole Affected Party (as defined in the Swap Agreement).

Deficient Valuation:  With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

Definitive Certificates:  Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

Delay Certificates:  As specified in the Preliminary Statement.

Deleted Mortgage Loan:  As defined in Section 2.03.

Delinquency Trigger Event:  With respect to any Distribution Date, the circumstances in which the quotient (expressed as a percentage) of (x) the rolling six month average of the Stated Principal Balances of 60+ Day Delinquent Mortgage Loans, divided by (y) the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, equals or exceeds 38.90% of the prior period’s Senior Enhancement Percentage.

Delinquent:  With respect to any Mortgage Loan, means any monthly payment that is due on a Due Date that is not made by the close of business on the next scheduled Due Date for that Mortgage Loan.

Denomination:  With respect to each Certificate, the amount set forth on the face thereof as the “Initial Certificate Balance of this Certificate” or the Percentage Interest appearing on the face thereof.

Depositor:  Securitized Asset Backed Receivables LLC, a Delaware limited liability company, and its successors in interest.

Depository:  The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates.  The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Institution:  Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated “P-1” by Moody’s, “F1+” by Fitch, “A-1” by Standard & Poor’s and “R-1” by DBRS (to the extent rated by DBRS).

Depository Participant:  A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date:  With respect to each Remittance Date, the 18th day (or if such day is not a Business Day, the immediately preceding Business Day) in the calendar month in which such Remittance Date occurs.

Disqualified Non-U.S. Person:  With respect to a Residual Certificate, any Non-U.S. Person or agent thereof other than (i) a Non-U.S. Person that holds the Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective IRS Form W-8ECI or (ii) a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificate will not be disregarded for federal income tax purposes.

Distribution Account:  The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.07(d) in the name of the Trustee for the benefit of the Certificateholders and designated “LaSalle Bank National Association in trust for registered holders of C-BASS Mortgage Loan Trust 2007-CB2 C-BASS Loan Asset-Backed Certificates, Series 2007-CB2.”  Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Distribution Date:  The 25th day of each calendar month after the initial issuance of the Certificates, or if such day is not a Business Day, the next succeeding Business Day, commencing in March 2007.

Distribution Information:  The items calculated and reported by the Trustee pursuant to Section 4.03 (a) (i)-(iv), (vi) (with respect to the trustee’s fee), (vii), (xiii) (only with respect to the Excess Reserve Fund), (xii), (xiv)-(xvi), (xviii)-(xxv), (xxvii) with respect to the pool factor) and any other information included in the Monthly Statement aggregated or calculated by the Trustee from (a) information contained in the Servicer Remittance Report or (b) other information furnished to the Trustee by the Servicer pursuant to Section 4.03.

Document Certification and Exception Report:  The report attached to Exhibit F-1 hereto.

Due Date:  The day of the month on which the Scheduled Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period:  With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

Eligible Account:  Either (i) an account maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution, (ii) an account maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency.  Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.  Each Eligible Account shall be a separate account.

Eligible Institution:  A federal or state-chartered depository institution or trust company the commercial paper, short-term debt obligations, or other short-term deposits of which are rated “A-1+” by Standard & Poor’s if the amounts on deposit are to be held in the account for no more than 365 days (or at least “A-2” by Standard & Poor’s if the amounts on deposit are to be held in the account for no more than 30 days), or the long-term unsecured debt obligations of which are rated at least “AA-” by Standard & Poor’s if the amounts on deposit are to be held in the account for no more than 365 days, and the commercial paper, short-term debt obligations or other short-term deposits of which are rated at least “P-1” by Moody’s and “F1+” by Fitch (or a comparable rating if another Rating Agency is specified by the Depositor by written notice to the Servicer and the Trustee) (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement).

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting:  A best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption (“PTE”) 2002-41, 67 Fed. Reg. 54487 (2002) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

ERISA-Restricted Certificate:  As specified in the Preliminary Statement.

ERISA-Restricted Swap Certificate:  As specified in the Preliminary Statement.

Escrow Account:  The Eligible Account or Accounts established and maintained pursuant to Section 3.09(b).

Escrow Payments:  As defined in Section 3.09(b).

Event of Default:  As defined in Section 7.01.

Excess Reserve Fund Account:  The separate Eligible Account created and maintained by the Trustee pursuant to Sections 3.07(b) and 3.07(c) in the name of the Trustee for the benefit of the Regular Certificateholders and designated “LaSalle Bank National Association in trust for registered holders of C-BASS Mortgage Loan Trust 2007-CB2, C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB2.”  Funds in the Excess Reserve Fund Account shall be held in trust for the Regular Certificateholders for the uses and purposes set forth in this Agreement.  Amounts on deposit in the Excess Reserve Fund Account shall not be invested.

Excess Subordinated Amount:  With respect to any Distribution Date, the excess, if any, of (a) the Subordinated Amount on such Distribution Date over (b) the Specified Subordinated Amount for such Distribution Date.

Exchange Act:  Securities Exchange Act of 1934, as amended, and its rules and regulations, as interpreted by the staff of the Commission.

Expense Fee Rate:  As to each Mortgage Loan, a per annum rate equal to the Servicing Fee Rate.

Expense Fees:  As to each Mortgage Loan, the Servicing Fee.

Extra Principal Distribution Amount:  As of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for such Distribution Date and (y) the related Subordination Deficiency for such Distribution Date.

Fannie Mae:  The Federal National Mortgage Association, or any successor thereto.

Fannie Mae Guides:  The Fannie Mae Sellers’ Guide and the Fannie Mae Servicers’ Guide and all amendments or additions thereto.

FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

Final Recovery Determination:  With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller as contemplated by this Agreement), a determination made by the Servicer that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered.  The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

Final Scheduled Distribution Date:  The Final Scheduled Distribution Date for each Class of Certificates is the Distribution Date occurring in February 2037.

First-Lien Mortgage Loan:  A Mortgage Loan secured by a first-lien Mortgage on the related Mortgaged Property.

Fitch:  Fitch, Inc., or any successor thereto.  If Fitch is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(c) the address for notices to Fitch shall be Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention:  MBS Monitoring – C-BASS Mortgage Loan Trust 2007-CB2, or such other address as Fitch may hereafter furnish to the Depositor and the Servicer.

Fixed Rate Mortgage Loan:  A fixed rate Mortgage Loan.

Freddie Mac:  The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Gross Margin:  With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note to be added to the applicable Index to determine the Mortgage Rate.

Group I Maximum Rate Cap:  With respect to the Group I Mortgage Loans as of any Distribution Date, a per annum rate equal to the product of (1) the sum of (i) the Group I Net Maximum WAC plus (ii) the product of (A) 12 times the quotient of (x) the pro rata share (based on Interest Remittance Amount) of the Net Swap Payment and Swap Termination Payment (other than a Defaulted Swap Termination Payment), if any, made to the Supplemental Interest Trust allocable to the Group I Senior Certificates and (y) the Stated Principal Balance of the Group I Mortgage Loans as of the first day of the related Due Period and (2) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

Group I Mortgage Loans:  The Mortgage Loans identified on the Mortgage Loan Schedule as Group I Mortgage Loans.

Group I Net Maximum WAC:  With respect to the Group I Mortgage Loans, the average of the Net Maximum Mortgage Interest Rates for the Group I Mortgage Loans, weighted on the basis of the Stated Principal Balance of the Group I Mortgage Loans as of the first day of the related Due Period, adjusted to account for prepayments during the related Due Period that were distributed on the prior Distribution Date.

Group I Net WAC Cap:  With respect to the Group I Mortgage Loans as of any Distribution Date, a per annum rate equal to the product of (i) 12 times the quotient of (A) the total scheduled interest on the Group I Mortgage Loans for the related Interest Accrual Period, net of Expense Fees, and the pro rata share (based on Interest Remittance Amount) of the Net Swap Payment and Swap Termination Payment (other than a Defaulted Swap Termination Payment), if any, made to the Swap Provider allocable to the Group I Senior Certificates and (B) the Stated Principal Balance of the Group I Mortgage Loans as of the first day of the related Due Period and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period, adjusted to account for prepayments during the related Due Period that were distributed on the prior Distribution Date.

Group I Senior Certificates:  The Class A1 Certificates.

Group II Maximum Rate Cap:  With respect to the Group II Mortgage Loans as of any Distribution Date, a per annum rate equal to (i) the Group II Net Maximum WAC plus (ii) 12 times the quotient of (A) the pro rata share (based on Interest Remittance Amount) of the Net Swap Payment and Swap Termination Payment (other than a Defaulted Swap Termination Payment), if any, made to the Supplemental Interest Trust allocable to the Group II Senior Certificates and (B) the Stated Principal Balance of the Group II Mortgage Loans as of the first day of the related Due Period.

Group II Mortgage Loans:  The Mortgage Loans identified on the Mortgage Loan Schedule as Group II Mortgage Loans.

Group II Net Maximum WAC:  With respect to the Group II Mortgage Loans, the average of the Net Maximum Mortgage Interest Rates for the Group II Mortgage Loans, weighted on the basis of the Stated Principal Balance of the Group II Mortgage Loans as of the first day of the related Due Period, adjusted to account for prepayments during the related Due Period that were distributed on the prior Distribution Date.

Group II Net WAC Cap:  With respect to the Group II Mortgage Loans as of any Distribution Date, a per annum rate equal to the product of (i) 12 times the quotient of (A) the total scheduled interest on the Group II Mortgage Loans for the related Interest Accrual Period, net of Expense Fees, and the pro rata share (based on Interest Remittance Amount) of the Net Swap Payment and Swap Termination Payment (other than a Defaulted Swap Termination Payment), if any, made to the Swap Provider allocable to the Group II Senior Certificates and (B) the Stated Principal Balance of the Group II Mortgage Loans as of the first day of the related Due Period and (ii) a fraction, the numerator of which is 30 and the denominator of which is 360, adjusted to account for prepayments during the related Due Period that were distributed on the prior Distribution Date.

Group II Senior Certificates:  The Class A2-A, Class A2-B, Class A2-C, Class A2-D and Class A2-E Certificates.

Group Net WAC Cap:  The Group I Net WAC Cap or the Group II Net WAC Cap, as applicable.

Group Subordinate Amount:  For any Distribution Date and (i) for the Group I Mortgage Loans, the excess of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the beginning of the related Due Period over the Class Certificate Balance of the Group I Senior Certificates immediately prior to the current Distribution Date, adjusted to account for prepayments during the related Due Period that were distributed on the prior Distribution Date, and (ii) for the Group II Mortgage Loans, the excess of the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the beginning of the related Due Period over the aggregate Class Certificate Balance of the Group II Senior Certificates immediately prior to such Distribution Date, adjusted to account for prepayments during the related Due Period that were distributed on the prior Distribution Date.

High Cost Loan:  A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) classified as a “high cost home,” “threshold,” “covered,” “high risk home,” or “predatory” loan under any other applicable federal, state or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) a Mortgage Loan categorized as High Cost pursuant to Appendix E of Standard & Poor’s Glossary.

Home Loan:  A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor’s Glossary.

Index:  As to each Adjustable Rate Mortgage Loan, the index from time to time in effect for the adjustment of the Mortgage Rate set forth as such on the related Mortgage Note.

Insurance Policy:  With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds:  With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interest Accrual Period:  With respect to any Distribution Date and (i) with respect to the LIBOR Certificates, the period from the preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date) to the day prior to the current Distribution Date and calculations of interest will be made on the basis of the actual number of days in the Interest Accrual Period and on a 360-day year, and (ii) with respect to the Fixed Rate Certificates, the Class CE-1 Certificates and any uncertificated  REMIC regular interest, the calendar month immediately preceding the month in which such Distribution Date occurs, and calculations of interest will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

Interest Percentage:  With respect to any Class of Certificates and the Class CE-1 Regular Interest and any Distribution Date, the ratio (expressed as a decimal carried to six places) of the Accrued Certificate Interest for such Class to the sum of the Accrued Certificate Interest for all Classes, in each case with respect to such Distribution Date.

Interest Rate Adjustment Date:  With respect to each Adjustable Rate Mortgage Loan, the date, specified in the related Mortgage Note and the Mortgage Loan Schedule, on which the Mortgage Rate is adjusted.

Interest Remittance Amount:  With respect to any Distribution Date and the Mortgage Loans in a Loan Group, that portion of Available Funds attributable to interest relating to Mortgage Loans in that Loan Group.

Investment Account:  As defined in Section 3.12(a).

IRS:  The Internal Revenue Service.

Late Collections:  With respect to any Mortgage Loan and any Due Period, all amounts received after the Determination Date immediately following such Due Period, whether as late payments of Scheduled Payments or as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, Subsequent Recoveries or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Due Period and not previously recovered.

LIBOR:  With respect to any Interest Accrual Period for the LIBOR Certificates, the rate determined by the Trustee on the related LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date; provided, that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market.  In such event, the Trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).  If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loans to leading European banks.

LIBOR Certificates:  As specified in the Preliminary Statement.

LIBOR Determination Date:  With respect to any Interest Accrual Period for the LIBOR Certificates, the second London Business Day preceding the commencement of such Interest Accrual Period.

Liquidated Mortgage Loan:  With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has certified to the Trustee that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

Liquidation Proceeds:  Cash received in connection with the liquidation of a Liquidated Mortgage Loan, whether through a trustee’s sale, foreclosure sale or otherwise.

Loan Group:  The Group I Mortgage Loans or the Group II Mortgage Loans, as applicable.

Loan-to-Value Ratio or LTV:  As of any date and as to any First-Lien Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal balance of the First-Lien Mortgage Loan to (a) in the case of a purchase, the lesser of (i) the sale price of the Mortgaged Property and (ii) the lesser of (y) its appraised value at the time of sale or (z) the appraised value determined by a review appraisal conducted by the Seller, or (b) in the case of a refinancing, the lesser of (i) the appraised value of the Mortgaged Property at the time of the refinancing or (ii) the appraised value determined by a review appraisal conducted by the Seller.

London Business Day:  Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

Lower Tier Interest:  An interest in a Lower Tier REMIC as described in the Preliminary Statement.

Lower Tier Interest Rate:  As described in the Preliminary Statement.

Lower Tier Principal Amount:  The principal balance of each Lower Tier REMIC Regular Interest, determined as set forth in the Preliminary Statement.  The Lower Tier REMIC Principal Amount shall be computed to at least eight (8) decimal places.

Lower Tier REMIC:  Lower Tier REMIC 1 or Lower Tier REMIC 2, as applicable.

Lower Tier REMIC 1:  As described in the Preliminary Statement.

Lower Tier REMIC 2:  As described in the Preliminary Statement.

Lower Tier REMIC WAC Cap:  With respect to the Mortgage Loans as of any Distribution Date, a per annum rate equal to 12 times the quotient of (A) the total scheduled interest on the Mortgage Loans for the related Interest Accrual Period, net of Expense Fees and (B) the Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period.

Maximum Mortgage Rate:  With respect to each Adjustable Rate Mortgage Loan, a rate that (i) is set forth on the Data Tape Information and in the related Mortgage Note and (ii) is the maximum interest rate to which the Mortgage Rate on such Adjustable Rate Mortgage Loan may be increased during the lifetime of such Adjustable Rate Mortgage Loan.

Middle Tier Interest:  An interest in the Middle Tier REMIC as described in the Preliminary Statement.

Middle Tier REMIC:  As described in the Preliminary Statement.

Minimum Mortgage Rate:  With respect to each Adjustable Rate Mortgage Loan, a rate that (i) is set forth on the Data Tape Information and in the related Mortgage Note and (ii) is the minimum interest rate to which the Mortgage Rate on such Adjustable Rate Mortgage Loan may be decreased during the lifetime of such Adjustable Rate Mortgage Loan.

Monthly Statement:  The statement delivered to the Certificateholders pursuant to Section 4.03.

Moody’s:  Moody’s Investors Service, Inc.  If Moody’s is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(c) the address for notices to Moody’s shall be Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:  Residential Mortgage Pass-Through Group, or such other address as Moody’s may hereafter furnish to the Depositor and the Servicer.

Mortgage:  The mortgage, deed of trust or other instrument identified on the Mortgage Loan Schedule as securing a Mortgage Note.

Mortgage File:  The items pertaining to a particular Mortgage Loan contained in either the Servicing File or Custodial File.

Mortgage Loan:  An individual Mortgage Loan that is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes, without limitation, the Mortgage File, the Scheduled Payments, Principal Prepayments, Liquidation Proceeds, Subsequent Recoveries, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, Prepayment Charges, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased Mortgage Loans.

Mortgage Loan Purchase Agreement:  The mortgage loan purchase agreement, dated as of February 1, 2007, between the Seller and the Depositor.

Mortgage Loan Schedule:  A schedule of Mortgage Loans delivered to the Trustee and referred to as Schedule I, such schedule setting forth, for each Loan Group, the Data Tape Information with respect to each Mortgage Loan.

Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Rate:  The annual rate of interest borne on a Mortgage Note, which shall be adjusted from time to time in the case of an Adjustable Rate Mortgage Loan.

Mortgage Rate Caps:  With respect to an Adjustable Rate Mortgage Loan, the Periodic Mortgage Rate Cap, the Maximum Mortgage Rate, and the Minimum Mortgage Rate for such Mortgage Loan.

Mortgaged Property:  With respect to each Mortgage Loan, the real property (or leasehold estate, if applicable) identified on the Mortgage Loan Schedule as securing repayment of the debt evidenced by the related Mortgage Note.

Mortgagor:  The obligor(s) on a Mortgage Note.

Net Maximum Mortgage Interest Rate:  For each Mortgage Loan, (a) (i) in the case of the Adjustable Rate Mortgage Loans, the applicable maximum Mortgage Rate and (ii) in the case of the Fixed Rate Mortgage Loans, the applicable Mortgage Rate less (b) the sum of the applicable Expense Fees.

Net Monthly Excess Cash Flow:  For any Distribution Date, the amount remaining for distribution pursuant to subsection 4.02(a)(iii) (before giving effect to distributions pursuant to such subsection).

Net Prepayment Interest Shortfall:  For any Distribution Date, the amount by which the sum of the Prepayment Interest Shortfalls for such Distribution Date exceeds Compensating Interest payments made with respect to such Distribution Date.

Net Swap Payment: With respect to any Distribution Date, any net payment payable by the Supplemental Interest Trust to the Swap Provider on the related Fixed Rate Payer Payment Date or by the Swap Provider to the Supplemental Interest Trust on a related Floating Rate Payer Payment Date, as the contract required.

Net Swap Receipt: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment) made by the Swap Provider to the Supplemental Interest Trust on the related Floating Rate Payer Payment Date (as defined in the Swap Agreement), or any amount withdrawn from the reserve account referred to in the last full paragraph of Section 4.06 that is required under that paragraph be treated as a Net Swap Receipt for purposes of determining the distributions from the Supplemental Interest Account.

Non-Delay Certificates:  As specified in the Preliminary Statement.

Non-Permitted Transferee:  A Person other than a Permitted Transferee.

Nonrecoverable P&I Advance:  Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related Late Collections on such Mortgage Loan or REO Property as provided herein.

Nonrecoverable Servicing Advance:  Any Servicing Advances previously made or proposed to be made in respect of a Mortgage Loan or REO Property, which, in accordance with Accepted Servicing Practices, will not or, in the case of a proposed Servicing Advance, would not be ultimately recoverable from related Late Collections.

Non U.S. Person:  A person that is not a U.S. Person.

Notice of Final Distribution:  The notice to be provided pursuant to Section 9.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

Offered Certificates:  As specified in the Preliminary Statement.

Officer’s Certificate:  A certificate signed by an officer of the Servicer or Subservicer with responsibility for the servicing of the Mortgage Loans whose name is listed on a list delivered to the Trustee pursuant to this Agreement.

Opinion of Counsel:  A written opinion of counsel, who may be in-house counsel for the Servicer or any Subservicer, reasonably acceptable to the Trustee; provided, that any Opinion of Counsel relating to (a) qualification of any Trust REMIC or (b) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of the Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Servicer of the Mortgage Loans or in an affiliate of the Servicer and (iii) is not connected with the Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

Optional Termination Date:  The Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is equal to 10% or less of the Cut-off Date Pool Principal Balance.

OTS:  Office of Thrift Supervision, and any successor thereto.

Outstanding:  With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

(i)

Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

(ii)

Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

Outstanding Mortgage Loan:  As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

Ownership Interest:  As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

P&I Advance:  As to any Mortgage Loan or REO Property, any advance made by the Servicer in respect of any Remittance Date representing the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure as determined pursuant to Section 4.01.

Pass-Through Margin:  With respect to each Class of Regular Certificates prior to and including the Optional Termination Date, the following percentages:  Class A1 Certificates, 0.135%; Class A2-A Certificates, 5.891%; Class A2-B Certificates, 5.505%; Class A2-C Certificates, 5.623%; Class A2-D Certificates, 5.882%; Class A2-E Certificates, 5.683%; Class M-1 Certificates, 0.250%; Class M-2 Certificates, 0.280%; Class M-3 Certificates, 0.340%; Class M-4 Certificates, 0.400%; Class M-5 Certificates, 0.470%; Class M-6 Certificates, 0.520%; Class B-1 Certificates, 1.150%; Class B-2 Certificates, 1.400%; Class B-3 Certificates, 2.000%; and Class B-4 Certificates, 6.750%.  On the first Distribution Date after the Optional Termination Date, the Pass-Through Margins shall increase to: Class A1 Certificates, 0.270%; Class A2-A Certificates, 6.391%; Class A2-B Certificates, 6.005%; Class A2-C Certificates, 6.123%; Class A2-D Certificates, 6.382%; Class A2-E Certificates, 6.183%; Class M-1 Certificates, 0.375%; Class M-2 Certificates, 0.420%; Class M-3 Certificates, 0.510%; Class M-4 Certificates, 0.600%; Class M-5 Certificates, 0.705%; Class M-6 Certificates, 0.780%; Class B-1 Certificates, 1.725%; Class B-2 Certificates, 2.100%; Class B-3 Certificates, 3.000%; and Class B-4 Certificates, 7.250%.

Pass-Through Rate:  For each Class of Certificates and each Class of Upper Tier REMIC Regular Interest, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

PCAOB:  The Public Company Accounting Oversight Board.

Percentage Interest:  As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

Periodic Mortgage Rate Cap:  With respect to an Adjustable Rate Mortgage Loan, the periodic limit on each Mortgage Rate adjustment as set forth in the related Mortgage Note.

Permitted Investments:  Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Servicer, the Trustee or any of their respective Affiliates:

(i)

direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)

demand and time deposits in, certificates of deposit of, or bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by, any Depository Institution and rated “F1+” by Fitch, “A-1+” by Standard & Poor’s and “P-1” by Moody’s;

(iii)

repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

(iv)

securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by Standard & Poor’s and Moody’s (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement), and by each other Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v)

commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by Standard & Poor’s and Moody’s (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement), and by each other Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

(vi)

units of money market funds, including money market funds managed or advised by the Depositor or the Trustee or an Affiliate thereof, that have been rated “Aaa” by Moody’s, “AAAm” or “AAAm-G” by Standard & Poor’s and, if rated by Fitch, at least “AAA” by Fitch; and

(vii)

if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each of the Rating Agencies as a permitted investment of funds backing “Aaa” or “AAA” rated securities;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

Permitted Transferee:  Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is a Disqualified Non-U.S. Person or a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person, (vi) an “electing large partnership” within the meaning of Section 775 of the Code and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding.  The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.  A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

Person:  Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Physical Certificates:  As specified in the Preliminary Statement.

Pool Stated Principal Balance:  As to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans for such Distribution Date that were Outstanding Mortgage Loans on the Due Date in the related Due Period.

Prepayment Charge:  Any prepayment premium, penalty or charge collected by the Servicer with respect to a Mortgage Loan from a Mortgagor in connection with any Principal Prepayment pursuant to the terms of the related Mortgage Note.

Prepayment Interest Excess:  With respect to any Remittance Date, for each Mortgage Loan that was the subject of a Principal Prepayment in Full during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Remittance Date occurs and the last day of the related Prepayment Period, an amount equal to interest at the applicable Mortgage Rate (net of the Servicing Fee Rate) on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Remittance Date occurs and ending on the date on which such Principal Prepayment is so applied.

Prepayment Interest Shortfall:  With respect to any Distribution Date, for each Mortgage Loan that was, during the related Prepayment Period, the subject of a Principal Prepayment in Full that was applied by the Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding the related Due Date, an amount equal to interest at the applicable Mortgage Rate (net of the Servicing Fee Rate) on the amount of such Principal Prepayment in Full for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the prior calendar month.

Prepayment Period:  With respect to any Distribution Date, the period commencing on the 16th day of the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, from February 1, 2007) and ending on the 15th day of the calendar month in which the related Distribution Date occurs.

Prime Rate:  The most recently available prime rate published in the Money Rates section of The Wall Street Journal as of any date of determination.

Principal Certificates:  As specified in the Preliminary Statement.

Principal Distribution Amount:  For any Distribution Date, the sum of (i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date.

Principal Prepayment:  Any full or partial payment or other recovery of principal on a Mortgage Loan (including upon liquidation of a Mortgage Loan) which is received in advance of its scheduled Due Date, excluding any Prepayment Charge thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment in Full:  Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

Principal Remittance Amount:  With respect to any Distribution Date, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period:  (i) each scheduled payment of principal on a Mortgage Loan due during such Due Period and received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Remittance Date, (ii) all Principal Prepayments received during the related Prepayment Period; (iii) all net Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the Mortgage Loans allocable to principal, and all Subsequent Recoveries, actually collected by the Servicer during the related Prepayment Period; (iv) the portion of the Repurchase Price allocable to principal with respect to each repurchased Mortgage Loan that was repurchased on or prior to the related Determination Date; (v) all Substitution Adjustment Amounts allocable to principal with respect to the substitutions of Mortgage Loans that occur on or prior to the related Determination Date; and (vi) the allocable portion of the proceeds received with respect to the termination of the Trust Fund pursuant to clause (a) of Section 9.01 (to the extent such proceeds relate to principal).

Private Certificates:  As specified in the Preliminary Statement.

Prospectus Supplement:  The Prospectus Supplement, dated February 26, 2007, relating to the Offered Certificates.

PTCE 95-60:  As defined in Section 5.02(b).

Rating Agency:  Each of the Rating Agencies specified in the Preliminary Statement.  If such organization or a successor is no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee.  References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.  For purposes of Section 10.05(c), the addresses for notices to each Rating Agency shall be the address specified therefor in the definition corresponding to the name of such Rating Agency, or such other address as either such Rating Agency may hereafter furnish to the Depositor and the Servicer.

Realized Losses:  With respect to any date of determination and any Liquidated Mortgage Loan, the amount, if any, by which (a) the unpaid principal balance of such Liquidated Mortgage Loan together with accrued and unpaid interest thereon exceeds (b) the Liquidation Proceeds with respect thereto net of the expenses incurred by the Servicer in connection with the liquidation of such Liquidated Mortgage Loan and net of the amount of unreimbursed Servicing Advances with respect to such Liquidated Mortgage Loan.

Record Date:  With respect to any Distribution Date for (i) the LIBOR Certificates, the close of business on the Business Day immediately preceding such Distribution Date; provided, however, that, for any Certificate issued in definitive form, the Record Date shall be the close of business on the last Business Day of the month preceding the month in which such applicable Distribution Date occurs and (ii) the Fixed-Rate Certificates, the last Business Day of the month preceding the month in which such applicable Distribution Date occurs.

Reference Bank:  As defined in Section 4.04.

Regular Certificates:  As specified in the Preliminary Statement.

Regulation AB:  Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relief Act Interest Shortfall:  With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Servicemembers Civil Relief Act or any similar state statutes.

REMIC:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions:  Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

REMIC Swap Rate: For each Distribution Date (and the related Interest Accrual Period) a per annum rate equal to 10.244%.

Remittance Date:  With respect to any Distribution Date, one Business Day prior to such Distribution Date.

REO Disposition:  The final sale by the Servicer of any REO Property.

REO Imputed Interest:  As to any REO Property, for any period, an amount equivalent to interest (at the Mortgage Rate net of the Servicing Fee Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof (as such balance is reduced pursuant to Section 3.17 by any income from the REO Property treated as a recovery of principal).

REO Mortgage Loan:  A Mortgage Loan where title to the related Mortgaged Property has been obtained by the Servicer in the name of the Trustee on behalf of the Certificateholders.

REO Property:  A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Reportable Event:  As defined in Section 8.12(g).

Repurchase Price:  With respect to any Mortgage Loan or REO Property, an amount equal to the sum of (i) the unpaid principal balance of such Mortgage Loan as of the date of repurchase, or, with respect to any REO Property, its fair market value determined in good faith by the Servicer, (ii) interest on such unpaid principal balance of such Mortgage Loan at the Mortgage Rate from the last date through which interest has been paid to the date of repurchase, (iii) all unreimbursed Servicing Advances and (iv) all expenses incurred by the Trustee arising out of the Trustee’s enforcement of the Seller’s repurchase obligation hereunder including any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory or abusive lending law.

Request for Release:  The Request for Release submitted by the Servicer to the Trustee or the Custodian, substantially in the form of Exhibit J.

Residual Certificates:  As specified in the Preliminary Statement.

Responsible Officer:  When used with respect to the Trustee, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any associate, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, and in each case who shall have direct responsibility for the administration of this Agreement.

Rule 144A Letter:  As defined in Section 5.02(b).

Sarbanes Certification:  As defined in Section 8.12(b).

Scheduled Payment:  The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

Second-Lien Mortgage Loan:  A Mortgage Loan secured by a second-lien Mortgage on the related Mortgaged Property.

Securities Act:  The Securities Act of 1933, as amended.

Seller:  Credit-Based Asset Servicing and Securitization LLC, a Delaware limited liability company, and its successors in interest.

Senior Enhancement Percentage:  With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Subordinated Certificates and (ii) the Subordinated Amount (in each case after taking into account the distributions of the Principal Distribution Amount and any principal payments on such Classes from the Supplemental Interest Trust for such Distribution Date) by (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

Senior Specified Enhancement Percentage:  As of any date of determination, 38.90%.

Servicer:  Litton Loan Servicing LP, a Delaware limited partnership, and its successors in interest, and if a successor servicer is appointed hereunder, such successor.

Servicer Remittance Report:  As defined in Section 4.03(d).

Servicing Advances:  The customary, reasonable “out-of-pocket” costs and expenses (including legal fees) incurred by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures and litigation, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property and (iv) the performance of its obligations under Sections 3.01, 3.09, 3.13 and 3.15.  The Servicing Advances shall also include any reasonable “out-of-pocket” costs and expenses (including legal fees) incurred by the Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage in connection with any satisfaction or foreclosure in respect of any Mortgage Loan to the extent not recovered from the Mortgagor or otherwise payable under this Agreement.  The Servicer shall not be required to make any Nonrecoverable Servicing Advances.

Servicing Criteria:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time a form of which as of the Closing Date is listed on Exhibit N.

Servicing Fee:  With respect to each Mortgage Loan and for any calendar month, an amount equal to one month’s interest (or in the event of any payment of interest which accompanies a Principal Prepayment in Full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the applicable Stated Principal Balance of such Mortgage Loan as of the first day of such calendar month.  Such fee shall be payable monthly, and shall be prorated for any portion of a month during which the Mortgage Loan is serviced by the Servicer under this Agreement.  The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Subsequent Recoveries, Insurance Proceeds, Condemnation Proceeds and proceeds received with respect to REO Properties) of such Scheduled Payment collected by the Servicer, or as otherwise provided under Section 3.11.

Servicing Fee Rate:  With respect to each Mortgage Loan, for so long as Litton is the servicer of such Mortgage Loan, 0.15% per annum, otherwise 0.50% per annum.

Servicing File:  With respect to each Mortgage Loan, the file retained by the Servicer consisting of originals or copies of all documents in the Mortgage File which are not delivered to the Trustee or the Custodian in the Custodial File and copies of the Mortgage Loan Documents set forth in Exhibit K hereto.

Servicing Officer:  Any employee or officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Trustee by the Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

Servicing Rights Pledgee:  One or more lenders, selected by the Servicer, to which the Servicer may pledge and assign all of its right, title and interest in, to and under this Agreement pursuant to and as provided in Section 6.06.

Similar Law:  As defined in Section 5.02(b).

60+ Day Delinquent Mortgage Loan:  With respect to any date of determination, each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, two months or more past due, each Mortgage Loan in foreclosure, all REO Properties and each Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date.

Special Hazard Losses:  Realized Losses that result from direct physical damage to Mortgaged Properties caused by natural disasters and other hazards (i) that are not covered by hazard insurance policies (such as earthquakes) and (ii) for which claims have been submitted and rejected by the related hazard insurer and any shortfall in Insurance Proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies.

Specified Subordinated Amount:  Prior to the Stepdown Date, an amount equal to 2.95% of the Cut-off Date Pool Principal Balance.  On and after the Stepdown Date, an amount equal to 5.90% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, subject, until the Class Certificate Balance of each Class of Principal Certificates has been reduced to zero, to a minimum amount equal to 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date; provided, however, that if, on any Distribution Date, a Trigger Event exists, the Specified Subordinated Amount shall not be reduced to the applicable percentage of the then current aggregate Stated Principal Balance of the Mortgage Loans but instead remain the same as the prior period’s Specified Subordinated Amount until the Distribution Date on which a Trigger Event no longer exists.  When the Class Certificate Balance of each Class of Principal Certificates has been reduced to zero, the Specified Subordinated Amount will thereafter equal zero.

Standard & Poor’s:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.  If Standard & Poor’s is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(c) the address for notices to Standard & Poor’s shall be Standard & Poor’s, 55 Water Street, New York, New York 10041, Attention:  Residential Mortgage Surveillance Group – C-BASS Mortgage Loan Trust 2007-CB2, or such other address as Standard & Poor’s may hereafter furnish to the Depositor and the Servicer.

Standard & Poor’s Glossary:  The Standard & Poor’s LEVELS(R) Glossary, in effect as of the Closing Date.

Startup Day:  The Closing Date.

Stated Principal Balance:  As to each Mortgage Loan and as of any date of determination, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date (whether or not received), minus (ii) all amounts previously remitted to the Trustee with respect to the related Mortgage Loan representing payments or recoveries of principal including advances in respect of scheduled payments of principal.  For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any scheduled payments of principal received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any Mortgage Loan that has prepaid in full or has been liquidated during the related Prepayment Period shall be zero.

Stepdown Date:  The later to occur of (i) the earlier to occur of (a) the Distribution Date in March 2010 and (b) the Distribution Date following the Distribution Date on which the aggregate Class Certificate Balances of the Class A Certificates have been reduced to zero and (ii) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans applied to reduce the Stated Principal Balance of the Mortgage Loans for the applicable Distribution Date but prior to any applications of Principal Distribution Amount to the Certificates on such Distribution Date) is greater than or equal to the Senior Specified Enhancement Percentage.

Subcontractor:  Any third-party or Affiliated vendor, subcontractor or other Person utilized by a Servicer, a Subservicer, the Trustee or the Custodian, as applicable, that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans.

Subordinate Maximum Rate Cap:  With respect to (i) the Class M, Class B-1, Class B-2 and Class B-3 Certificates as of any Distribution Date, a per annum rate equal to the product of (A) the weighted average of the Group I Maximum Rate Cap and the Group II Maximum Rate Cap, weighted on the basis of the Group Subordinate Amount for Group I and the Group Subordinate Amount for Group II, respectively and (B) in the case of the Group I Maximum Rate Cap, 1, and in the case of the Group II Maximum Rate Cap, a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period and (ii) the Class B-4 Certificates as of any Distribution Date, a per annum rate equal to the weighted average of the Group I Maximum Rate Cap (multiplied by a fraction, the numerator of which is the actual number of days in the related Interest Accrual Period, and the denominator of which is 30) and the Group II Maximum Rate Cap, weighted on the basis of the Group Subordinate Amount for Group I and the Group Subordinate Amount for Group II, respectively.

Subordinate Net WAC Cap:  With respect to (i) the Class M, Class B-1, Class B-2 and Class B-3 Certificates as of any Distribution Date, a per annum rate equal to the product of (A) the weighted average of the Group I Net WAC Cap and the Group II Net WAC Cap, weighted on the basis of the Group Subordinate Amount for Group I and the Group Subordinate Amount for Group II, respectively and (B) in the case of the Group I Net WAC Cap, 1, and in the case of the Group II Net WAC Cap, a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period and (ii) the Class B-4 Certificates as of any Distribution Date, a per annum rate equal to the weighted average of the Group I Net WAC Cap (multiplied by a fraction, the numerator of which is the actual number of days in the related Interest Accrual Period, and the denominator of which is 30) and the Group II Net WAC Cap, weighted on the basis of the Group Subordinate Amount for Group I and the Group Subordinate Amount for Group II, respectively.

Subordinated Amount:  As of any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over (b) the aggregate of the Class Certificate Balances of the Principal Certificates as of such Distribution Date (after giving effect to the payment of the Principal Remittance Amount on such Certificates on such Distribution Date).

Subordinated Certificates:  As specified in the Preliminary Statement.

Subordination Deficiency:  With respect to any Distribution Date, the excess, if any, of (a) the Specified Subordinated Amount applicable to such Distribution Date over (b) the Subordinated Amount applicable to such Distribution Date.

Subordination Reduction Amount:  With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Subordinated Amount and (b) the Net Monthly Excess Cash Flow.

Subsequent Recovery:  With respect to any Mortgage Loan or related Mortgaged Property that became a Liquidated Mortgage Loan or was otherwise disposed of, all amounts received in respect of such Liquidated Mortgage Loan after an Applied Realized Loss Amount related to such Mortgage Loan or Mortgaged Property is allocated to reduce the Class Certificate Balance of any Class of Subordinated Certificates.  Any Subsequent Recovery that is received during a Prepayment Period will be included as part of the Principal Remittance Amount for the related Distribution Date.

Subservicer:  Any Person that services Mortgage Loans on behalf of a Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by a Servicer under this Agreement, with respect to some or all of the Mortgage Loans, that are identified in Item 1122(d) of Regulation AB.

Subservicing Account:  As defined in Section 3.08.

Subservicing Agreements:  As defined in Section 3.02(a).

Substitute Mortgage Loan:  A Mortgage Loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit J, (i) have a Stated Principal Balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate not lower than and not more than 1% higher than that of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (iv) be of the same type as the Deleted Mortgage Loan; and (v) comply with each representation and warranty set forth in Section 2.03.

Substitution Adjustment Amount:  As defined in Section 2.03.

Supplemental Interest Trust:  The corpus of a trust created pursuant to Section 4.06 of this Agreement and designated as the “Supplemental Interest Trust,” consisting of the Swap Agreement, the Supplemental Interest Trust Account and the right to receive amounts as provided in Section 4.02, subject to the obligation to pay the amounts specified in Section 4.06.

Supplemental Interest Trust Account:  As defined in Section 4.06 hereof.

Swap Agreement:  The interest rate swap agreement, dated February 28, 2007, between the Swap Provider and the Seller, subject to that certain Novation Agreement dated February 28, 2007 among the Seller, as transferor, the Swap Provider, as remaining party, and the Trustee of the Supplemental Interest Trust, as transferee, a copy of which is attached hereto as Exhibit V.

Swap Early Termination: The occurrence of an “Early Termination Date,” as such term is defined in the Swap Agreement.

Swap Provider:  The swap provider under the Swap Agreement.  Initially, the Swap Provider shall be Barclays Bank PLC.

Swap Termination Payment: Any payment payable by the Supplemental Interest Trust or the Swap Provider upon termination of the Swap Agreement as a result of an Event of Default (as defined in the Swap Agreement) or a Termination Event (as defined in the Swap Agreement).

Tax Matters Person:  The Holder of the Residual Certificates designated as “tax matters person” of each related REMIC, in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1.

Tax Service Contract:  As defined in Section 3.09(a).

Telerate Page 3750:  The display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for displaying comparable rates or prices).

Termination Price:  As defined in Section 9.01.

Total Monthly Excess Spread:  As to any Distribution Date, an amount equal to the excess, if any, of (i) the interest on the Mortgage Loans (other than Prepayment Interest Excesses) received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Remittance Date (net of Expense Fees) over (ii) the sum of (A) the amounts payable to the Certificates pursuant to Section 4.02(a)(i) on such Distribution Date and (B) any Net Swap Payments to the Swap Provider.

Transfer:  Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

Transfer Affidavit:  As defined in Section 5.02(c).

Transferor Certificate:  As defined in Section 5.02(b).

Trigger Event:  Either a Cumulative Loss Trigger Event or a Delinquency Trigger Event.

Trust:  The express trust created hereunder in Section 2.01(b).

Trust Fund:  The corpus of the trust created hereunder consisting of the Mortgage Loans and all interest and principal with respect thereto received on or after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or prior to the related Cut-off Date; (ii) the Collection Account, Excess Reserve Fund Account, the Distribution Account, and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; and (iv) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

Trust REMIC:  Any of the Lower Tier REMIC 1, Lower Tier REMIC 2, the Middle Tier REMIC, the Upper Tier REMIC, the Class B-4 REMIC, the Class P REMIC or the Class CE REMIC, as applicable.

Trustee:  LaSalle Bank National Association, and its successors in interest and, if a successor trustee is appointed hereunder, such successor.

Underwriters’ Exemption:  Any exemption listed under footnote 1 of, and amended by, Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), or any successor exemption.

Unpaid Interest Amount:  As of any Distribution Date and any Class of Certificates, the sum of (a) the portion of the Accrued Certificate Interest Distribution Amount from Distribution Dates prior to the current Distribution Date remaining unpaid immediately prior to the current Distribution Date and (b) interest on the amount in clause (a) above at the applicable Pass-Through Rate (to the extent permitted by applicable law).

Unpaid Realized Loss Amount:  With respect to any Class of Subordinated Certificates and as to any Distribution Date, is the excess of (i) Applied Realized Loss Amounts with respect to such Class over (ii) the sum of (a) all distributions in reduction of such Applied Realized Loss Amounts on all previous Distribution Dates, and (b) the amount by which the Class Certificate Balance of such Class has been increased due to the distribution of any Subsequent Recovery on all previous Distribution Dates.  Any amounts distributed to a Class of Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of such Class.

Upper Tier REMIC:  As described in the Preliminary Statement.

Upper Tier Regular Interest:  As described in the Preliminary Statement.

U.S. Person:  (i) A citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control substantial decisions of the trust.  Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

Voting Rights:  The portion of the voting rights of all of the Certificates which is allocated to any Certificate.  As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Class CE-1 Certificates, if any (such Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests), (b) 1% of all Voting Rights shall be allocated to the Class P Certificates, if any, and (c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
REPRESENTATIONS AND WARRANTIES

Section 2.01

Conveyance of Mortgage Loans.  (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund (including all of the rights of the Depositor under the Mortgage Loan Purchase Agreement), and the Trustee, on behalf of the Trust, hereby accepts the Trust Fund.

In connection with such transfer and assignment, the Seller, on behalf of the Depositor, does hereby deliver or cause to be delivered to, and deposit with the Custodian, the following documents or instruments with respect to each Mortgage Loan (a “Mortgage File”) so transferred and assigned:

(i)

the original Mortgage Note, endorsed either (A) in blank or (B) in the following form:  “Pay to the order of LaSalle Bank National Association, as Trustee for the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB2, without recourse,” or with respect to any lost Mortgage Note, an original Lost Note Affidavit, together with a copy of the related Mortgage Note;

(ii)

the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

(iii)

an original Assignment of Mortgage, in form and substance acceptable for recording.  The Mortgage shall be assigned either (A) in blank or (B) to “LaSalle Bank National Association, as Trustee for the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB2, without recourse”;

(iv)

an original or a certified copy of any intervening assignment of Mortgage showing a complete chain of assignments;

(v)

the original or a certified copy of lender’s title insurance policy; and

(vi)

the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

If any of the documents referred to in Section 2.01(b)(ii), (iii) or (iv) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Custodian no later than the Closing Date, of a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Custodian, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original.  The Seller shall deliver or cause to be delivered to the Custodian promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Seller shall have 120 days to cure such defect or 150 days following the Closing Date, in the case of missing Mortgages or Assignments or deliver such missing document to the Custodian.  If the Seller does not cure such defect or deliver such missing document within such time period, and the failure to cure or deliver a missing document has a material adverse effect on the certificateholders, the Seller shall either repurchase or substitute for such Mortgage Loan in accordance with Section 2.03.

The Servicer shall cause the Assignments of Mortgage which were delivered in blank to be completed and shall cause all Assignments referred to in Section 2.01(a)(iii) hereof and, to the extent necessary, in Section 2.01(a)(iv) hereof to be recorded.  The Servicer shall be required to deliver such assignments for recording within 30 days of the Closing Date.  The Servicer shall furnish the Custodian with a copy of each Assignment of Mortgage submitted for recording.  In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Servicer shall promptly have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded.

In the event that any Assignments of Mortgage are not recorded or are improperly recorded, neither the Trustee nor the Servicer shall have any liability for its failure to receive or act on notices not received related to such Assignment of Mortgage.

In the event that any Mortgage Note is endorsed in blank as of the Closing Date, promptly following the Closing Date the Servicer shall cause to be completed such endorsements in the following form:  “Pay to the order of LaSalle Bank National Association, as Trustee for the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB2, without recourse.”

The Depositor herewith delivers to the Trustee executed copies of the Mortgage Loan Purchase Agreement.

The parties hereto understand and agree that it is not intended that any Mortgage Loan be included in the Trust that is a “High Cost Home Loan” as defined by the Homeownership and Equity Protection Act of 1994 or any other applicable predatory or abusive lending laws.

(b)

The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the “Trust”) to be known, for convenience, as “C-BASS Mortgage Loan Trust 2007-CB2” and LaSalle Bank National Association is hereby appointed as Trustee in accordance with the provisions of this Agreement.  The Trust’s fiscal year is the calendar year.

(c)

The Trust shall have the capacity, power and authority, and the Trustee on behalf of the Trust is hereby authorized, to accept the sale, transfer, assignment, set over and conveyance by the Depositor to the Trust of all the right, title and interest of the Depositor in and to the Trust Fund (including, without limitation, the Mortgage Loans) pursuant to Section 2.01(a).

The Trustee is hereby directed to execute and deliver the Swap Agreement on behalf of Party B (as defined in the Swap Agreement) and to exercise the rights, perform the obligations, and make the representations of Party B thereunder, solely in its capacity as Trustee on behalf of Party B (as defined in the Swap Agreement) and not in its individual capacity.  The Seller, the Servicer, the Depositor and the Holders of the applicable Certificates by acceptance of their Certificates acknowledge and agree that (i) the Trustee shall execute and deliver the Swap Agreement on behalf of Party B (as defined in the Swap Agreement) and (ii) the Trustee shall exercise the rights, perform the obligations and make the representations of Party B thereunder, solely in its capacity as Trustee on behalf of Party B (as defined in the Swap Agreement) and not in its individual capacity.  Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall apply to the Trustee’s execution of the Swap Agreement, and to the performance of its duties and satisfaction of its obligations thereunder.

Section 2.02

Acceptance by the Trustee of the Mortgage Loans.  The Trustee acknowledges the receipt by the Custodian on its behalf, subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, the documents referred to in Section 2.01 above and all other assets included in the definition of “Trust Fund” and declares that the Custodian on behalf of the Trust Fund holds and will hold such documents and the other documents delivered to it constituting a Mortgage File pursuant to the Custodial Agreement, and that the Custodian on behalf of the Trust Fund holds or will hold all such assets and such other assets included in the definition of “Trust Fund” in trust for the exclusive use and benefit of all present and future Certificateholders.

The Trustee agrees to cause the Custodian to execute and deliver to the Depositor on or prior to the Closing Date an acknowledgment of receipt of the original Mortgage Note (with any exceptions noted), substantially in the form attached as Exhibit E hereto.

The Trustee agrees, for the benefit of the Certificateholders, to cause the Custodian to review each Mortgage File within 60 days after the Closing Date (or, with respect to any document delivered after the Startup Day, within 60 days of receipt and with respect to any Qualified Substitute Mortgage, within 60 days after the assignment thereof) and to cause the Custodian to certify in substantially the form attached hereto as Exhibit F-1 that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant to Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan, (iii) based on its examination and only as to the foregoing, the information set forth in the Data Tape Information that corresponds to items (1), (2), (3), (9), (31) and (33) (but only as to whether the Mortgage Loan has a Prepayment Charge) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File, (iv) all Assignments of Mortgage or intervening assignments of mortgage, as applicable, have been submitted for recording and (v) each Mortgage Note has been endorsed as provided in Section 2.01(a)(i) of this Agreement and each Mortgage has been assigned in accordance with Section 2.01(a)(iii) of this Agreement.  It is herein acknowledged that, in conducting such review the Custodian is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

Prior to the first anniversary date of this Agreement the Trustee shall deliver (or cause the Custodian to deliver) to the Depositor and the Servicer a final certification in the form annexed hereto as Exhibit F-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee (or the Custodian, as applicable) finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee, upon its notification by the Custodian, if applicable, shall so notify the Seller, the Depositor and the Servicer.  In addition, upon the discovery by the Seller, Depositor, the Trustee or the Servicer (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the Seller in the related Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans and the Related Documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee and that such property not be part of the Depositor’s estate or property of the Depositor in the event of any insolvency by the Depositor.  In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee, on behalf of the Trust, a first priority perfected security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans and the Related Documents, and that this Agreement shall constitute a security agreement under applicable law.

Section 2.03

Repurchase or Substitution of Mortgage Loans by the Seller.

(a)

Upon discovery or receipt from the Custodian of written notice of any materially defective document in, or that a document is missing from, a Mortgage File or receipt from the Depositor, the Seller, the Servicer, or the Custodian of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement or in Section 2.04 in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee (or the Custodian, as applicable) shall promptly notify the Seller and the Servicer of such defect, missing document or breach and request that the Seller deliver such missing document or cure such defect or breach within 120 days or 150 days following the Closing Date, in the case of missing Mortgages or Assignments from the date the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, and such breach or defect materially and adversely affects the interests of the certificateholders, the Trustee shall enforce the Seller’s obligation under the Mortgage Loan Purchase Agreement and inform the Seller of its obligation to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 120 day period (subject to Section 2.03(e)); provided that, in connection with any such breach that could not reasonably have been cured within such 120 day or 150 day period, if the Seller shall have commenced to cure such breach within such 120 day or 150 day period, the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the same within the additional period provided under the Mortgage Loan Purchase Agreement.  The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account, and, upon receipt of written certification from the Servicer of such deposit, the Trustee shall cause the Custodian to release to the Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto and neither the Trustee nor the Custodian shall have any further responsibility with regard to such Mortgage File.  In lieu of repurchasing any such Mortgage Loan as provided above, the Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Defective Mortgage Loan) and substitute one or more Eligible Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d).  It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Seller respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

(b)

 [Reserved].

(c)

Within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of any representation, warranty or covenant of the Servicer set forth in Section 2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Servicer shall cure such breach in all material respects.

(d)

Any substitution of Eligible Substitute Mortgage Loans for Defective Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the last Business Day that is within two years after the Closing Date.  As to any Defective Mortgage Loan for which the Seller substitutes an Eligible Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Custodian on behalf of the Trustee, for such Eligible Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01(b), together with an Officers’ Certificate providing that each such Eligible Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment Amount (as described below), if any, in connection with such substitution.  The Trustee shall acknowledge (or cause the Custodian to acknowledge) receipt for such Eligible Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, shall review (or cause the Custodian to review) such documents as specified in Section 2.02 and deliver (or cause the Custodian to deliver) to the Servicer, with respect to such Eligible Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit F-1, with any applicable exceptions noted thereon.  Within one year of the date of substitution, the Trustee shall deliver (or cause the Custodian to deliver) to the Servicer a certification substantially in the form of Exhibit F-2 hereto with respect to such Eligible Substitute Mortgage Loan(s), with any applicable exceptions noted thereon.  Monthly Payments due with respect to Eligible Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Seller.  For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Defective Mortgage Loan in the Due Period preceding the month of substitution and the Depositor or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Defective Mortgage Loan.  The Seller shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Defective Mortgage Loan from the terms of this Agreement and the substitution of the Eligible Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee and the Custodian.  Upon such substitution, such Eligible Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Seller, the Mortgage Loan Purchase Agreement, including, in the case of a substitution effected by the Seller all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement and all applicable representations and warranties thereof set forth in Section 2.04, in each case as of the date of substitution.

For any month in which the Seller substitutes one or more Eligible Substitute Mortgage Loans for one or more Defective Mortgage Loans, the Servicer will determine the amount (the “Substitution Adjustment Amount”), if any, by which the aggregate Purchase Price of all such Defective Mortgage Loans exceeds the aggregate, as to each such Eligible Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month’s interest on such principal balance at the applicable Net Mortgage Interest Rate.  On the date of such substitution, the Seller will deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution Adjustment Amount, if any, and upon receipt by the Trustee or the Custodian of the related Eligible Substitute Mortgage Loan or Loans and certification by the Servicer of such deposit, the Trustee shall cause the Custodian to release to the Seller the related Mortgage File or Files and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Seller shall deliver to it and as shall be necessary to vest therein any Defective Mortgage Loan released pursuant hereto.

In addition, the Seller shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(a)(l) of the Code or on “contributions after the startup date” under Section 860G(d)(l) of the Code, or (b) any REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.  If such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

(e)

Upon discovery by the Seller, the Servicer or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties.  In connection therewith, the Seller shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Eligible Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan.  In addition, upon discovery that a Mortgage Loan is defective in a manner that would cause it to be a “defective obligation” within the meaning of Treasury regulations relating to REMICs, the Seller shall cure the defect or make the required purchase or substitution no later than 90 days after the discovery of the defect.  Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a), if made by the Seller.  The Trustee shall cause the Custodian to reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that any functions with respect to the custody, acceptance, inspection and release of the Mortgage Files pursuant to Sections 2.01, 2.02 and 2.03 and preparation and delivery of the certifications in the form of Exhibit E and Exhibits F-1 and F-2 shall be performed by the Custodian pursuant to the terms and conditions of the Custodial Agreement.  The fees and expenses of the Custodian shall be paid by the Servicer.

Section 2.04

Representations and Warranties of the Seller with Respect to the Mortgage Loans.  The Seller hereby represents and warrants to the Trustee for the benefit of the Certificateholders and the Depositor that as of the Closing Date or as of such other date specifically provided herein:

(a)

The representations and warranties made by the Seller pursuant to Section 3.01 of the Mortgage Loan Purchase Agreement are hereby being made to the Trustee and are true and correct as of the Closing Date.

(b)

Any written agreement between the Mortgagor in respect of a Mortgage Loan and the Servicer modifying such Mortgagor’s obligation to make payments under the Mortgage Loan (such modified Mortgage Loan, a “Modified Mortgage Loan”) involved some assessment of the Mortgagor’s ability to repay the Modified Mortgage Loan.

With respect to the representations and warranties set forth in this Section 2.04 that are made to the best of the Seller’s knowledge or as to which the Seller has no knowledge, if it is discovered by the Depositor, the Seller, the Servicer, the Trustee or the Custodian that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Certificateholders then, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

Upon discovery by the Depositor, the Seller, the Servicer, the Trustee or the Custodian of a breach of any of the representations and warranties contained in this Section that materially and adversely affects the value of any Mortgage Loan or the interest therein of the Certificateholders, the party discovering the breach shall give prompt written notice to the others and in no event later than two Business Days from the date of such discovery.  Within ninety days of its discovery or its receipt of notice of any such missing or materially defective documentation or any such breach of a representation or warranty, the Seller shall promptly deliver such missing document or cure such defect or breach in all material respects, or in the event such defect or breach cannot be cured, the Seller shall repurchase the affected Mortgage Loan or cause the removal of such Mortgage Loan from the Trust Fund and substitute for it one or more Eligible Substitute Mortgage Loans, in either case, in accordance with Section 2.03.

It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Certificateholders and the Depositor notwithstanding any restrictive or qualified endorsement or assignment.  It is understood and agreed that the obligations of the Seller set forth in Section 2.03(a) to cure, substitute for or repurchase a Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement constitute the sole remedies available to the Depositor and to the Certificateholders or to the Trustee on their behalf respecting a breach of the representations and warranties contained in this Section 2.04.

Section 2.05

Representations, Warranties and Covenants of the Servicer.  The Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee and the Certificateholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

(i)

The Servicer is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all licenses necessary to carry on its business as now being conducted, except for such licenses, certificates and permits the absence of which, individually or in the aggregate, would not have a material adverse effect on the ability of the Servicer to conduct its business as it is presently conducted, and is licensed, qualified and in good standing in the states where the Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer or to ensure the enforceability or validity of each Mortgage Loan; the Servicer has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally; and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

(ii)

The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer and will not result in the breach of any term or provision of the certificate of formation or the limited partnership agreement of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

(iii)

The Servicer is an approved seller/servicer of conventional mortgage loans for Fannie Mae, and is an FHA Approved Mortgagee in good standing to service mortgages and has not been suspended as a mortgagee or servicer by the FHA and has the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans.  The Servicer is, and shall remain for as long as it is servicing the Mortgage Loans hereunder, in good standing as an FHA Approved Mortgagee and servicer of mortgage loans for HUD, Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with HUD, Fannie Mae, Freddie Mac or FHA eligibility requirements or which would require notification to any of HUD, Fannie Mae, Freddie Mac or FHA;

(iv)

This Agreement, and all documents and instruments contemplated hereby which are executed and delivered by the Servicer, constitute and will constitute valid, legal and binding obligations of the Servicer, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy laws and general principles of equity;

(v)

The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(vi)

There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against the Servicer that, either individually or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or that would draw into question the validity or enforceability of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or that would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

(vii)

No consent, approval or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained;

(viii)

Neither this Agreement nor any information, certificate of an officer, statement furnished in writing or report delivered to the Trustee by the Servicer in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; and

(ix)

The Servicer has accurately and fully reported, and will continue to accurately and fully report, its borrower credit files to each of the credit repositories in a timely manner.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders.  Upon discovery by any of the Depositor, the Servicer, the Seller or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties hereto.

Section 2.06

Representations and Warranties of the Seller.  The Seller hereby represents and warrants to the Trust and the Trustee on behalf of the Certificateholders that as of the Closing Date or as of such date specifically provided herein:

(i)

The Seller is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Delaware and has the power and authority to own its assets and to transact the business in which it is currently engaged.  The Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on (a) its business, properties, assets or condition (financial or other), (b) the performance of its obligations under this Agreement, (c) the value or marketability of the Mortgage Loans, or (d) its ability to foreclose on the related Mortgaged Properties.

(ii)

The Seller has the power and authority to make, execute, deliver and perform this Agreement and to consummate all of the transactions contemplated hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.  When executed and delivered, this Agreement will constitute the Seller’s legal, valid and binding obligations enforceable in accordance with its terms, except as enforcement of such terms may be limited by (1) bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies, (2) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (3) public policy considerations underlying the securities laws, to the extent that such policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from securities laws liabilities.

(iii)

The Seller holds all necessary licenses, certificates and permits from all governmental authorities necessary for conducting its business as it is presently conducted, except for such licenses, certificates and permits the absence of which, individually or in the aggregate, would not have a material adverse effect on the ability of the Seller to conduct its business as it is presently conducted.  It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations as shall have been obtained or filed, as the case may be, prior to the Closing Date.

(iv)

The execution, delivery and performance of this Agreement by the Seller will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any of its properties or any provision of its Limited Liability Company Agreement, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound.

(v)

No certificate of an officer, written statement or report delivered pursuant to the terms hereof by the Seller contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

(vi)

The transactions contemplated by this Agreement are in the ordinary course of the Seller’s business.

(vii)

The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Mortgage Loans to the Depositor, nor is the Seller aware of any pending insolvency.

(viii)

The Seller is not in violation of, and the execution and delivery of this Agreement by it and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to any order or decree of any court, or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the Seller’s condition (financial or otherwise) or operations or any of the Seller’s properties, or materially and adversely affect the performance of any of its duties hereunder.

(ix)

There are no actions or proceedings against, or investigations of, the Seller pending or, to its knowledge, threatened, before any court, administrative agency or other tribunal (i) that, if determined adversely, would prohibit the Seller from entering into this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) that, if determined adversely, would prohibit or materially and adversely affect the Seller’s performance of any of its respective obligations under, or the validity or enforceability of, this Agreement.

(x)

The Seller did not transfer the Mortgage Loans to the Depositor with any intent to hinder, delay or defraud any of its creditors.

(xi)

The Seller acquired title to the Mortgage Loans in good faith, without notice of any adverse claims.

(xii)

The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller to the Depositor are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

Section 2.07

Covenants of the Seller.  The Seller hereby covenants that except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Depositor, of the existence of any lien on any Mortgage Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trust, as assignee of the Depositor, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 2.07 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Properties any liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

Section 2.08

Execution and Delivery of Certificates.  The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund.  The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates.

Section 2.09

REMIC Matters.  The Preliminary Statement sets forth the designations for federal income tax purposes of all interests created hereby.

Amounts payable to the Class B-4 Certificates (other than any Basis Risk Carry Forward Amounts) shall be deemed paid from the Upper Tier REMIC in respect of the Class B-4 Interest to the Class B-4 REMIC as holder of the Class B-4 Interest.  Amounts payable to the Class P Certificates shall be deemed paid from the Upper Tier REMIC in respect of the Class P Interest to the Class P REMIC as holder of the Class P Interest.  Amounts paid to the Class CE-1 Certificates (prior to any reduction for any Basis Risk Payment) shall be deemed paid from the Upper Tier REMIC in respect of the Class CE-1 Interest to the Class CE REMIC as holder of the Class CE-1 Interest.  If the Class CE-1 Certificates are held by more than one person, payments on the Class CE-1 Regular Interest shall be deemed paid to a partnership, the partners of which are the Holders of Class CE-1 Certificates.

For federal income tax purposes, any amount distributed on the Principal Certificates on any Distribution Date in excess of the amount distributable on their corresponding class of regular interest on such Distribution Date shall be treated as having been paid from the Excess Reserve Fund Account or the Supplemental Interest Trust.

Section 2.10

Representations and Warranties of the Depositor.  The Depositor hereby represents, warrants and covenants to the Trustee and the Servicer that as of the date of this Agreement or as of such date specifically provided herein:

(a)

The Depositor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware;

(b)

The Depositor has the power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate transactions contemplated by, this Agreement;

(c)

This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite company action having been taken, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(d)

No consent, approval, authorization or order of, or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been received or obtained on or prior to the Closing Date;

(e)

None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the certificate of formation or limited liability company agreement of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

(f)

There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor’s reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement;

(g)

The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that would materially and adversely affect its performance hereunder; and

(h)

Immediately prior to the transfer and assignment by the Depositor to the Trustee on the Closing Date, the Depositor had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred all right, title and interest in each Mortgage Loan to the Trustee.  The transfer of each Mortgage Note and each Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders, all right, title, and interest of the Depositor thereto as note holder and mortgagee or (ii) to grant to the Trustee, for the benefit of the Certificateholders, the security interest referred to in Section 10.04.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.10 shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian, as the case may be, and shall inure to the benefit of the Trustee.

ARTICLE III

ADMINISTRATION AND SERVICING
OF MORTGAGE LOANS

Section 3.01

Servicer to Service Mortgage Loans.  (a) For and on behalf of the Certificateholders, from and after the Closing Date the Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

(i)

any relationship that the Servicer, any Subservicer or any Affiliate of the Servicer or any Subservicer may have with the related Mortgagor;

(ii)

the ownership or non-ownership of any Certificate by the Servicer or any Affiliate of the Servicer;

(iii)

the Servicer’s obligation to make P&I Advances or Servicing Advances; or

(iv)

the Servicer’s or any Subservicer’s right to receive compensation for its services hereunder or with respect to any particular transaction.

To the extent consistent with the foregoing, the Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes.  Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Servicer shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable.  Without limiting the generality of the foregoing, the Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Servicer believes it appropriate in its best judgment in accordance with Accepted Servicing Practices, to execute and deliver any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee.  The Servicer shall at its own expense be responsible for preparing and recording all lien releases and mortgage satisfactions in accordance with state and local regulations.  The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby.  The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy.  Subject to Section 3.16, the Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer and any Subservicer such documents provided to the Trustee as are necessary or appropriate to enable the Servicer or any Subservicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to the Servicer, and this Agreement shall constitute, a power of attorney to carry out such duties including a power of attorney to take title to Mortgaged Properties after foreclosure on behalf of the Trustee.  The Trustee shall execute a separate power of attorney in the form of Exhibit O hereto, furnished to it by the Servicer, in favor of the Servicer for the purposes described herein to the extent necessary or desirable to enable the Servicer to perform its duties hereunder.  The Trustee shall not be liable for the actions of the Servicer or any Subservicers under such powers of attorney and shall be indemnified by Servicer for any costs, liabilities or expenses incurred by the Trustee in connection with the Servicer’s misuse of such power of attorney.

Notwithstanding anything contained herein to the contrary, the Servicer shall not, without the Trustee’s written consent: (i) initiate any action, suit or proceeding directly relating to the servicing of a Mortgage Loan solely under the Trustee’s name without indicating the Servicer’s representative capacity (provided that the Servicer shall not be required to sign the Power of Attorney in order to perform the functions enumerated therein), (ii) initiate any other action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or the Seller for breaches of representations and warranties) solely under the Trustee’s name, (iii) engage counsel to represent the Trustee in any action, suit or proceeding not directly related to the servicing of any Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or the Seller for breaches of representations and warranties, or (iv) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

(b)

Subject to Section 3.09(b), in accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09(b), and further as provided in Section 3.11.  Any cost incurred by the Servicer or by Subservicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

(c)

Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Certificateholders.  Notwithstanding anything in this Agreement to the contrary, the Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.01) and the Servicer shall not (i) (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (except for a reduction of interest payments resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any Trust REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions after the startup day” under the REMIC Provisions, or (iii) except as provided in Section 3.07(a), waive any Prepayment Charges.  In connection with any modification pursuant to this Section 3.01, to the extent there are any unreimbursed P&I Advances or Servicing Advances, the Servicer shall reimburse itself for such amounts from the Collection Account.

(d)

The Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Servicer from the responsibilities or liabilities arising under this Agreement.

Section 3.02

Subservicing Agreements between the Servicer and Subservicers.  (a) The Servicer may enter into subservicing agreements with Subservicers, for the servicing and administration of the Mortgage Loans (“Subservicing Agreements”).  The Servicer represents and warrants to the other parties hereto that, except as otherwise set forth herein, no Subservicing Agreement is in effect as of the Closing Date with respect to any Mortgage Loans required to be serviced by it hereunder.  The Servicer shall give notice to the Depositor and the Trustee of any such Subservicer and Subservicing Agreement, which notice shall contain all information (including without limitation a copy of the Subservicing Agreement) reasonably necessary to enable the Trustee, pursuant to Section 8.12(g), to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).  During the period when reports are required to be filed for the Trust under the Exchange Act, no Subservicing Agreement shall be effective until 30 days after such written notice is received by both the Depositor and the Trustee and thereafter shall be effective at the time the Servicer and any Subservicer enter into any such Subservicing Agreement.  The Trustee shall not be required to review or consent to such Subservicing Agreements and shall have no liability in connection therewith.

(b)

Each Subservicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement and (ii) a Freddie Mac or Fannie Mae approved mortgage servicer.  Each Subservicing Agreement must impose on the Subservicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement.  The Servicer will examine each Subservicing Agreement and will be familiar with the terms thereof.  The terms of any Subservicing Agreement will not be inconsistent with any of the provisions of this Agreement.  The Servicer and the Subservicers may enter into and make amendments to the Subservicing Agreements or enter into different forms of Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Trustee, without the consent of the Trustee.  Any variation without the consent of the Trustee from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Subservicing Accounts, or credits and charges to the Subservicing Accounts or the timing and amount of remittances by the Subservicers to the Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited.  The Servicer shall deliver to the Trustee and the Depositor copies of all Subservicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer’s execution and delivery of such instruments.

(c)

As part of its servicing activities hereunder, the Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee, shall enforce the obligations of each Subservicer under the related Subservicing Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Subservicing Agreement.  Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans.  The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed.

(d)

The Servicer shall cause any Subservicer engaged by the Servicer (or by any Subservicer) for the benefit of the Depositor to comply with the provisions of this Section 3.02 and with Sections 3.22, 3.23, 6.02 and 6.05 of this Agreement to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer under Section 8.12(f) of this Agreement.  The Servicer shall be responsible for obtaining from each such Subservicer and delivering to applicable Persons any servicer compliance statement required to be delivered by such Subservicer under Section 3.22 and any assessment of compliance report and related accountant’s attestation required to be delivered by such Subservicer under Section 3.23, in each case as and when required to be delivered.

(e)

Subject to the conditions set forth in this Section 3.02(e), the Servicer and any Subservicer engaged by the Servicer is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder.  The Servicer shall promptly upon request provide to the Depositor a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by the Servicer or any such Subservicer (i) “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.  As a condition to the utilization by the Servicer or any such Subservicer of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any such Subservicer) for the benefit of the Depositor to comply with the provisions of Section 3.23 of this Agreement to the same extent as if such Subcontractor were the Servicer.  The Servicer shall be responsible for obtaining from each such Subcontractor and delivering to the applicable Persons any assessment of compliance report and related accountant’s attestation required to be delivered by such Subcontractor under Section 3.23, in each case as and when required to be delivered.

Notwithstanding the foregoing, if the Servicer engages a Subcontractor in connection with the performance of any of its duties under this Agreement, the Servicer shall be responsible for determining whether such Subcontractor is a “servicer” within the meaning of Item 1101 of Regulation AB and whether any such affiliate or third-party vendor meets the criteria in Item 1108(a)(2)(i) through (iii) of Regulation AB.  If the Servicer determines, pursuant to the preceding sentence, that such Subcontractor is a “servicer” within the meaning of Item 1101 of Regulation AB and meets any of the criteria in Item 1108(a)(2)(i) through (iii) of Regulation AB, then such Subcontractor shall be deemed to be a Subservicer for purposes of this Agreement (and shall not be required to meet the requirements of a Subservicer set forth in Section 3.02(b)), the engagement of such Subservicer shall not be effective unless and until notice is given pursuant to Section 3.02(a) and the Servicer shall comply with Section 3.02(d) with respect thereto.

Section 3.03

Successor Subservicers.  The Servicer shall be entitled to terminate any Subservicing Agreement and the rights and obligations of any Subservicer pursuant to any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement; provided, however, that during the period when reports are required to be filed for the Trust under the Exchange Act, the termination, resignation or removal of a Subservicer shall be not be effective until 30 days after written notice is received by both the Depositor and the Trustee that contains all information reasonably necessary to enable the Trustee, pursuant to Section 8.12(g), to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).  In the event of termination of any Subservicer, all servicing obligations of such Subservicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Subservicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Subservicing Agreement with a successor Subservicer which qualifies under Section 3.02.

Any Subservicing Agreement shall include the provision that such agreement may be immediately terminated by the Depositor or the Trustee without fee, in accordance with the terms of this Agreement, in the event that the Servicer shall, for any reason, no longer be the Servicer (including termination due to an Event of Default).

Section 3.04

Liability of the Servicer.  Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans.  The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Section 3.05

No Contractual Relationship between Subservicers and the Trustee.  Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee (or any successor Servicer) shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.06.  The Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Servicer’s compensation pursuant to this Agreement is sufficient to pay such fees.

Section 3.06

Assumption or Termination of Subservicing Agreements by Trustee.  In the event the Servicer at any time shall for any reason no longer be the Servicer (including by reason of the occurrence of an Event of Default), the Trustee, or its designee or the successor Servicer if the successor is not the Trustee, shall thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, with copies thereof provided to the Trustee or the successor Servicer if the successor is not the Trustee, prior to the Trustee or the successor Servicer if the successor is not the Trustee, assuming such rights and obligations, unless the Trustee elects to terminate any Subservicing Agreement in accordance with its terms as provided in Section 3.03.

Upon such assumption, the Trustee, its designee or the successor servicer shall be deemed, subject to Section 3.03, to have assumed all of the Servicer’s interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if each Subservicing Agreement had been assigned to the assuming party, except that (i) the Servicer shall not thereby be relieved of any liability or obligations under any Subservicing Agreement that arose before it ceased to be the Servicer and (ii) none of the Depositor, the Trustee, their designees or any successor Servicer shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer.

The Servicer at its expense shall, upon request of the Trustee, its designee or the successor Servicer deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

Section 3.07

Collection of Certain Mortgage Loan Payments.  (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable Insurance Policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account.  Consistent with the foregoing and Accepted Servicing Practices, the Servicer may (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Scheduled Payments due on a Mortgage Note for a period of not greater than 180 days; provided, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below.  In the event of any such arrangement pursuant to clause (ii) above, the Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.01 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, subject to Section 4.01(d) pursuant to which the Servicer shall not be required to make any such advances that are Nonrecoverable P&I Advances.  Notwithstanding the foregoing, the Servicer may waive, in whole or in part, a Prepayment Charge only under the following circumstances: (i) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan, (ii) such Prepayment Charge is not permitted to be collected by applicable law or (iii) if sufficient information is not available to enable the Servicer to collect the Prepayment Charge.  If a Prepayment Charge is waived other than as permitted by the prior sentence, then the Servicer is required to pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account from its own funds, without any right of reimbursement therefor, together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Collection Account; provided, however, that the Servicer shall not have an obligation to pay the amount of any uncollected Prepayment Charge if the failure to collect such amount is the direct result of inaccurate or incomplete information on the Mortgage Loan Schedule in effect at such time.

(b)

(i) The Trustee shall establish and maintain the Excess Reserve Fund Account, on behalf of the Class CE-1 Certificateholders, to receive any Basis Risk Payment and to secure their limited recourse obligation to pay to the Principal Certificateholders Basis Risk Carry Forward Amounts (prior to using any amounts in the Supplemental Interest Trust Account with respect to the Principal Certificates).

(ii)

On each Distribution Date, the Trustee shall deposit the amount of any Basis Risk Payment for such date into the Excess Reserve Fund Account.

(c)

(i) On each Distribution Date on which there exists a Basis Risk Carry Forward Amount on any Class of Certificates, the Trustee shall (1) withdraw from the Distribution Account and deposit in the Excess Reserve Fund Account, as set forth in Section 4.02(a)(iii)(V), the lesser of (x) the Class CE-1 Distributable Amount (without regard to the reduction in the definition thereof with respect to the Basis Risk Payment or any Defaulted Swap Termination Payments (to the extent remaining after the distributions specified in Sections 4.02(a)(iii)(A)-(X) and (y) the aggregate Basis Risk Carry Forward Amounts for such Distribution Date and (2) withdraw from the Excess Reserve Fund Account amounts necessary to pay to such Class or Classes of Certificates the Basis Risk Carry Forward Amount.  Such payments shall be allocated to those Classes on a pro rata basis based upon the amount of Basis Risk Carry Forward Amount owed to each such Class and shall be paid in the priority set forth in Sections 4.02(a)(iii)(W).

(ii)

The Trustee shall account for the Excess Reserve Fund Account as an outside reserve fund as defined in Treasury Regulation §1.860G-2(h) and not as an asset of any REMIC created pursuant to this Agreement.  The beneficial owners of the Excess Reserve Fund Account are the Class CE-1 Certificateholders.  For all federal tax purposes, amounts transferred by the Class CE REMIC to the Excess Reserve Fund Account shall be treated as distributions by the Trustee to the Class CE-1 Certificateholders.

(iii)

Any Basis Risk Carry Forward Amounts paid by the Trustee to the Principal Certificateholders from the Excess Reserve Fund Account or the Supplemental Interest Trust Account shall be accounted for by the Trustee as amounts paid first to the Class CE-1 Certificates and then to the respective Class or Classes of Principal Certificates.

(iv)

Notwithstanding any provision contained in this Agreement, the Trustee shall not be required to make any payments from the Excess Reserve Fund Account except as expressly set forth in this Section 3.07(c) and Sections 4.02(a)(iii)(W), (Y) and (Z).

(d)

The Trustee shall establish and maintain the Distribution Account on behalf of the Certificateholders.  The Trustee shall, promptly upon receipt, deposit in the Distribution Account and retain therein the following:

(i)

the aggregate amount remitted by the Servicer to the Trustee pursuant to Section 3.11;

(ii)

any amount deposited by the Servicer pursuant to Section 3.12(b) in connection with any losses on Permitted Investments; and

(iii)

any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

On behalf of the Trust Fund, the Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account by 3:00 PM New York time on the Remittance Date, that portion of the Available Funds (calculated without regard to the references in the definition thereof to amounts that may be deposited to the Distribution Account from a different source as provided herein) then on deposit in the Collection Account; provided, that in connection with any failure by the Servicer to deposit such funds into the Distribution Account, or such other account as directed by the Trustee, by 3:00 PM New York time on the Remittance Date, the Servicer shall pay to the Trustee for the account of the Trustee interest at the Prime Rate or at such other rate mutually agreed to between the Servicer and the Trustee on any amount not timely remitted from and including the day such remittance was required to be made to, but not including, the Distribution Date.

In the event that the Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee in writing to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding.  Such direction may be accomplished by delivering notice to the Trustee which describes the amounts deposited in error in the Distribution Account.  All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 4.02.  In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Servicer.

(e)

The Trustee may invest the funds in the Distribution Account in one or more Permitted Investments in accordance with Section 3.12.  The Trustee may withdraw from the Distribution Account any income or gain earned from the investment of funds deposited therein for its own benefit.

(f)

The Servicer shall give notice to the Trustee, each Rating Agency and the Depositor of any proposed change of the location of the Collection Account not later than 30 days and not more than 45 days prior to any change thereof.

Section 3.08

Subservicing Accounts.  In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more segregated accounts (collectively, the “Subservicing Account”).  The Subservicing Account shall be an Eligible Account and shall otherwise be acceptable to the Servicer.  The Subservicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Subservicer’s receipt thereof, all proceeds of Mortgage Loans received by the Subservicer less its servicing compensation to the extent permitted by the Subservicing Agreement, and shall thereafter deposit such amounts in the Subservicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account.  The Subservicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Subservicing Account.  For purposes of this Agreement, the Servicer shall be deemed to have received payments on the Mortgage Loans when the Subservicer receives such payments.

Section 3.09

Collection of Taxes, Assessments and Similar Items; Escrow Accounts.  (a) The Servicer shall ensure that each of the Mortgage Loans shall be covered by a paid-in-full, life-of-the-loan tax service contract with a provider mutually acceptable to the Depositor and Servicer (each, a “Tax Service Contract”).  Each Tax Service Contract shall be assigned to the Trustee, or its designee, at the Servicer’s expense in the event that the Servicer is terminated as Servicer of the related Mortgage Loan.

(b)

To the extent that the services described in this paragraph (b) are not otherwise provided pursuant to the Tax Service Contracts described in paragraph (a) hereof, the Servicer undertakes to perform such functions.  To the extent the related Mortgage provides for Escrow Payments, the Servicer shall establish and maintain, or cause to be established and maintained, one or more segregated accounts (the “Escrow Accounts”), which shall be Eligible Accounts.  The Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer’s receipt thereof, all (i) collections from the Mortgagors (or related advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors (“Escrow Payments”) collected on account of the Mortgage Loans and (ii) all Condemnation Proceeds and Insurance Proceeds to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with applicable law and Accepted Servicing Practices, and the Servicer shall thereafter deposit such Escrow Payments in the Escrow Accounts, in no event more than two Business Days after the deposit of such funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this Agreement.  Withdrawals of amounts from an Escrow Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items; (ii) reimburse the Servicer (or a Subservicer to the extent provided in the related Subservicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.13 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay itself any interest earned on the Escrow Account or, if required and as described below, to Mortgagors on balances in the Escrow Account; (v) clear and terminate the Escrow Account at the termination of the Servicer’s obligations and responsibilities in respect of the Mortgage Loans under this Agreement; (vi) transfer such funds to replacement Escrow Account that meets the requirements hereof or (vii) recover amounts deposited in error or (viii) to release Condemnation Proceeds or Insurance Proceeds to be applied to the restoration of the related Mortgaged Property or to the related Mortgagor in accordance with the applicable law and Accepted Servicing Practices.  As part of its servicing duties, the Servicer or Subservicers shall pay to the Mortgagors interest on funds in Escrow Accounts, to the extent required by law and, to the extent that interest earned on funds in the Escrow Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor.  To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall use its reasonable best efforts to determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure of a tax lien.  The Servicer assumes full responsibility for the payment of all such bills within such time and shall effect payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments, including any payment required to be made in connection with a Mortgage Loan that does provide for Escrow Payments and is insufficient to make such payments; provided, however, that such advances are deemed to be Servicing Advances.

Section 3.10

Collection Account.  (a) On behalf of the Certificateholders, the Servicer shall establish and maintain, or cause to be established and maintained, one or more segregated Eligible Accounts (such account or accounts, the “Collection Account”), held in trust for the benefit of the Trustee on behalf of the Certificateholders.  On behalf of the Trustee, the Servicer shall deposit into the Collection Account on a daily basis as soon as proper cash application can be determined, generally within two Business Days of receipt, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

(i)

all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(ii)

all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

(iii)

all Insurance Proceeds and Condemnation Proceeds to the extent such Insurance Proceeds and Condemnation Proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the express requirements of law or in accordance with Accepted Servicing Practices, Liquidation Proceeds and Subsequent Recoveries;

(iv)

any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

(v)

any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 3.13(a) in respect of any blanket policy deductibles;

(vi)

all proceeds of any Mortgage Loan repurchased or purchased in accordance with this Agreement;

(vii)

all Prepayment Charges collected by the Servicer; and

(viii)

all Subsequent Recoveries.

The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, NSF fees, reconveyance fees, assumption fees and other similar fees and charges need not be deposited by the Servicer in the Collection Account and shall, upon collection, belong to the Servicer as additional compensation for its servicing activities.  In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.  The Servicer shall at its own expense be responsible for reviewing and reconciling the Collection Account in accordance with industry standards and shall act promptly to resolve any discrepancies related thereto.

(b)

Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12.  The Servicer shall give notice to the Trustee and the Depositor of the location of the Collection Account maintained by it when established and prior to any change thereof.

Section 3.11

Withdrawals from the Collection Account.  (a) The Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 4.01:

(i)

on or prior to each Remittance Date, to remit to the Trustee for deposit in the Distribution Account all Available Funds in respect of the related Distribution Date together with all amounts representing Prepayment Charges (payable to the Class P Certificateholders) from the Mortgage Loans received during the related Prepayment Period;

(ii)

to reimburse the Servicer for P&I Advances, but only to the extent of amounts received which represent payments of principal or interest (net of the related Servicing Fees) on the related Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 4.01 or Condemnation Proceeds, Insurance Proceeds or Liquidation Proceeds or Unreimbursed Advances to the extent of funds held in the Collection Account for future distribution;

(iii)

to pay the Servicer or any Subservicer (A) any unpaid Servicing Fees or (B) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections or other amounts as may be collected by the Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan (or the related REO Property), and to reimburse the Servicer for Advances made at the time a Mortgage Loan was modified;

(iv)

to pay to the Servicer as servicing compensation (in addition to the Servicing Fee) on each Remittance Date any interest or investment income earned on funds deposited in the Collection Account and any additional servicing compensation set forth in Section 3.21;

(v)

to pay to the Seller, with respect to each Mortgage Loan that has previously been repurchased or replaced pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

(vi)

to reimburse the Servicer for any P&I Advance or Servicing Advance previously made which the Servicer has determined to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance in accordance with the provisions of Section 4.01;

(vii)

to pay, or to reimburse the Servicer for Servicing Advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.15;

(viii)

to reimburse the Servicer, the Depositor or the Trustee for expenses incurred by or reimbursable to the Servicer, the Depositor or the Trustee, as the case may be, pursuant to Section 6.03, Section 7.02 or Section 8.05;

(ix)

to reimburse the Servicer or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the repurchase obligation of the Seller under this Agreement that were included in the Repurchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the repurchase obligation, to the extent not otherwise paid pursuant to the terms hereof;

(x)

to withdraw any amounts deposited in the Collection Account in error; and

(xi)

to clear and terminate the Collection Account upon termination of this Agreement.

(b)

The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (a)(ii), (iii), (v), (vi), (vii), (viii) and (ix) above.  The Servicer shall provide written notification (as set forth in Section 4.01(d)) to the Depositor, on or prior to the next succeeding Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (a)(vi) above.

Section 3.12

Investment of Funds in the Collection Account, Escrow Accounts and the Distribution Account.  (a) The Servicer may invest the funds in the Collection Account and the Escrow Accounts (to the extent permitted by law and the related Mortgage Loan documents) and the Trustee may invest funds in the Distribution Account (for purposes of this Section 3.12, each such Account is referred to as an “Investment Account”), in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement; provided, however, that any such Permitted Investment managed by or advised by the Trustee or any of its Affiliates may mature, unless payable on demand, no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement.  All such Permitted Investments shall be held to maturity, unless payable on demand.  Any investment of funds in an Investment Account shall be made in the name of the Servicer or the Trustee, as applicable.  The Servicer or the Trustee, as applicable, shall be entitled to sole possession over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Servicer or the Trustee or its agent, as applicable, together with any document of transfer necessary to transfer title to such investment to the Servicer or the Trustee or its agent, as applicable.  In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer or the Trustee, as applicable, may:

(x)

consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y)

demand payment of all amounts due thereunder that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in an Investment Account.

(b)

All income and gain realized from the investment of funds deposited in the Collection Account or Escrow Account, as applicable, held by or on behalf of the Servicer, shall be for the benefit of the Servicer and shall be subject to its withdrawal in the manner set forth in Section 3.11.  The Servicer shall deposit in the Collection Account or Escrow Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

(c)

All income and gain realized from the investment of funds deposited in the Distribution Account held by the Trustee, shall be for the benefit of the Trustee, and shall be subject to the Trustee’s withdrawal in the manner set forth in Section 3.07(e).  The Trustee shall deposit in the Distribution Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss.

(d)

Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment of funds held in the Escrow Account or the Collection Account, or if a default occurs in any other performance required under any Permitted Investment of funds held in the Escrow Account or the Collection Account, the Servicer shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

Section 3.13

Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.  (a) The Servicer shall cause to be maintained for each first lien Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis, (ii) the Principal Balance of the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer or (iii) the amount required under applicable HUD/FHA regulations.  If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the Principal Balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.  The Servicer shall also maintain on the REO Property for the benefit of the Certificateholders, (x) fire and hazard insurance with extended coverage in an amount which is at least equal to the replacement cost of the improvements which are a part of such property, (y) public liability insurance and, (z) to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above.  Any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures, shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.10.  It is understood and agreed that no earthquake or other additional insurance is required to be maintained by the Servicer or the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such Applicable Regulations as shall at any time be in force and as shall require such additional insurance.  All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount of or material change in coverage to the Servicer.  The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either the Mortgagor’s insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a general policy rating of B:VI or better in Best’s Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

(b)

Maintenance of Mortgage Impairment Insurance Policy.  In the event that the Servicer shall obtain and maintain a blanket policy issued by an insurer that has a general policy rating of B:VI or better in Best’s Key Rating Guide insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.10 and otherwise complies with all other requirements of Section 3.13, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.13, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 3.13, and there shall have been a loss which would have been covered by such policy, deliver to the Trustee for deposit in the Distribution Account the amount not otherwise payable under the blanket policy because of such deductible clause, which amount shall not be reimbursable to the Servicer from the Trust Fund.  In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of the Trust Fund, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

(c)

Fidelity Bond, Errors and Omissions Insurance.  The Servicer shall maintain, at its own expense, a blanket fidelity bond (the “Fidelity Bond”) and an errors and omissions insurance policy, with broad coverage with financially responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans.  The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons.  Such Fidelity Bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 3.13 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae MBS Selling and Servicing Guide or by Freddie Mac in the Freddie Mac Servicer’s Guide.  Each year, if requested by any party hereto, the Servicer shall cause to be delivered to such requesting party, proof of coverage of the Fidelity Bond and Errors and omissions insurance policy and a statement from the surety and insurer that the surety and insurer shall endeavor to notify the Trustee within 30 days prior to such Fidelity Bond’s and errors and omissions insurance policy’s termination or material modification.  In the absence of notice from the surety, insurer or Servicer of such termination or material modification, the Trustee shall be under no obligation to take any action to determine whether or not such Fidelity Bond or errors and omission policy has been terminated or materially modified.

Section 3.14

Enforcement of Due-On-Sale Clauses; Assumption Agreements.  The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause, if any, applicable thereto; provided, however, that the Servicer shall not be required to take such action if, in the reasonable belief of the Servicer, it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so.  If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will make reasonable efforts to enter into either (i) an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon or (ii) a substitution agreement as provided in the succeeding sentence.  The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note.  The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement.  Any fee collected by the Servicer in respect of an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation.  In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Scheduled Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof.  The Servicer shall notify the Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.  For purposes of this Section 3.14, the term “assumption” is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 3.15

Realization upon Defaulted Mortgage Loans.  In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Certificateholders.  With respect to any defaulted Mortgage Loan, the Servicer shall have the right to review the status of the related forbearance plan and, subject to the second paragraph of Section 3.01, may modify such forbearance plan; including, extending the Mortgage Loan repayment date for a period of one year or reducing the Mortgage Rate.

In connection with a foreclosure or other conversion, the Servicer shall exercise such rights and powers vested in it hereunder and use the same degree of care and skill in its exercise as prudent mortgage servicers would exercise or use under the circumstances in the conduct of their own affairs and consistent with Applicable Regulations and the servicing standards set forth in the Fannie Mae Guide, including, without limitation, advancing funds for the payment of taxes and insurance premiums with respect to first lien Mortgage Loans.

Notwithstanding the foregoing provisions of this Section 3.15, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property if, as a result of any such action, the Trust Fund would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

A.

such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Certificateholders to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

B.

there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Certificateholders to take such actions with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 3.15 shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Collection Account.

If the Servicer determines, as described above, that it is in the best economic interest of the Certificateholders to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Certificateholders.  The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Collection Account.

Section 3.16

Release of Mortgage Files.  (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer will deliver to the Trustee or the Custodian, as the case may be, a Request for Release in the form of Exhibit K hereto, which Request for Release may be in an electronic format.  Upon receipt of such certification and Request for Release, the Trustee or the Custodian, as the case may be, shall promptly release the related Custodial File to the Servicer or such other party identified on the Request for Release within two (2) Business Days.  No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account.  Upon any such payment in full, or the receipt of such notification that such funds have been placed in escrow, the Servicer shall direct the Trustee in writing to execute an instrument of satisfaction (or assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full, it being understood and agreed that no expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account.  In lieu of executing any such satisfaction or assignment, as the case may be, the Servicer may prepare and submit to the Trustee a satisfaction (or assignment without recourse, if requested by the Person or Persons entitled thereto) in form for execution by the Trustee with all requisite information completed by the Servicer; in such event, the Trustee shall execute and acknowledge such satisfaction or assignment, as the case may be, and deliver the same with the related Mortgage File, as aforesaid.

(b)

From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Insurance Policy relating to the Mortgage Loans, the Trustee or the Custodian, as the case may be, shall, upon request of the Servicer and delivery to the Trustee or the Custodian, as the case may be, of a Request for Release, which Request for Release may be in an electronic format in a form acceptable to the Trustee or the Custodian, as the case may be, release the related Custodial File to the Servicer, and the Trustee or the Custodian, as the case may be, shall, at the direction of the Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings and the Servicer shall retain the Mortgage File in trust for the benefit of the Trustee.  Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Custodial File to the Trustee or the Custodian, as the case may be, when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Trustee or the Custodian, as the case may be, a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.  Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee or the Custodian, as the case may be, to the Servicer or its designee.

Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Servicer copies of any court pleadings, requests for trustee’s sale or other documents reasonably necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity, or shall exercise and deliver to the Servicer a power of attorney sufficient to authorize the Servicer to execute such documents on its behalf.  Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.

Section 3.17

Title, Conservation and Disposition of REO Property.  In the event that title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken (pursuant to a limited power of attorney to be provided by the Trustee to the Servicer) in the name of the Trustee or a nominee thereof, on behalf of the Certificateholders, or in the event the Trustee or a nominee thereof is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from an attorney duly licensed to practice law in the state where the REO Property is located.  Any Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the benefit of the Trustee.  The Trustee’s name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity.  The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee’s capacity hereunder.

In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property before the end of the third calendar year beginning after the year of its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code or, at the expense of the Trust Fund, request from the Internal Revenue Service, more than 60 days before the day on which the above-mentioned grace period would otherwise expire, an extension of the above-mentioned grace period, unless the Servicer obtains an Opinion of Counsel, addressed to the Servicer and the Trustee, to the effect that the holding by the Trust Fund of such REO Property subsequent to such period will not: (i) result in the imposition of any tax on “prohibited transactions” as defined in Section 860F of the Code; or (ii) cause any REMIC constituting any part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel).  The Servicer shall be entitled to be reimbursed from the Collection Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.05.

Subject to compliance with applicable laws and regulations as shall at any time be in force, and notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any REMIC constituting part of the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders and the Trust Fund solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the related REMIC of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code, or any “net income from foreclosure property” which is subject to taxation under the REMIC Provisions.  The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter.  The Servicer shall make or cause to be made a written report of each such inspection.  Such reports shall be retained in the Mortgage Servicing File and copies thereof shall be forwarded by the Servicer to the Trustee upon request.  The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders and the Trust Fund.

With respect to each REO Property, the Servicer shall account separately for each REO Property with respect to all funds collected and received in connection with the operation of such REO Property.

The Servicer shall deposit or cause to be deposited, on a daily basis, within two Business Days of receipt, in the Collection Account, all revenues received with respect to each REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the related REO Property, including the cost of maintaining any hazard insurance pursuant to Section 3.13 hereof and the fees of any managing agent acting on behalf of the Servicer.

The Servicer shall furnish to the Trustee, on each Remittance Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month.  Such operating statement shall be accompanied by such other information as the Trustee shall reasonably request.

The Servicer shall use its best efforts to dispose of the REO Property as promptly as is practically consistent with protecting the Certificateholders’ interests.

Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders.  If as of the date title to any REO Property was acquired by the Servicer there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Servicer, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition.  The proceeds from the REO Disposition, net of any payment to the Servicer as provided above, shall be deposited in the Collection Account for distribution on the succeeding Remittance Date.

Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration and an Opinion of Counsel is obtained by the Servicer to the effect that such sale shall not cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC).

Section 3.18

Notification of Adjustments.  With respect to each Adjustable Rate Mortgage Loan, the Servicer shall adjust the Mortgage Rate on the related Adjustment Date and shall adjust the Scheduled Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note.  In the event that an Index becomes unavailable or otherwise unpublished, the Servicer shall select a comparable alternative index over which it has no direct control and which is readily verifiable.  The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Rate and Scheduled Payment adjustments.  Upon the discovery by the Servicer that the Servicer has failed to adjust a Mortgage Rate or Scheduled Payment in accordance with the terms of the related Mortgage Note, the Servicer shall deposit in the Collection Account from its own funds the amount of any interest loss caused as such interest loss occurs; provided, however, the Servicer shall be held harmless for any Mortgage Interest Rate Adjustments made by any prior servicer.

Section 3.19

Access to Certain Documentation and Information Regarding the Mortgage Loans.  In the event the Servicer reasonably believes that compliance with this Section will make the Mortgage Loans legal for investment by federally insured savings and loan associations, the Servicer shall provide, or cause the Subservicer to provide, to the Depositor, the Trustee, the OTS or the FDIC and the examiners and supervisory agents thereof, access to the documentation regarding the Mortgage Loans in its possession required by applicable regulations of the OTS.  Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the Servicer or, if applicable, any Subservicer.  Nothing in this Section shall derogate from the obligation of any such party to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of any such party to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

Section 3.20

Documents, Records and Funds in Possession of the Servicer to Be Held for the Trustee.  Not later than thirty days after each Distribution Date, the Servicer shall forward to the Trustee a statement prepared by the Servicer setting forth the status of the Collection Account as of the close of business on the last day of the calendar month relating to such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.10(a) and each category of withdrawal specified in Section 3.11.  Such statement may be in the form of the then current Fannie Mae Monthly Accounting Report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes.  Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon the request and at the expense of the requesting party, provided such statement is delivered by the Servicer to the Trustee.

Section 3.21

Servicing Compensation.  (a) As compensation for its activities hereunder, the Servicer shall, with respect to each Mortgage Loan, be entitled to retain from deposits to the Collection Account and from Liquidation Proceeds, Prepayment Interest Excess, Condemnation Proceeds, Insurance Proceeds, Subsequent Recoveries and REO Proceeds related to such Mortgage Loan, the Servicing Fee with respect to each Mortgage Loan (less any portion of such amounts retained by any Subservicer).  In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of related Late Collections and as otherwise permitted under Section 3.11.  The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer’s responsibilities and obligations under this Agreement; provided, however, that the Servicer may pay from the Servicing Fee any amounts due to a Subservicer pursuant to a Subservicing Agreement entered into under Section 3.02.

(b)

Additional servicing compensation in the form of assumption or modification fees, late payment charges, Prepayment Interest Excesses, NSF fees, reconveyance fees and other similar fees and charges (other than Prepayment Charges) shall be retained by the Servicer only to the extent such fees or charges are received by the Servicer.  The Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account, as additional servicing compensation, interest or other income earned on deposits therein.  The Servicer shall also be entitled as additional servicing compensation, to interest or other income earned on deposits in the Escrow Account (to the extent permitted by law and the related Mortgage Loan documents) in accordance with Section 3.12.

(c)

The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for any blanket policy insuring against hazard losses pursuant to Section 3.13, servicing compensation of the Subservicer to the extent not retained by it and the fees and expenses of independent accountants and any agents appointed by the Servicer), and shall not be entitled to reimbursement therefor from the Trust Fund except as specifically provided in Section 3.11.

Section 3.22

Annual Statement as to Compliance.  The Servicer shall deliver or cause to be delivered, and shall cause each Subservicer engaged by such Servicer to deliver or cause to be delivered to the Depositor, the Rating Agencies and the Trustee on or before March 15th of each calendar year, commencing in 2008, an Officer’s Certificate stating, as to each signatory thereof, that (i) a review of the activities of such Servicer or Subservicer, as applicable, during the preceding calendar year and of performance under this Agreement, or the applicable Subservicing Agreement, as the case may be, has been made under such officers’ supervision, and (ii) to the best of such officers’ knowledge, based on such review, such Servicer or Subservicer, and each Subcontractor utilized by such Servicer and determined by such Servicer pursuant to Section 3.02(e) to be “participating in a servicing function” within the meaning of Item 1122 of Regulation AB, as applicable, has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officers and the nature and status thereof.  Promptly after receipt of such Officer’s Certificate, the Depositor shall review such Officer’s Certificate and, if applicable, consult with the applicable Servicer as to the nature of any defaults by such Servicer or any related Subservicer in the fulfillment of any such Servicer’s or any related Subservicer’s obligations.  The obligations of a Servicer or Subservicer under this Section apply to each Servicer that serviced a Mortgage Loan during the applicable period, whether or not such Servicer or Subservicer is acting as a Servicer or Subservicer at the time such Officer’s Certificate is required to be delivered.  For purposes of (ii) above, the Servicer or Subservicer will be entitled to rely reasonably upon a certification of any Subcontractor not affiliated with the Servicer or Subservicer.  Notwithstanding anything to the contrary set forth herein, the statement required under this Section 3.22 with respect to any Subservicer or Subcontractor shall not be required to be delivered with respect to any year in which an annual report on Form 10-K for the Trust is not required to be filed pursuant to the Exchange Act.

Section 3.23

Assessment of Compliance with Servicing Criteria; Independent Public Accountants’ Attestation.  (a) Not later than March 15th of each calendar year commencing in 2008, the Servicer and the Custodian (pursuant to the Custodial Agreement), each shall deliver, and the Servicer shall cause each Subservicer engaged by such Servicer and the Servicer shall cause each Subcontractor utilized by such Servicer and determined by such Servicer pursuant to Section 3.02(e) to be “participating in a servicing function” within the meaning of Item 1122 of Regulation AB, to deliver, and not later than March 15th of each calendar year in which the annual report on Form 10-K for the Trust contemplated by this Agreement is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, (or, if such March 15th is not a Business Day, the immediately preceding Business Day), the Trustee shall deliver, and the Trustee shall cause each Subcontractor utilized by the Trustee and determined by the Trustee pursuant to Section 3.02(e) to be “participating in a servicing function” within the meaning of Item 1122 of Regulation AB, to deliver, each at its own expense, to the Depositor and the Trustee, with a copy to the Rating Agencies, a report on an assessment of compliance with the Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Servicing Criteria applicable to it, (B) a statement that such party used the Servicing Criteria to assess compliance with the applicable Servicing Criteria, (C) such party’s assessment of compliance with the applicable Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 8.12, setting forth any material instance of noncompliance with the applicable Servicing Criteria, and (D) a statement that a registered public accounting firm has issued an attestation report on such Person’s assessment of compliance with the applicable Servicing Criteria as of and for such period.  Each such assessment of compliance report shall be delivered to the Depositor and shall address each of the Servicing Criteria applicable to such party specified on a certification substantially in the form of Exhibit N hereto delivered to the Depositor on the Closing Date.  Notwithstanding anything to the contrary set forth herein, the statements and attestations required under this Section 3.23 with respect to any Subservicer or Subcontractor shall not be required to be delivered with respect to any year in which an annual report on Form 10-K for the Trust is not required to be filed pursuant to the Exchange Act.

(b)

Not later than March 15th of each calendar year commencing in 2008, the Servicer shall and the Servicer shall direct the Custodian (pursuant to the Custodial Agreement), and the Servicer shall cause each Subservicer engaged by such Servicer and each Subcontractor utilized by such Servicer and determined by such Servicer pursuant to Section 3.02(e) to be “participating in a servicing function” within the meaning of Item 1122 of Regulation AB, to cause, and, not later than March 15 of each calendar year in which the Depositor’s annual report on Form 10-K with respect to the transactions contemplated by this Agreement is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, if such March 15 is not a Business Day, the immediately preceding Business Day), the Trustee shall cause, each at its own expense, a registered public accounting firm (which may also render other services to such party) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Trustee and the Depositor, with a copy to the Rating Agencies, to the effect that (i) it has obtained a representation regarding certain matters from the management of such Person, which includes an assertion that such Person has complied with the Servicing Criteria and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such Person’s compliance with the Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such Person’s assessment of compliance with the Servicing Criteria.  In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Such report must be available for general use and not contain restricted use language.  Each such related accountant’s attestation report shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.  Notwithstanding anything to the contrary set forth herein, the statements and attestations required under this Section 3.23 with respect to any Subservicer or Subcontractor shall not be required to be delivered with respect to any year in which an annual report on Form 10-K for the Trust is not required to be filed pursuant to the Exchange Act.

(c)

On the Closing Date, the Servicer, the Trustee and the Custodian (pursuant to the Custodial Agreement) shall furnish to the Depositor the Servicing Criteria, substantially in the form of Exhibit N hereto appropriately completed, to be subject of the assessment of compliance to be delivered pursuant to Section 3.23(a) by each of them (and in the case of the Servicer, each Subservicer engaged by such Servicer and in the case of the Servicer and Trustee each Subcontractor utilized by the Servicer or the Trustee, as applicable, and determined by such Servicer or the Trustee, as applicable, pursuant to Section 3.02(e) to be “participating in a servicing function” within the meaning of Item 1122 of Regulation AB).

Section 3.24

Trustee to Act as Servicer.  (a) In the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Trustee or its successor, subject to the rights of the Servicing Rights Pledgee and in accordance with Section 7.02 hereof, shall thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter, except that the Trustee shall not be (i) liable for losses of the predecessor Servicer pursuant to Section 3.10 or any acts or omissions of the predecessor Servicer hereunder, (ii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, (iii) responsible for expenses of the predecessor Servicer pursuant to Section 2.03, (iv) obligated to make Advances if it is prohibited from doing so by applicable law, (v) deemed to have made any representations and warranties of the Servicer hereunder or (vi) obligated to perform an obligation of the Servicer under Sections 3.22 or 3.23 with respect to any period of time during which the Trustee was not the Servicer.  Any such assumption shall be subject to Section 7.02.

(b)

Every Subservicing Agreement entered into by the Servicer shall contain a provision giving the successor Servicer the option to terminate such agreement in the event a successor Servicer is appointed.

(c)

If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Trustee (or any other successor Servicer), subject to the rights of the Servicing Rights Pledgee, may, at its option, succeed to any rights and obligations of the Servicer under any Subservicing Agreement in accordance with the terms thereof; provided, that the Trustee (or any other successor Servicer) shall not incur any liability or have any obligations in its capacity as successor Servicer under a Subservicing Agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the Servicer thereunder; and the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement arising prior to the date of such succession.

(d)

The Servicer shall, upon request of the Trustee, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement (if any) and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreement to the assuming party.

Section 3.25

Compensating Interest.  The Servicer shall remit to the Trustee on each Remittance Date an amount from its own funds equal to the Compensating Interest payable by the Servicer for the related Distribution Date.

Section 3.26

Credit Reporting; Gramm-Leach-Bliley Act.  (a) With respect to each Mortgage Loan, the Servicer agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on the primary borrower of such Mortgage Loan to Equifax, Experian and TransUnion Credit Information Company (three of the credit repositories) on a monthly basis.

(b)

The Servicer shall comply with Title V of the Gramm-Leach-Bliley Act of 1999 and all applicable regulations promulgated thereunder, relating to the Mortgage Loans and the related borrowers and shall provide all required notices thereunder.

Section 3.27

Optional Purchases of Mortgage Loans by Servicer.  The Servicer (or an affiliate of the Servicer) may, at its option, purchase a Mortgage Loan or REO Property which becomes 120 or more days Delinquent or for which the Servicer has accepted a deed in lieu of foreclosure, during the period commencing on the first day of the calendar quarter succeeding the calendar quarter in which the Initial Delinquency Date occurred with respect to such Mortgage Loan and ending on the last Business Day of such calendar quarter.  If the Servicer (or an affiliate of the Servicer) does not exercise its purchase right with respect to a Mortgage Loan during the period specified in the preceding sentence, such Mortgage Loan shall thereafter again become eligible for purchase pursuant to the preceding sentence only after the Mortgage Loan ceases to be 120 days or more Delinquent and thereafter becomes 120 days Delinquent again.  The “Initial Delinquency Date” of a Mortgage Loan shall mean the date on which the Mortgage Loan first became 120 days Delinquent.  Prior to purchase pursuant to this Section 3.27, the Servicer shall be required to continue to make monthly advances pursuant to Section 4.07.  The Servicer shall not use any procedure in selecting Mortgage Loans to be purchased which is materially adverse to the interests of the Certificateholders.  The Servicer shall purchase such (i) delinquent Mortgage Loan at a price equal to the Principal Balance of the Mortgage Loan plus accrued interest thereon at the Mortgage Rate from the date to which interest has last been paid to the Trust Fund to the date of purchase plus any unreimbursed Servicing Advances and Advances or (ii) REO Property at its fair market value as determined in good faith by the Servicer.  Any such purchase of a Mortgage Loan or REO Property pursuant to this Section 3.27 shall be accomplished by delivery to the Trustee for deposit in the Distribution Account of the amount of the purchase price.  The Trustee shall immediately effectuate the conveyance of such delinquent Mortgage Loan or REO Property to the Servicer to the extent necessary, including the prompt delivery of all documentation to the Servicer, without recourse.

Section 3.28

Advance Facility.  (a) The Servicer is hereby authorized to enter into a financing or other facility (any such arrangement, an “Advance Facility”), the documentation for which complies with Section 3.28(e) below, under which (1) the Servicer assigns or pledges its rights under this Agreement to be reimbursed for any or all P&I Advances and/or Servicing Advances to (i) a Person, which may be a special-purpose bankruptcy-remote entity (an “SPV”), (ii) a Person, which may simultaneously assign or pledge such rights to an SPV or (iii) a lender (a “Lender”), which, in the case of any Person or SPV of the type described in either of the preceding clauses (i) or (ii), may directly or through other assignees and/or pledgees, assign or pledge such rights to a Person, which may include a trustee acting on behalf of holders of debt instruments (any such Person or any such Lender, an “Advance Financing Person”), and/or (2) an Advance Financing Person agrees to fund all the P&I Advances and/or Servicing Advances required to be made by the Servicer pursuant to this Agreement.  No consent of the Trustee, Certificateholders or any other party shall be required before the Servicer may enter into an Advance Facility nor shall the Trustee or the Certificateholders be a third party beneficiary of any obligation of an Advance Financing Person to the Servicer.  Notwithstanding the existence of any Advance Facility under which an Advance Financing Person agrees to fund P&I Advances and/or Servicing Advances, (A) the Servicer (i) shall remain obligated pursuant to this Agreement to make P&I Advances and/or Servicing Advances pursuant to and as required by this Agreement and (ii) shall not be relieved of such obligations by virtue of such Advance Facility and (B) neither the Advance Financing Person nor any Servicer’s Assignee (as hereinafter defined) shall have any right to proceed against or otherwise contact any Mortgagor for the purpose of collecting any payment that may be due with respect to any related Mortgage Loan or enforcing any covenant of such Mortgagor under the related Mortgage Loan documents.

(b)

If the Servicer enters into an Advance Facility, the Servicer and the related Advance Financing Person shall deliver to the Trustee at the address set forth in Section 10.05 hereof a written notice (an “Advance Facility Notice”), stating (a) the identity of the Advance Financing Person and (b) the identity of the Person (the “Servicer’s Assignee”) that will, subject to Section 3.28(c) hereof, have the right to make withdrawals from the Collection Account pursuant to Section 3.11 hereof to reimburse previously unreimbursed P&I Advances and/or Servicing Advances (“Advance Reimbursement Amounts”).  Advance Reimbursement Amounts (i) shall consist solely of amounts in respect of P&I Advances and/or Servicing Advances for which the Servicer would be permitted to reimburse itself in accordance with Section 3.11 hereof, assuming the Servicer had made the related P&I Advance(s) and/or Servicing Advance(s) and (ii) shall not consist of amounts payable to a successor Servicer in accordance with Section 3.11 hereof to the extent permitted under Section 3.28(e) below.

(c)

Notwithstanding the existence of an Advance Facility, the Servicer, on behalf of the Advance Financing Person, shall be entitled to receive reimbursements of P&I Advances and/or Servicing Advances in accordance with Section 3.05 hereof, which entitlement may be terminated by the Advance Financing Person pursuant to a written notice to the Trustee in the manner set forth in Section 10.05 hereof.  Upon receipt of such written notice, the Servicer shall no longer be entitled to receive reimbursement for any Advance Reimbursement Amounts and the Servicer’s Assignee shall immediately have the right to receive from the Collection Account all Advance Reimbursement Amounts.  Notwithstanding the foregoing, and for the avoidance of doubt, (i) the Servicer and/or the Servicer’s Assignee shall only be entitled to reimbursement of Advance Reimbursement Amounts hereunder pursuant to Section 3.11 of this Agreement and shall not otherwise be entitled to make withdrawals of, or receive, Advance Reimbursement Amounts that shall be deposited in the Distribution Account pursuant to Section 3.10 hereof, and (ii) none of the Trustee or the Certificateholders shall have any right to, or otherwise be entitled to, receive any Advance Reimbursement Amounts to which the Servicer or Servicer’s Assignee, as applicable, shall be entitled pursuant to Section 3.11 hereof.  Without limiting the foregoing, none of the Trustee or the Certificateholders shall have any right to set off against Advance Reimbursement Amounts hereunder.  An Advance Facility may be terminated by the joint written direction of the Servicer and the related Advance Financing Person.  Written notice of such termination shall be delivered to the Trustee in the manner set forth in Section 10.05 hereof.  The Trustee shall have no duty or liability with respect to the calculation of any Advance Reimbursement Amount and shall be entitled to rely without independent investigation on the Advance Facility Notice and on such Servicer’s report of the amount of Advance Reimbursement Amounts and Servicing Advance Reimbursement Amounts that were included in the remittance from such Servicer to the Trustee pursuant to Section 4.01 Such Servicer shall maintain and provide to any successor Servicer a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advance Financing Person.  The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

(d)

[Reserved].

(e)

As between a predecessor Servicer and its Advance Financing Person, on the one hand, and a successor Servicer and its Advance Financing Person, if any, on the other hand, Advance Reimbursement Amounts on a loan-by-loan basis with respect to each Mortgage Loan as to which a P&I Advance and/or Servicing Advance shall have been made and be outstanding shall be allocated on a “first-in, first out” basis.  In the event the Servicer’s Assignee shall have received some or all of an Advance Reimbursement Amount related to P&I Advances and/or Servicing Advances that were made by a Person other than such predecessor Servicer or its related Advance Financing Person in error, then such Servicer’s Assignee shall be required to remit any portion of such Advance Reimbursement Amount to each Person entitled to such portion of such Advance Reimbursement Amount.  Without limiting the generality of the foregoing, the Servicer shall remain entitled to be reimbursed by the Advance Financing Person for all P&I Advances and/or Servicing Advances funded by the Servicer to the extent the related Advance Reimbursement Amounts have not been assigned or pledged to such Advance Financing Person or Servicer’s Assignee.

(f)

For purposes of any certification of a Servicing Officer of the Servicer made pursuant to Section 4.01, any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance referred to therein may have been made by such Servicer or any predecessor Servicer.  In making its determination that any P&I Advance or Servicing Advance theretofore made has become a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, the Servicer shall apply the same criteria in making such determination regardless of whether such P&I Advance or Servicing Advance shall have been made by the Servicer or any predecessor Servicer.

(g)

The Trustee shall not, as a result of the existence of any Advance Facility, have any additional responsibility to track or monitor Advance Reimbursement Amounts or any Advance Facility, and, except as expressly provided in Section 3.28(c) above, is not and shall not be obligated to make any payment with respect to any Advance Reimbursement Amount.  The Servicer hereby indemnifies the Trustee, the Trust Fund and any successor Servicer, as applicable, from and against any claims, losses, liabilities or damages resulting from any claim by the related Advancing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct on the part of the Trustee or the successor Servicer, or failure by the successor Servicer or the Trustee to remit funds as required by this Agreement or the commission of an act or omission to act by the successor Servicer or the Trustee, and the passage of any applicable cure or grace period, such that a Servicer Event of Termination under this Agreement occurs or such entity is subject to termination for cause under this Agreement.

ARTICLE IV

DISTRIBUTIONS AND ADVANCES BY THE SERVICER

Section 4.01

Advances.  (a) The amount of P&I Advances to be made by the Servicer for any Remittance Date shall equal, subject to Section 4.01(c), the sum of (i) the aggregate amount of Scheduled Payments (with each interest portion thereof net of the related Servicing Fee and other than the portion of the Scheduled Payment representing principal on any Second-Lien Mortgage Loan), due during the Due Period immediately preceding such Remittance Date in respect of the Mortgage Loans, which Scheduled Payments were not received as of the close of business on the related Determination Date, plus (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the interest portion of the Scheduled Payments (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date in respect of the related Mortgage Loans, over the net income from such REO Property transferred to the Collection Account for distribution on such Remittance Date.

(b)

On or before 3:00 PM New York time on each Remittance Date, the Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Remittance Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case, it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this Section 4.01, used by the Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties.  In addition, the Servicer shall have the right to reimburse itself for any P&I Advances previously made from the Collection Account to the extent of amounts held for future distribution.  Any amounts held for future distribution and so used shall be appropriately reflected in the Servicer’s records and replaced by the Servicer by deposit in the Collection Account on or before any future Remittance Date to the extent required.  The Servicer shall have the right to reimburse itself from the Collection Account for unreimbursed P&I Advances or Servicing Advances made in connection with the modification of a Mortgage Loan.

(c)

The obligation of the Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from coverage under this Agreement, except as otherwise provided in this Section.

(d)

Notwithstanding anything herein to the contrary, no P&I Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.  The determination by the Servicer that it has made a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officer’s Certificate of the Servicer delivered to the Trustee.

(e)

Except as otherwise provided herein, the Servicer shall be entitled to reimbursement pursuant to Section 3.11 for Servicing Advances from recoveries from the related Mortgagor or from all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds, Condemnation Proceeds and Subsequent Recoveries) with respect to the related Mortgage Loan.

Section 4.02

Priorities of Distribution.  (a) On each Distribution Date, the Trustee will make the disbursements and transfers from amounts then on deposit in the Distribution Account in the following order of priority and to the extent of the Available Funds remaining:

(i)

to the holders of each Class of Principal Certificates and to the Supplemental Interest Trust Account in the following order of priority:

(A)

from Available Funds, to the Supplemental Interest Trust Account, any Net Swap Payments owed to the Swap Provider;

(B)

from Available Funds, to the Supplemental Interest Trust Account, any Swap Termination Payment owed to the Swap Provider (other than a Defaulted Swap Termination Payment);

(C)

from any remaining Interest Remittance Amounts for both Loan Groups, to the Class A Certificates, the related Accrued Certificate Interest Distribution Amount and Unpaid Interest Amounts for such Distribution Date, in each case pursuant to the allocation set forth in clause (iv) of this Section 4.02(a);

(D)

from any remaining Interest Remittance Amounts, to the Class M-1 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

(E)

from any remaining Interest Remittance Amounts, to the Class M-2 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

(F)

from any remaining Interest Remittance Amounts, to the Class M-3 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

(G)

from any remaining Interest Remittance Amounts, to the Class M-4 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

(H)

from any remaining Interest Remittance Amounts, to the Class M-5 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

(I)

from any remaining Interest Remittance Amounts, to the Class M-6 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

(J)

from any remaining Interest Remittance Amounts, to the Class B-1 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

(K)

from any remaining Interest Remittance Amounts, to the Class B-2 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

(L)

from any remaining Interest Remittance Amounts, to the Class B-3 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date; and

(M)

from any remaining Interest Remittance Amounts, to the Class B-4 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date.

(ii)

(A) on each Distribution Date (1) before the Stepdown Date or with respect to which a Trigger Event is in effect, to the holders of the related Class or Classes of Principal Certificates then entitled to distributions of principal as set forth below, from amounts remaining on deposit in the Distribution Account after making distributions pursuant to clause (i) above, an amount equal to the Principal Distribution Amount in the following order of priority:

(a)

to the Class A Certificates, allocated as described in Section 4.02(c), until the respective Class Certificate Balances thereof are reduced to zero; and

(b)

sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, until the respective Class Certificate Balances are reduced to zero;

(B)

on each Distribution Date (1) on and after the Stepdown Date and (2) as long as a Trigger Event is not in effect, to the holders of the related Class or Classes of Principal Certificates then entitled to distribution of principal, from amounts remaining on deposit in the Distribution Account after making distributions pursuant to clause (i) above, an amount equal to, in the aggregate, the Principal Distribution Amount in the following amounts and order of priority:

(a)

to the Class A Certificates, the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount, allocated as described in Section 4.02(c), until the respective Class Certificate Balances thereof are reduced to zero;

(b)

 to the Class M-1, Class M-2 and Class M-3 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii) (B) (a) above and (y) the Class M-1/M-2/M-3 Principal Distribution Amount, sequentially, as follows:

(1)

to the Class M-1 Certificates, until its Class Certificate Balance has been reduced to zero;

(2)

to the Class M-2 Certificates, until its Class Certificate Balance has been reduced to zero; and

(3)

to the Class M-3 Certificates, until its Class Certificate Balance has been reduced to zero;

(c)

to the Class M-4 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii) (B) (a) above, to the Class M-1 Certificates in clause (ii) (B) (b) (1) above, to the Class M-2 Certificates in clause (ii) (B) (b) (2) above and to the Class M-3 Certificates in clause (ii) (B) (b) (3) above and (y) the Class M-4 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(d)

 to the Class M-5 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii) (B) (a) above, to the Class M-1 Certificates in clause (ii) (B) (b) (1) above, to the Class M-2 Certificates in clause (ii) (B) (b) (2) above, to the Class M-3 Certificates in clause (ii) (B) (b) (3) above and to the Class M-4 Certificates in clause (ii) (B) (c) above and (y) the Class M-5 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(e)

 to the Class M-6 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii) (B) (a) above, to the Class M-1 Certificates in clause (ii) (B) (b) (1) above, to the Class M-2 Certificates in clause (ii) (B) (b) (2) above, to the Class M-3 Certificates in clause (ii) (B) (b) (3) above, to the Class M-4 Certificates in clause (ii) (B) (c) above and to the Class M-5 Certificates in clause (ii) (B) (d) above and (y) the Class M-6 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(f)

 to the Class B-1 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii) (B) (a) above, to the Class M-1 Certificates in clause (ii) (B) (b) (1) above, to the Class M-2 Certificates in clause (ii) (B) (b) (2) above, to the Class M-3 Certificates in clause (ii) (B) (b) (3) above, to the Class M-4 Certificates in clause (ii) (B) (c) above, to the Class M-5 Certificates in clause (ii) (B) (d) above and to the Class M-6 Certificates in clause (ii) (B) (e) above and (y) the Class B-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(g)

 to the Class B-2 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii) (B) (a) above, to the Class M-1 Certificates in clause (ii) (B) (b) (1)above, to the Class M-2 Certificates in clause (ii) (B) (b) (2) above, to the Class M-3 Certificates in clause (ii) (B) (b) (3) above, to the Class M-4 Certificates in clause (ii) (B) (c) above, to the Class M-5 Certificates in clause (ii) (B) (d) above, to the Class M-6 Certificates in clause (ii) (B) (e) above and to the Class B-1 Certificates in clause (ii) (B) (f) above and (y) the Class B-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(h)

 to the Class B-3 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii) (B) (a) above, to the Class M-1 Certificates in clause (ii) (B) (b) (1) above, to the Class M-2 Certificates in clause (ii) (B) (b) (2) above, to the Class M-3 Certificates in clause (ii) (B) (b) (3) above, to the Class M-4 Certificates in clause (ii) (B) (c) above, to the Class M-5 Certificates in clause (ii) (B) (d) above, to the Class M-6 Certificates in clause (ii) (B) (e) above, to the Class B-1 Certificates in clause (ii) (B) (f) above and to the Class B-2 Certificates in clause (ii) (B) (g) above and (y) the Class B-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and

(i)

to the Class B-4 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A Certificateholders in clause (ii) (B) (a) above, to the Class M-1 Certificateholders in clause (ii) (B) (b) (1) above, to the Class M-2 Certificateholders in clause (ii) (B) (b) (2) above, to the Class M-3 Certificateholders in clause (ii) (B) (c) (3) above, to the Class M-4 Certificateholders in clause (ii) (B) (c) above, to the Class M-5 Certificateholders in clause (ii) (B) (d) above, to the Class M-6 Certificateholders in clause (ii) (B) (e) above to the Class B-1 Certificateholders in clause (ii) (B) (f) above, to the Class B-2 Certificateholders in clause (ii) (B) (g) above and to the Class B-3 Certificateholders in clause (ii) (B) (h) above and (y) the Class B-4 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

(iii)

any amount remaining after the distributions in clauses (i) and (ii) above, plus as specifically indicated below, from amounts on deposit in the Excess Reserve Fund Account received on such Distribution Date shall be distributed in the following order of priority:

(A)

to fund the Extra Principal Distribution Amount for such Distribution Date;

(B)

to the holders of the Class M-1 Certificates, any Unpaid Interest Amount for such Class;

(C)

to the holders of the Class M-1 Certificates, any Unpaid Realized Loss Amount for such Class;

(D)

to the holders of the Class M-2 Certificates, any Unpaid Interest Amount for such Class;

(E)

 to the holders of the Class M-2 Certificates, any Unpaid Realized Loss Amount for such Class;

(F)

to the holders of the Class M-3 Certificates, any Unpaid Interest Amount for such Class;

(G)

to the holders of the Class M-3 Certificates, any Unpaid Realized Loss Amount for such Class;

(H)

to the holders of the Class M-4 Certificates, any Unpaid Interest Amount for such Class;

(I)

to the holders of the Class M-4 Certificates, any Unpaid Realized Loss Amount for such Class;

(J)

to the holders of the Class M-5 Certificates, any Unpaid Interest Amount for such Class;

(K)

to the holders of the Class M-5 Certificates, any Unpaid Realized Loss Amount for such Class;

(L)

to the holders of the Class M-6 Certificates, any Unpaid Interest Amount for such Class;

(M)

to the holders of the Class M-6 Certificates, any Unpaid Realized Loss Amount for such Class;

(N)

to the holders of the Class B-1 Certificates, any Unpaid Interest Amount for such Class;

(O)

to the holders of the Class B-1 Certificates, any Unpaid Realized Loss Amount for such Class;

(P)

to the holders of the Class B-2 Certificates, any Unpaid Interest Amount for such Class;

(Q)

to the holders of the Class B-2 Certificates, any Unpaid Realized Loss Amount for such Class;

(R)

to the holders of the Class B-3 Certificates, any Unpaid Interest Amount for such Class;

(S)

to the holders of the Class B-3 Certificates, any Unpaid Realized Loss Amount for such Class;

(T)

to the holders of the Class B-4 Certificates, any Unpaid Interest Amount for such Class;

(U)

to the holders of the Class B-4 Certificates, any Unpaid Realized Loss Amount for that Class;

(V)

to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for such Distribution Date;

(W)

 from funds on deposit in the Excess Reserve Fund Account with respect to such Distribution Date, an amount equal to any unpaid Basis Risk Carry Forward Amount with respect to any Principal Certificate for such Distribution Date to the Principal Certificates in the same order and priority in which the Accrued Certificate Interest Distribution Amount is allocated among such Classes of Certificates, except that the Class A Certificates shall be paid (a) first, pro rata, based upon their respective Class Certificate Balances (only with respect to those Class A Certificates with an outstanding Basis Risk Carry Forward Amount) and (b) second, any remaining amounts, pro rata, based on any such Basis Risk Carry Forward Amounts remaining unpaid;

(X)

to the Supplemental Interest Trust Account, the amount of any Defaulted Swap Termination Payment owed to the Swap Provider;

(Y)

to the holders of the Class CE-1 Certificates, the remainder of the Class CE-1 Distributable Amount not distributed pursuant to Sections 4.02(a)(iii)(A)-(X);

(Z)

on the sixtieth Distribution Date (or the final Distribution Date, if earlier), to the holders of the Class P Certificates $100.00 in reduction of the Class Certificate Balance of such Class; and

(AA)

to the holders of the Class R and Class R-X Certificates, as applicable, any remaining amount in the related REMICs;

(iv)

solely for purposes of interest allocation calculations, the Interest Remittance Amounts attributable to Group I Mortgage Loans will be allocated:

(a)

first, to the Class A1 Certificates, the Accrued Certificate Interest Distribution Amount and Unpaid Interest Amount for the Class A1 Certificates; and

(b)

second, concurrently, to the Class A2-A, Class A2-B, Class A2-C, Class A2-D and Class A2-E Certificates, pro rata (based on the amounts distributable or payable under Section 4.02(a)(i)(C) to the Class AF-1, Class A2-A, Class A2-B, Class A2-C, Class A2-D and Class A2-E Certificates), the Accrued Certificate Interest Distribution Amount and Unpaid Interest Amount for the Class A2-A, Class A2-B, Class A2-C, Class A2-D and Class A2-E Certificates, respectively; and

(v)

solely for purposes of interest allocation calculations, the Interest Remittance Amounts attributable to Group II Mortgage Loans will be allocated:

(a)

first, concurrently, to the Class A2-A, Class A2-B, Class A2-C, Class A2-D and Class A2-E Certificates, pro rata (based on the amounts distributable or payable under Section 4.02(a)(i)(C) to the Class A2-A, Class A2-B, Class A2-C, Class A2-D and Class A2-E Certificates), the Accrued Certificate Interest Distribution Amount and Unpaid Interest Amount for the Class A2-A, Class A2-B, Class A2-C, Class A2-D and Class A2-E Certificates, respectively; and

(b)

second, to the Class A1 Certificates, the Accrued Certificate Interest Distribution Amount and Unpaid Interest Amount for the Class A1 Certificates.

If on any Distribution Date, as a result of the foregoing allocation rules, any Class of Class A Certificates does not receive in full the related Accrued Certificate Interest Distribution Amount or the related Unpaid Interest Amounts, if any, then that unpaid amount will be recoverable by the holders of that class, with interest thereon, on future Distribution Dates, as Unpaid Interest Amounts, subject to the priorities described above.

(b)

On each Distribution Date, prior to any distributions on any other Class of Certificates, all amounts representing Prepayment Premiums from the Mortgage Loans received during the related Prepayment Period (including amounts payable by the Servicer pursuant to Section 3.07) shall be distributed by the Trustee to the holders of the Class P Certificates.

(c)

All principal distributions to the holders of the Class A Certificates on any Distribution Date shall be allocated concurrently between the Group I Senior Certificates, on the one hand, and the Group II Senior Certificates, on the other hand, based on the Class A Principal Allocation Percentage for the Group I Senior Certificates and the Group II Senior Certificates, as applicable, for such Distribution Date.  However, if the Class Certificate Balances of the Class A Certificates in either Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on such Distribution Date, and the amount of such principal distributions distributable on all subsequent Distribution Dates, shall be distributed to the holders of the Class A Certificates in the other Class A Certificate Group remaining outstanding, in accordance with the principal distribution allocations described in this Section 4.02(c), until their Class Certificate Balances have been reduced to zero.  Any distributions of principal to the Group I Senior Certificates shall be made first from Available Funds relating to the Group I Mortgage Loans, and any distributions of principal to the Group II Senior Certificates shall be made first from Available Funds relating to the Group II Mortgage Loans.

Any principal allocated to the Group I Senior Certificates shall be distributed to the Class A1 Certificates.

Any principal allocated to the Group II Senior Certificates shall be distributed first to the Class A2-E Certificates, an amount equal to the Class A2-E Lockout Distribution Amount, then to the Class A2-A Certificates, until their Class Certificate Balance has been reduced to zero, then to the Class A2-B Certificates, until their Class Certificate Balance has been reduced to zero, then to the Class A2-C Certificates, until their Class Certificate Balance has been reduced to zero, then to the Class A2-D Certificates, until their Class Certificate Balance has been reduced to zero and then to the Class A2-E Certificates until their Class Certificate Balance has been reduced to zero.  However, on any distribution date on which the aggregate Class Certificate Balances of the Group II Senior Certificates is greater than the Stated Principal Balance of the Group II Mortgage Loans, any principal allocated to the Group II Senior Certificates shall be allocated pro rata among the classes of Group II Senior Certificates, based on their respective Class Certificate Balances.

On any Distribution Date, any Relief Act Shortfalls and Net Prepayment Interest Shortfalls for such Distribution Date shall be allocated by the Trustee, pro rata, as a reduction of the Accrued Certificate Interest Distribution Amount for the Principal Certificates, based on the amount of interest to which such Classes would otherwise be entitled.

Section 4.03

Monthly Statements to Certificateholders. (a) Not later than each Distribution Date, the Trustee shall make available to each Certificateholder, the Servicer, the Depositor and each Rating Agency a statement, based on information provided by the Servicer (or as provided by such other party providing notice of a material breach in clauses (xxviii) and (xxix) below), setting forth with respect to the related distribution:

(i)

the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments, Liquidation Proceeds and Subsequent Recoveries;

(ii)

the amount thereof allocable to interest, any Unpaid Interest Amounts included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk Carry Forward Amount for such Distribution Date and the amount of all Basis Risk Carry Forward Amount covered by withdrawals from the Excess Reserve Fund Account on such Distribution Date;

(iii)

if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account or Supplemental Interest Trust Account;

(iv)

the Class Certificate Balance of each Class of Certificates before and after giving effect to the distribution of principal on such Distribution Date;

(v)

the Pool Stated Principal Balance for the following Distribution Date;

(vi)

the amount of the Expense Fees (in the aggregate and separately stated) paid to or retained by the Servicer or Subservicer (with respect to the Subservicers, in the aggregate) with respect to such Distribution Date;

(vii)

the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

(viii)

the amount of P&I Advances included in the distribution on such Distribution Date and the aggregate amount of P&I Advances reported by the Servicer as outstanding as of the close of business on the Determination Date immediately preceding such Distribution Date;

(ix)

the number and aggregate outstanding principal balances of Mortgage Loans (1) as to which the Scheduled Payment is delinquent 31 to 60 days, 61 to 90 days, 91 days or more, (2) that have become REO Property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last Business Day of the immediately preceding month;

(x)

with respect to Mortgage Loans that became REO Properties during the preceding calendar month, the number and the aggregate Stated Principal Balance of such Mortgage Loans as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

(xi)

the total number and aggregate principal balance of any REO Properties (and market value, upon request) as of the close of business on the Determination Date preceding such Distribution Date;

(xii)

whether a Trigger Event has occurred and is continuing (including the calculation thereof and the aggregate outstanding balance of all 60+ Day Delinquent Mortgage Loans);

(xiii)

the amount on deposit in the Excess Reserve Fund Account and Collection Account (before and after giving effect to distributions on such Distribution Date);

(xiv)

in the aggregate and for each Class of Certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date;

(xv)

the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation thereof to the Certificateholders with respect to Applied Realized Loss Amounts and Unpaid Interest Amounts;

(xvi)

the Subordinated Amount and Specified Subordinated Amount;

(xvii)

Prepayment Charges collected by the Servicer;

(xviii)

the amount of any Net Swap Payments, Net Swap Receipts, Swap Termination Payments or Defaulted Swap Termination Payments, for such Distribution Date;

(xix)

the Cumulative Loss Percentage;

(xx)

the calculations of LIBOR;

(xxi)

 the related Record Date;

(xxii)

 the related Accrual Period;

(xxiii)

 the related Determination Date;

(xxiv)

 the related Distribution Date;

(xxv)

 the amount of cash received with respect to the related Accrual Period;

(xxvi)

 the interest rates applicable to the Mortgage Loans in incremental ranges;

(xxvii)

the number of Mortgage Loans at the end of the applicable reporting period, the pool factor, and the weighted average interest rate, and weighted average remaining term;

(xxviii)

material breaches of Mortgage Loan representations of warranties of which the Trustee or the Servicer has knowledge or has received written notice; and

(xxix)

material breaches of any covenants under this Agreement of which the Trustee or the Servicer has received written notice.

(b)

The Trustee’s responsibility for providing the above statement to the Certificateholders, each Rating Agency, the Servicer and the Depositor is limited to the availability, timeliness and accuracy of the information derived from the Servicer.  The Trustee will provide the above statement via the Trustee’s internet website.  The Trustee’s website will initially be located at http://www.etrustee.net and assistance in using the website can be obtained by calling the Trustee’s customer service desk at (312) 904-9387.  Parties that are unable to use the above distribution method are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such.  The Trustee shall have the right to change the manner in which the above statement is distributed in order to make such distribution more convenient and/or more accessible, and the Trustee shall provide timely and adequate notification to the Certificateholders and the parties hereto regarding any such changes.  A paper copy of the statement will also be made available upon request.

(c)

Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i), (a)(ii) and (a)(vi) of this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.  Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall have previously been provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

(d)

Not later than three Business Days following the Determination Date and in no event later than the 21st calendar day of each month or if the 21st is not a Business Day, the Business Day prior, the Servicer shall furnish to the Trustee a monthly remittance advice statement (in a format mutually agreed upon by the Servicer and the Trustee) containing such information as shall be reasonably requested by the Trustee to enable the Trustee to provide the reports required by Section 4.03(a) as to the accompanying remittance (the “Servicer Remittance Report”).

The Servicer shall furnish to the Trustee an individual loan accounting report, as of the related Determination Date, to document Mortgage Loan payment activity on an individual Mortgage Loan basis.  With respect to each month, the corresponding individual loan accounting report (in electronic format) shall be received by the Trustee no later than three Business Days following the related Determination Date and in no event later than the 20th calendar day of each month, which report shall contain (without limitation) the following:

(i)

with respect to each Scheduled Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any Prepayment Charges, along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 3.25);

(ii)

with respect to each Scheduled Payment, the amount of such remittance allocable to interest;

(iii)

the amount of Servicing Fees received by the Servicer during the prior distribution period;

(iv)

the individual and aggregate Stated Principal Balance of the Mortgage Loans;

(v)

the aggregate of any expenses reimbursed to the Servicer during the prior distribution period pursuant to Section 3.11;

(vi)

the number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent (1) 31 to 60 days, (2) 61 to 90 days, (3) 91 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired; and

(vii)

any other information reasonably requested for the Trustee to make distributions.

Section 4.04

Certain Matters Relating to the Determination of LIBOR. LIBOR shall be calculated by the Trustee in accordance with the definition of LIBOR. Until all of the LIBOR Certificates are paid in full, the Trustee will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date. The Trustee initially shall designate the Reference Banks (after consultation with the Depositor). Each “Reference Bank” shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Trustee and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Trustee should terminate its appointment as Reference Bank, the Trustee shall promptly appoint or cause to be appointed another Reference Bank (after consultation with the Depositor). The Trustee shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

(i)

The Pass-Through Rate for each Class of LIBOR Certificates for each Interest Accrual Period shall be determined by the Trustee on each LIBOR Determination Date so long as the LIBOR Certificates are outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement.  The Trustee shall not have any liability or responsibility to any Person for its inability, following a good-faith reasonable effort, to obtain quotations from the Reference Banks or to determine the arithmetic mean referred to in the definition of LIBOR, all as provided for in this Section 4.04 and the definition of LIBOR.  The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Trustee shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.

Section 4.05

Allocation of Applied Realized Loss Amounts and Special Hazard Losses.  Any Applied Realized Loss Amounts (other than Special Hazard Losses) will be allocated by the Trustee to the most junior Class of Subordinated Certificates then outstanding in reduction of the Class Certificate Balance thereof.  Special Hazard Losses will be allocated by the Trustee to the most junior Class of Subordinated Certificates then outstanding in reduction of the Class Certificate Balance thereof, except that if the aggregate amount of Special Hazard Losses, as of any date of determination, exceeds the greatest of 1.00% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, (ii) two times the amount of the Stated Principal Balance of the largest Mortgage Loan and (iii) an amount equal to the aggregate Stated Principal Balances of the Mortgage Loans in the largest zip-code concentration in the State of California, such excess losses will be allocated to the Subordinated Certificates on a pro rata basis based on the Class Certificate Balance of each such class.  For the avoidance of doubt, any losses allocated as Special Hazard Losses will not be reimbursed pursuant to Section 4.02 as Unpaid Realized Loss Amounts.

Section 4.06

Supplemental Interest Trust.  A separate trust is hereby established (the “Supplemental Interest Trust”), the corpus of which shall be held by the Trustee, in trust, for the benefit of the holders of the LIBOR Certificates.  On the Closing Date, the Trustee shall establish and maintain in its name, a separate account for the benefit of the holders of the LIBOR Certificates (the “Supplemental Interest Trust Account”).  Funds on deposit in the Supplemental Interest Trust Account shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trust held pursuant to this Agreement.

On any Distribution Date, Swap Termination Payments, Net Swap Payments owed to the Swap Provider and Net Swap Receipts for that Distribution Date will be deposited into the Supplemental Interest Trust Account.  Funds in the Supplemental Interest Trust Account will be distributed in the following order of priority:

(i)

to the Swap Provider, all Net Swap Payments owed to the Swap Provider for such Distribution Date;

(ii)

to the Swap Provider, any Swap Termination Payment, other than a Defaulted Swap Termination Payment, if any, owed to the Swap Provider;

(iii)

to the Class A1 Certificates, to pay Accrued Certificate Interest Distribution Amounts and, if applicable, any Unpaid Interest Amounts, to the extent unpaid from Available Funds;

(iv)

sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, in that order, to pay Accrued Certificate Interest Distribution Amounts and, if applicable, any Unpaid Interest Amounts, to the extent unpaid from Available Funds;

(v)

to the Principal Certificates, to pay principal as described in Section 4.02(a)(ii)(A) or Section 4.02(a)(ii)(B), as applicable, but only to the extent necessary to restore the Subordinated Amount at the Specified Subordinated Amount as a result of current or prior Realized Losses not previously reimbursed, after giving effect to payments and distributions from Available Funds;

(vi)

sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, in that order, any remaining Unpaid Realized Loss Amount for such Distribution Amount;

(vii)

to the Class A1 Certificates, any unpaid Basis Risk Carry Forward Amount for that Distribution Date;

(viii)

sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, in that order, first any unpaid Basis Risk Carry Forward Amount for that Distribution Date, and second, any remaining unpaid Basis Risk Carry Forward Amounts;

(ix)

to the Swap Provider, any Defaulted Swap Termination Payment owed to the Swap Provider for that Distribution Date; and

(x)

to the holders of the Class CE-1 Certificates, any remaining amounts.

Upon a Swap Early Termination other than in connection with the optional termination of the Trust, the Trustee, pursuant to this Agreement, will use reasonable efforts to appoint a successor swap provider to enter into a new swap agreement on terms substantially similar to the Swap Agreement, with a successor swap provider meeting all applicable eligibility requirements.  If the Trustee receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, the Trustee will apply such Swap Termination Payment to any upfront payment required to appoint the successor swap provider.  If the Trustee is required to pay a Swap Termination Payment to the Swap Provider in connection with such Swap Early Termination, the Trustee will apply any upfront payment received from the successor swap provider to pay such Swap Termination Payment.

If the Trustee is unable to appoint a successor swap provider within 30 days of the Swap Early Termination, then the Trustee will deposit any Swap Termination Payment received from the original Swap Provider into a reserve account that is a sub-account of the Supplemental Interest Trust Account and will, on each subsequent Distribution Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Net Swap Payment, if any, that would have been paid to the Trustee by the original Swap Provider calculated in accordance with the terms of the original Swap Agreement, and distribute such amount in accordance with the terms of this Agreement.

ARTICLE V

THE CERTIFICATES

Section 5.01

The Certificates.  The Certificates shall be substantially in the forms attached hereto as exhibits.  The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount) and aggregate denominations per Class set forth in the Preliminary Statement.

Subject to Section 9.02 respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trustee at least five Business Days prior to the related Record Date or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer.  Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of any such Certificates or did not hold such offices at the date of such Certificate.  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless authenticated by the Trustee by manual signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder.  All Certificates shall be dated the date of their authentication.  On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

Section 5.02

Certificate Register; Registration of Transfer and Exchange of Certificates.  (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.  Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee.  Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.  Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee’s customary procedures.

(b)

No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws.  In determining whether a transfer is being made pursuant to an effective registration statement, the Trustee shall be entitled to rely solely upon a written notice to such effect from the Depositor.  The Trustee shall be under no obligation to register or cause the registration of any Certificates under the Securities Act or any applicable state securities laws or to take any other action not otherwise required under this Agreement to permit the transfer of any Certificate without registration.  Except with respect to the transfer of the Class CE, Class P, Class R-X or Class R Certificates to the Depositor or an Affiliate of the Depositor, in the event that a transfer of a Private Certificate which is a Physical Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Trustee in writing the facts surrounding the transfer in substantially the form set forth in Exhibit H (the “Transferor Certificate”) and either (i) there shall be delivered to the Trustee a letter in substantially the form of Exhibit I (the “Rule 144A Letter”) or Exhibit I-2 (the “Non-Rule 144A Investment Letter”) or (ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made without registration under the Securities Act.  In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate.  A transferee of any Private Certificate who is not a “qualified institutional buyer” as that term is defined in Rule 144A of the Securities Act must take delivery of such Private Certificates in definitive form.  As directed by the Depositor, the Trustee shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A (such information, collectively, the “Rule 144A Information).  The Depositor and the Servicer shall cooperate with the Trustee in providing the Rule 144A Information referenced in the preceding sentence, including providing to the Trustee such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably determine to meet its obligation under the preceding sentence.  Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

Except with respect to the transfer of the Class CE-1, Class CE-2, Class P, Class R-X or Class R Certificates to the Depositor or an Affiliate of the Depositor, no transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate or a Residual Certificate, such requirement is satisfied only by the Trustee’s receipt of a representation letter from the transferee substantially in the form of Exhibit I), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any Federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, or (ii) in the case of an ERISA-Restricted Certificate that has been the subject of an ERISA-Qualifying Underwriting, other than a Residual Certificate, a Class CE-1, Class CE-2 or Class P Certificate, and the purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate, other than a Residual Certificate, Class CE-1, Class CE-2 Certificate or Class P Certificate, presented for registration in the name of an employee benefit plan subject to Title I of ERISA, a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan’s or arrangement’s assets, an Opinion of Counsel satisfactory to the Trustee and the Servicer, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee, the Servicer or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Depositor, the Trustee or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability.  For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Private Certificate or a Residual Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Trustee by the transferee’s (including an initial acquirer’s) acceptance of the ERISA-Restricted Certificates.  Notwithstanding anything else to the contrary herein, (a) any purported transfer of an ERISA-Restricted Certificate, other than a Class P Certificate, Class CE-1, Class CE-2 Certificate or Residual Certificate, to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect and (b) any purported transfer of a Class P Certificate, Class CE-1, Class CE-2 Certificate or Residual Certificate to a transferee that does not make the representation in clause (i) above shall be void and of no effect.

None of the Class R, Class R-X, Class CE-1, Class CE-2 or Class P Certificates may be sold to any employee benefit plan subject to Title I of ERISA, any plan subject to Section 4975 of the Code, or any plan subject to any Similar Law or any person investing on behalf or with plan assets of such plan.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

No transfer of an ERISA-Restricted Swap Certificate prior to the termination of the Swap Agreement shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, substantially in the form set forth in Exhibit I, to the effect that either (i) such transferee is neither a Plan nor a Person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of the ERISA-Restricted Swap Certificate are eligible for exemptive relief under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or the non-fiduciary service provider exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code or any other applicable exemption.  Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Swap Certificate on behalf of a Plan without the delivery to the Trustee of a representation letter as described above shall be void and of no effect.  If the ERISA-Restricted Swap Certificate is a Book-Entry Certificate, the transferee will be deemed to have made a representation as provided in clause (i) or (ii) of this paragraph, as applicable.

If any ERISA-Restricted Swap Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of an ERISA-Restricted Swap Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Trustee, the Depositor, the Seller and the Servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

(c)

Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee;

(ii)

No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form attached hereto as Exhibit G;

(iii)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is a Non-Permitted Transferee;

(iv)

Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee.  If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate.  The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and the Rule 144A Letter.  The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact a Non-Permitted Transferee at the time it became a Holder or, at such subsequent time as it became a Non-Permitted Transferee, all payments made on such Residual Certificate at and after either such time.  Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate; and

(v)

The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is a Non-Permitted Transferee.

The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee or the Servicer, to the effect that the elimination of such restrictions will not cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person.  Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is a Non-Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is a Non-Permitted Transferee to a Holder that is a Permitted Transferee.

(d)

The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

(e)

Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner.  Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, or (y) the Depositor notifies the Depository of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Depository Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Certificates (the “Definitive Certificates”) to Certificate Owners requesting the same.  Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates.  None of the Servicer, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions.  The Depositor shall provide the Trustee with an adequate inventory of Certificates to facilitate the issuance and transfer of Definitive Certificates.  Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided, that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

(f)

Each Private Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Trustee, duly executed by the Certificateholder or his attorney duly authorized in writing.  Each Certificate presented or surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Trustee in accordance with its customary practice.  No service charge shall be made for any registration of transfer or exchange of Private Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Private Certificates.

Section 5.03

Mutilated, Destroyed, Lost or Stolen Certificates.  If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor, the Servicer and the Trustee such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest.  In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.  Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04

Persons Deemed Owners.  The Servicer, the Trustee, the Depositor and any agent of the Servicer, the Depositor or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Servicer, the Trustee, the Depositor, nor any agent of the Servicer, the Depositor or the Trustee shall be affected by any notice to the contrary.

Section 5.05

Access to List of Certificateholders’ Names and Addresses.  If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Servicer or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any.  The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 5.06

Maintenance of Office or Agency.  The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange.  The Trustee initially designates its offices located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois, 60603.  The Trustee shall give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

ARTICLE VI

THE DEPOSITOR AND THE SERVICER

Section 6.01

Respective Liabilities of the Depositor and the Servicer.  The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

Section 6.02

Merger or Consolidation of the Depositor or the Servicer.  (a) The Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a corporation or federally chartered savings bank, as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

(b)

The Servicer is and shall continue to be an institution which is a Fannie Mae-approved and Freddie Mac-approved seller/servicer in good standing, shall maintain a net worth of at least $15,000,000 (as determined in accordance with generally accepted accounting principles) and shall maintain its license to do business or service residential mortgage loans in any jurisdictions in which the Mortgaged Properties are located.

(c)

Any Person into which the Depositor or the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall make the covenant set forth in Section 6.02(b).  As a condition to the succession to the Servicer under this Agreement by any Person (i) into which a Servicer may be merged or consolidated, or (ii) which may be appointed as a successor to a Servicer, such Servicer shall provide to the Depositor, at least 30 calendar days (or 10 Business Days in the case of the appointment of the Servicing Rights Pledgee or its designee as successor servicer pursuant to Sections 6.06 or 7.02 provided, however that the 30 calendar days or 10 Business Days notice period shall not apply once the Depositor is not required to file reports pursuant to the Exchange Act) prior to the effective date of such succession or appointment, (x) written notice to the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably necessary to enable the Trustee, pursuant to Section 8.12(g), to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

Section 6.03

Limitation on Liability of the Depositor, the Servicer and Others.  Neither the Depositor, the Servicer, nor any of their respective directors, officers, employees or agents shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.  The Depositor, any of its Affiliates, the Servicer and any of their respective directors, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Depositor, any of its Affiliates, the Servicer and any of their respective directors, officers, employees or agents shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement and any loss, liability or expense incurred by reason of willful misfeasance, bad faith (or gross negligence) in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.  The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action (or direct the Trustee to undertake such actions pursuant to Section 2.03 for the benefit of the Certificateholders) that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor shall be entitled to be reimbursed therefor out of the Collection Account.

Neither the Servicer nor any of the officers, employees or agents of the Servicer shall be under any liability to the Trustee or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement.  The Servicer and any officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Servicer may undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Trust Fund will be liable, and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account.  The Servicer’s right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Servicer with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

Section 6.04

Limitation on Resignation of the Servicer.  Subject to Sections 6.02, 6.06, 7.01 and the last paragraph of 7.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer, the Depositor and the Trustee or (i) upon the determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Trustee and (b) each Rating Agency shall have delivered a letter to the Trustee prior to the appointing of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Certificates; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of (i) above, the Trustee shall have assumed the Servicer’s responsibilities and obligations hereunder or the Trustee shall have designated a successor servicer in accordance with Section 7.02.  Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer.  Any such determination permitting the resignation of the Servicer pursuant to (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Depositor and the Trustee which Opinion of Counsel shall be in form and substance reasonably acceptable to the Depositor and the Trustee.  No such resignation shall become effective until a successor shall have assumed in writing the Servicer’s responsibilities and obligations hereunder.

Section 6.05

Additional Indemnification by the Servicer; Third Party Claims.  The Servicer shall indemnify the Seller, the Depositor, the Trustee and any Affiliate, director, officer, employee or agent of the Depositor and hold them harmless against any and all third party claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to any breach by the Servicer, of (i) any of its representations and warranties in Section 2.05, (ii) any error in any tax or information return prepared by the Servicer, or (iii) the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement (including, without limitation, the failure to deliver accurate and complete information on a timely basis pursuant to Section 4.03(d), or the failure to).  The Servicer immediately shall notify the Depositor and the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Depositor and the Trustee) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Seller, the Depositor or the Trustee in respect of such claim.

(a)

Notwithstanding anything to the contrary contained in this Agreement, the Servicer shall indemnify the Depositor, the Trustee and any director, officer, employee or agent of the Depositor or the Trustee and hold them harmless against any and all claims, economic losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other related costs, fees and expenses that any of them actually sustain, in each case that are likely foreseeable and directly related to any failure by the Servicer or any Subservicer engaged by such Servicer or any Subcontractor utilized by such Servicer to deliver any information, report, certification or accountants’ letter when and as required under Sections 3.22, 3.23, 6.02 or 8.12, including without limitation any failure by the Servicer to identify pursuant to Section 3.02(e) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; provided, however, the Servicer shall not be liable for any punitive damages.

(b)

If the indemnification provided for in this Section 6.05 is unavailable or insufficient to hold harmless any Person entitled to indemnification thereunder, then such Servicer shall contribute to the amount paid or payable to the party to be indemnified as a result of the losses, claims, damages or liabilities of such Person in such proportion as is appropriate to reflect the relative fault of such Person on the one hand and such Servicer, on the other, in connection with a breach of such Servicer’s obligations pursuant to this Section 6.05.  This Section 6.05 shall survive the termination of this Agreement or the earlier resignation or removal of each Servicer.

Section 6.06

Servicing Rights Pledge.  The Trustee and the Depositor hereby specifically (i) agree to the pledge and assignment by the Servicer of all the Servicer’s right, title and interest in, to and under this Agreement to the Servicing Rights Pledgee, for the benefit of certain lenders, and (ii) provided that no Event of Default exists with respect to the Servicer, agree that ten Business Days after delivery to the Trustee by the Servicing Rights Pledgee of a letter signed by the Servicer whereunder the Servicer shall resign as Servicer under this Agreement, the Trustee shall appoint the Servicing Rights Pledgee or its designee as successor Servicer, provided that at the time of such appointment, the Servicing Rights Pledgee or such designee meets the requirements of a successor Servicer pursuant to Section 7.02 and agrees to be subject to the terms of this Agreement.  If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such successor.

ARTICLE VII

DEFAULT

Section 7.01

Events of Default.  “Event of Default,” wherever used herein, means any one of the following events:

(a)

any failure by the Servicer to remit to the Trustee any payment required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or by the Trustee, or to the Servicer, the Depositor and the Trustee by Certificateholders entitled to at least 25% of the Voting Rights in the Certificates; or

(b)

the failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of forty-five days (except that (x) such number of days shall be thirty in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and (y) such number of days shall be ten in the case of a failure to observe or perform any of the obligations set forth in Sections 3.22, 3.23, 6.02, 6.04 or 8.12) after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or by the Trustee, or to the Servicer, the Depositor and the Trustee by Certificateholders entitled to at least 25% of the Voting Rights in the Certificates and (ii) actual knowledge of such failure by a Servicing Officer of the Servicer; or

(c)

a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty consecutive days; or

(d)

the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(e)

the Servicer shall admit in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(f)

any failure of the Servicer to make any P&I Advance on any Remittance Date required to be made from its own funds pursuant to Section 4.01 which continues unremedied for one Business Day immediately following the Remittance Date; or

(g)

a breach of any representation and warranty of the Servicer referred to in Section 2.03(a), which materially and adversely affects the interests of the Certificateholders and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to the Servicer by the Trustee or by the Depositor, or to the Servicer, the Trustee and the Depositor by Certificateholders entitled to at least 25% of the Voting Rights in the Certificates; or

(h)

if a Cumulative Loss Event occurs.

If an Event of Default described in clauses (a) through (h) of this Section 7.01 shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, or at the direction of a majority of the Voting Rights the Trustee shall, by notice in writing to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder; provided, however, that the Trustee shall not be required to give written notice to the Servicer of the occurrence of an Event of Default unless and until a Responsible Officer of the Trustee has actual knowledge of the occurrence of such an event.  In the event that a Responsible Officer of the Trustee has actual knowledge of the occurrence of an event of default described in clause (f) of this Section 7.01, the Trustee shall give written notice to the Servicer of the occurrence of such an event within one Business Day of the first day on which such Responsible Officer obtains actual knowledge of such occurrence.  On and after the receipt by the Servicer of such written notice, all authority and power of the Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall, subject to Section 7.02, pass to and be vested in the Trustee.  Subject to Section 7.02, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.  Unless expressly provided in such written notice, no such termination shall affect any obligation of the Servicer to pay amounts owed pursuant to Article VIII.  The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer’s responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Collection Account, or thereafter be received with respect to the Mortgage Loans.

Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive from the Trust Fund, prior to transfer of its servicing obligations hereunder, payment of all accrued and unpaid Servicing Fees and reimbursement for all outstanding P&I Advances and Servicing Advances.

Section 7.02

Trustee to Act; Appointment of Successor.  On and after the time the Servicer receives a notice of termination pursuant to Section 7.01, the Trustee shall, subject to and to the extent provided in Section 3.24 and subject to the rights of the Servicing Rights Pledgee, be the successor to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and applicable law including the obligation to make P&I Advances or Servicing Advances pursuant to Section 4.01.  As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans that the Servicer would have been entitled to charge to the Collection Account if the Servicer had continued to act hereunder including, if the Servicer was receiving the Servicing Fee, the Servicing Fee and the income on investments or gain related to the Collection Account (in addition to income on investments or gain related to the Distribution Account for the benefit of the Trustee).  Notwithstanding the foregoing, if the Trustee has become the successor to the Servicer in accordance with this Section 7.02, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making P&I Advances and Servicing Advances pursuant to Section 4.01 or if it is otherwise unable to so act, or, at the written request of Certificateholders entitled to a majority of the Voting Rights, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder.  Any successor to the Servicer shall be an institution which is a Fannie Mae- and Freddie Mac-approved seller/servicer in good standing, which has a net worth of at least $15,000,000, which is willing to service the Mortgage Loans and which executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer (other than liabilities of the Servicer under Section 6.03 incurred prior to termination of the Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; provided, that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, as a result of such assignment and delegation.  Pending appointment of a successor to the Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.24, act in such capacity as hereinabove provided.  In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it, the Depositor and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee Rate and amounts paid to the Servicer from investments.  The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.  Neither the Trustee nor any other successor Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

In the event that the Servicer is terminated pursuant to Section 7.01, the terminated Servicer shall provide notices to the Mortgagors, transfer the Servicing Files to a successor Servicer and pay all of its own out-of-pocket costs and expenses at its own expense.  In addition, all reasonable out-of-pocket costs and expenses of a servicing transfer incurred by parties other than the terminated Servicer (including, without limitation, any costs or expenses (including but not limited to personnel time) associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee or successor servicer to correct ay errors or insufficiencies in the servicing data or otherwise to enable the Trustee or successor servicer to service the Mortgage Loans properly and effectively, but excluding set-up costs and other administrative expenses of the successor Servicer, in which case the successor Servicer shall pay for such costs and expenses but shall not be entitled to reimbursement therefor from the Trust Fund), such an amount shall be paid by the terminated Servicer promptly upon presentation of reasonable documentation of such costs; provided, however, that if such costs and expenses are not paid by the terminated Servicer within a reasonable time, such costs and expenses shall be paid by the Trust Fund.  If the Trustee is the predecessor Servicer (except in the case where the Trustee in its role as successor Servicer is being terminated pursuant to Section 7.01 by reason of an Event of Default caused solely by the Trustee as the successor Servicer and not by the predecessor Servicer’s actions or omissions), such costs shall be paid by the prior terminated Servicer promptly upon presentation of reasonable documentation of such costs; provided, however, that if such costs and expenses are not paid by the terminated Servicer within a reasonable time, such costs and expenses shall be paid by the Trust Fund.

Any successor to the Servicer as servicer shall give notice to the Mortgagors of such change of Servicer, in accordance with applicable federal and state law, and shall, during the term of its service as Servicer, maintain in force the policy or policies that the Servicer is required to maintain pursuant to Section 3.13.

In the event an Event of Default has occurred with respect to the Servicer, notwithstanding anything to the contrary above, the Trustee and the Depositor hereby agree that ten Business Days after delivery to the Trustee by or on behalf of the Servicing Rights Pledgee of a letter signed by the Servicer within ten Business Days of the date on which the Trustee sent notice of such default, whereunder the Servicer shall resign as Servicer under this Agreement, the Trustee shall appoint the Servicing Rights Pledgee or its designee as successor Servicer, provided that at the time of appointment, the Servicing Rights Pledgee or such designee meets the requirements of a successor Servicer set forth above and the Servicing Rights Pledgee or such designee agrees to be subject to the terms of this Agreement.  If the Servicing Rights Pledgee fails to provide the Trustee with such letter, the Trustee shall appoint a successor Servicer in accordance with Section 7.02.  Notwithstanding anything to the contrary above, the Servicer shall continue to perform all of the obligations of Servicer hereunder until the Trustee appoints a successor Servicer.

Any such successor Servicer shall be required to satisfy the requirements of a successor Servicer under this Section 7.02.

Section 7.03

Notification to Certificateholders.  (a) Upon any termination of or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and each Rating Agency.

(b)

Within 60 days after the occurrence of any Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall transmit by mail to all Certificateholders and each Rating Agency notice of each such Event of Default, unless such event shall have been cured or waived.

ARTICLE VIII

CONCERNING THE TRUSTEE

Section 8.01

Duties of the Trustee.  The Trustee, before the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement.  In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement.  The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order, or other instrument.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

Unless an Event of Default known to the Trustee has occurred and is continuing:

(a)

the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties and obligations specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believes in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(b)

the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

(c)

the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

(d)

The Trustee shall indemnify the Depositor, the Servicer and any director, officer, employee or agent of the Depositor and the Servicer and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses (other than punitive damages) that any of them may sustain in any way related to the failure of the Trustee to perform any of its obligations under Section 3.23(a) and (c).  This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of the Trustee.

Section 8.02

Certain Matters Affecting the Trustee.  Except as otherwise provided in Section 8.01:

(a)

the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

(b)

the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(c)

the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(d)

the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates;

(e)

the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder;

(f)

the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

(g)

the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than in its corporate capacity as obligor of the investment security and with respect to the investment of funds in the Distribution Account);

(h)

the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof; and

(i)

the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

Section 8.03

Trustee Not Liable for Certificates or Mortgage Loans.  The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Trustee’s execution and authentication of the Certificates.  The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Servicer.

The Trustee shall have no responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer).

The Trustee executes the Certificates not in its individual capacity but solely as Trustee of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement.  Each of the undertakings and agreements made on the part of the Trustee on behalf of the Trust Fund in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

Section 8.04

Trustee May Own Certificates.  The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

Section 8.05

Trustee’s Fees and Expenses.  As compensation for its activities under this Agreement, the Trustee may withdraw from the Distribution Account on each Distribution Date any interest or investment income earned on funds deposited in the Distribution Account.  The Trustee and any director, officer, employee, or agent of the Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability, or expense (including reasonable attorney’s fees) resulting from any error in any tax or information return prepared by the Servicer or incurred in connection with:

(a)

this Agreement,

(b)

the Certificates, or

(c)

the performance of any of the Trustee’s duties under this Agreement,

other than any loss, liability, or expense (i) resulting from any breach of the Servicer’s obligations in connection with this Agreement for which the Servicer has performed its obligation to indemnify the Trustee pursuant to Section 6.05, (ii) resulting from any breach of the Seller’s obligations in connection with this Agreement for which the Seller has performed its obligation to indemnify the Trustee pursuant to Section 2.03(h) or (iii) incurred because of willful misconduct, bad faith, or negligence in the performance of any of the Trustee’s duties under this Agreement. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any expense, disbursement, or advance arising from the Trustee’s negligence, bad faith, or willful misconduct, the Trust Fund shall pay or reimburse the Trustee for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with this Agreement with respect to:

(A)

the reasonable compensation, expenses, and disbursements of its counsel not associated with the closing of the issuance of the Certificates, and

(B)

the reasonable compensation, expenses, and disbursements of any accountant, engineer, or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage them to perform services under this Agreement.

Except as otherwise provided in this Agreement or a separate letter agreement between the Trustee and the Depositor, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Registrar, or paying agent under this Agreement or for any other routine expenses incurred by the Trustee.

Section 8.06

Eligibility Requirements for the Trustee.  The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause any of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency.  If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trustee shall cease to be eligible in accordance with this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.  The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Servicer and its affiliates; provided, however, that such entity cannot be an affiliate of the Depositor or the Servicer other than the Trustee in its role as successor to the Servicer.

Section 8.07

Resignation and Removal of the Trustee.  The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Servicer and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications set forth in Section 8.06.  If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the Trustee shall cease to be eligible in accordance with Section 8.06 and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor or the Servicer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which shall be delivered to the Trustee, one copy to the Servicer and one copy to the successor trustee.

The Holders of Certificates entitled to at least a majority of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which shall be delivered by the successor Trustee to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed.  The successor trustee shall notify each Rating Agency of any removal of the Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

Section 8.08

Successor Trustee.  Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein.  The Depositor, the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of its acceptance, the successor trustee is eligible under Section 8.06 and its appointment does not adversely affect the then current rating of the Certificates.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates.  If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

Section 8.09

Merger or Consolidation of the Trustee.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder; provided, that such corporation shall be eligible under Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.  As a condition to the succession to the Trustee under this Agreement by any Person (i) into which the Trustee may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee, the Trustee shall notify the Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, and shall furnish to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably necessary for the Trustee to accurately and timely report, pursuant to Section 8.12(g), the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

Section 8.10

Appointment of Co-Trustee or Separate Trustee.  Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider appropriate.  If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a)

To the extent necessary to effectuate the purposes of this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(b)

No trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

(c)

The Servicer and the Trustee, acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of a Servicer Event of Termination, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee; and

(d)

The Trust Fund, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection and indemnity to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11

Tax Matters.  It is intended that the assets with respect to which any REMIC election pertaining to the Trust Fund is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a “real estate mortgage investment conduit” as defined in and in accordance with the REMIC Provisions.  In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of each Trust REMIC and that in such capacity it shall:

(a)

prepare and file in a timely manner, a U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each Trust REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

(b)

within thirty days of the Closing Date, the Trustee will apply for an employer identification number from the Internal Revenue Service via Form SS-4 or any other acceptable method for all tax entities and shall also furnish to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

(c)

make an election that each REMIC created hereby be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

(d)

prepare and forward to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculation of any original issue discount using the prepayment assumption (as described in the Prospectus Supplement);

(e)

provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is a Non-Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

(f)

to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions;

(g)

not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any Trust REMIC created hereunder;

(h)

 pay, from the sources specified in the last paragraph of this Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on each Trust REMIC before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

(i)

 cause federal, state or local income tax or information returns to be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules;

(j)

 and maintain records relating to each of the Trust REMICs, including the income, expenses, assets, and liabilities thereof on a calendar year basis and on the accrual method of accounting and the adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

The Holder of the largest Percentage Interest of (i) the Class R Certificates shall act as Tax Matters Person for the Lower Tier REMIC 1, the Middle Tier REMIC and the Upper Tier REMIC and (ii) the Class R-X Certificates shall act as Tax Matters Person for each remaining Trust REMIC, in each case, within the meaning of Treasury Regulations Section 1.860F-4(d), and the Trustee is hereby designated as agent of such Certificateholder for such purpose (or if the Trustee is not so permitted, such Holder shall be the Tax Matters Person in accordance with the REMIC Provisions).  In such capacity, the Trustee shall, as and when necessary and appropriate, represent any Trust REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any Trust REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any Trust REMIC, and otherwise act on behalf of each REMIC in relation to any tax matter or controversy involving it.

The Trustee shall treat the beneficial owners of the Principal Certificates  as having entered into a notional principal contract with respect to the beneficial owners of the Class CE-1 Certificates.  Pursuant to each such notional principal contract, all beneficial owners of Principal Certificates shall be treated as having agreed to pay, on each Distribution Date, to the beneficial owners of the Class CE-1 Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the REMIC regular interest corresponding to such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a “Class I Shortfall”).  A Class I Shortfall payable from interest collections shall be allocated pro rata among such Certificates based on the amount of interest otherwise payable to such Certificates, such interest being determined by substituting the REMIC Maximum Rate for the applicable Net WAC Cap in the definition of Pass-Through Rate for such Class of Certificates, and a Class I Shortfall payable from principal collections shall be allocated to the most subordinate Class of Certificates with an outstanding principal balance to the extent of such balance.  In addition, pursuant to such notional principal contract, the beneficial owner of the Class CE-1 Certificates shall be treated as having agreed to pay Basis Risk Carry Forward Amounts to the Owners of the Principal Certificates in accordance with the terms of this Agreement.  Any payments to the Certificates in light of the foregoing shall not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1).  However, any payment from the Certificates of a Class I Shortfall shall be treated for tax purposes as having been received by the beneficial owners of such Certificates in respect of the REMIC regular interests corresponding to such Certificates and as having been paid by such beneficial owners to the Supplemental Interest Trust pursuant to the notional principal contract.  Thus, each Principal and Class CE-1 Certificate shall be treated as representing not only ownership of REMIC regular interests, but also ownership of an interest in (and obligations with respect to) a notional principal contract.  For tax purposes, the notional principal contract shall be deemed to have a value in favor of the Certificates entitled to receive Basis Risk Carry Forward Amounts of $10,000.00 as of the Closing Date.

The Trustee shall treat the rights of the Class CE-1 Certificateholders to receive amounts in the Excess Reserve Fund Account and the Supplemental Interest Trust Account (subject, other than in the case of the Class CE-1 Certificates, to the obligation to pay Basis Risk Carry Forward Amounts) and the rights of the Principal Certificateholders to receive Basis Risk Carry Forward Amounts as the beneficial ownership of interests in a grantor trust, and not as an obligation of any Trust REMIC created hereunder, for federal income tax purposes. The Trustee shall file or cause to be filed with the IRS together with Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished, the Class CE-1 Certificateholders and the Principal Certificateholders, the respective amounts described above that are received, in the time or times and in the manner required by the Code.

To enable the Trustee to perform its duties under this Agreement, the Depositor shall provide to the Trustee within ten days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans.  Moreover, the Depositor shall provide information to the Trustee concerning the value to each Class of Certificates of the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and Basis Risk Carry Forward Amounts.  Unless otherwise advised by the Depositor, for federal income tax purposes, the Trustee is hereby directed to assign a value of zero to the right of each Holder allocating the purchase price of an initial Offered Certificateholder between such right and the related Upper Tier Regular Interest.  Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor any additional information or data that the Trustee may, from time to time, reasonably request to enable the Trustee to perform its duties under this Agreement; provided, however, that the Depositor shall not be required to provide any information regarding the Mortgage Loans that the Servicer is required to provide to the Trustee pursuant to this Agreement.  The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims, or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, pursuant to this paragraph, accurate information or data to the Trustee on a timely basis.

Neither the Servicer nor Trustee shall (i) permit the creation of any interests in any Trust REMIC other than the regular and residual interests set forth in the Preliminary Statement, (ii) receive any amount representing a fee or other compensation for services (except as otherwise permitted by this Agreement) or (iii) otherwise knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (A) endanger the status of any Trust REMIC as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the Trust Fund (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a Trust REMIC set forth in Section 860G(d) of the Code, or the tax on “net income from foreclosure property”) unless the Trustee receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Trustee determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Trustee) to the effect that the contemplated action will not, with respect to the Trust Fund or any Trust REMIC created hereunder, endanger such status or, unless the Trustee determines in its sole discretion to indemnify the Trust Fund against such tax, result in the imposition of such a tax).

If any tax is imposed on “prohibited transactions” of any Trust REMIC as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of the Lower Tier REMIC as defined in Section 860G(c) of the Code, on any contribution to any Trust REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including any minimum tax imposed on any Trust REMIC pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Trustee if such tax arises out of or results from negligence of the Trustee in the performance of any of its obligations under this Agreement, (ii) the Servicer, in the case of any such minimum tax, and otherwise if such tax arises out of or results from a breach by the Servicer of any of its obligations under this Agreement, or (iii) in all other cases, or if the Trustee or the Servicer fails to honor its obligations under the preceding clause (i) or (ii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.02(a).

Section 8.12

Periodic Filings.  (a) The Trustee and the Servicer shall reasonably cooperate with the Depositor in connection with the reporting requirements of the Trust under the Exchange Act.  As set forth below, the Trustee shall prepare for execution by the Depositor any Form 10-D and shall prepare for execution by the Servicer any Form 10-K required by the Exchange Act and the rules and regulations of the Commission thereunder, in order to permit the timely filing thereof, and the Trustee shall file (via the Commission’s Electronic Data Gathering and Retrieval System) such Forms executed by the Depositor and Servicer (as applicable).

(b)

Each Form 10-D shall be filed by the Trustee within 15 days after each Distribution Date, including (i) a copy of the monthly statement to the Certificateholders for such Distribution Date as an exhibit thereto (the “Monthly Statement”); and (ii) such other information (“Additional Form 10-D Disclosure”) as is required by Form 10-D as listed on Exhibit T and provided by the party listed on Exhibit T to the Trustee and the Depositor in the manner provided in the following paragraph; provided that such information is provided to the Trustee no later than the fifth Business Day immediately following the related Distribution Date.  The Trustee shall not be responsible for determining what information is required to be filed on Form 10-D (unless such information is specific to the Trustee, in which case the Trustee will be responsible for making such a determination) or for any filing that is not made on a timely basis in accordance with Regulation AB in the event that such information is not delivered to the Trustee on or prior to the first Business Day immediately following the related Determination Date.  If the Trustee is unable to file a Form 10-D within 15 days after a Distribution Date for any reason other than those specified in paragraph (f)(ii) of this Section 8.12, the Trustee shall prepare for execution by the Depositor and file a Form 12b-25 not later than one Business Day following the due date for such Form 10-D.  Within 5 days following the filing of such Form 12b-25, the Trustee shall prepare and file the related Form 10-D.  The Trustee will have no duty or liability hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

As set forth on Exhibit T hereto, within 5 calendar days after the related Distribution Date, (i) the parties described on Exhibit T shall be required to provide to the Trustee and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trustee and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification in the form of Exhibit Q hereto (an "Additional Disclosure Notification") and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D.  The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit T (other than with respect to the Trustee) of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information.

After preparing the Form 10-D, the Trustee shall forward electronically a copy of the Form 10-D to the Depositor. Within two Business Days after receipt of such copy, but no later than the 12th calendar day after the Distribution Date, the Depositor shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D and shall cause a duly authorized representative of the Depositor to sign the Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in Section 8.12(h). Promptly (but no later than one Business Day) after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-D filed by the Trustee. Each party to this Agreement acknowledges that the performance by the Trustee of its duties under this Section 8.12(b) related to the timely preparation, arrangement for execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 8.12(b). The Trustee shall not have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Trustee's inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or any Servicing Function Participant of any party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

Prior to March 30th of each year commencing in 2008 (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Commission) (the “Form 10-K Filing Deadline”), the Trustee shall file a Form 10-K.  Such Form 10-K shall include the information listed on Exhibit U and each party shall provide the information such party is responsible for pursuant to Exhibit U.  Such Form 10-K shall include as exhibits (to the extent they have been delivered to the Trustee in accordance with the timeframes contained within this agreement) (i) each annual statement of compliance described under Section 3.22 of this Agreement and (ii) the annual report on assessments of compliance and annual independent public accountant’s servicing reports described under Section 3.23 of this Agreement, in each case to the extent they have been timely delivered to the Trustee.  Promptly upon receipt by the Servicer of (i) (A) any Officer’s Certificate relating to the Trustee’s or Subservicer’s annual statement as to compliance delivered pursuant to Section 3.22 of this Agreement and (B) any annual report on assessment of compliance and annual independent public accountant’s servicing report, pursuant to Section 3.23 of this Agreement, the Servicer shall review such Officer’s Certificate’s and reports.  As part of the Form 10-K required to be filed pursuant to this Section 8.12, the Servicer shall include (i) each such annual statement as to compliance, annual report on assessment of servicing compliance with servicing criteria and annual independent public accountant’s servicing report required to be delivered under this Agreement.  In addition, if there is any material instance of non-compliance disclosed in a report delivered pursuant to Section 3.22 or 3.23 of this Agreement, a description of each material instance of noncompliance shall be provided to the Trustee and the Trustee shall include such disclosure in the Form 10-K required to be filed pursuant to this Section 8.12.  If the Trustee is unable to file such Form 10-K by the applicable due date, the Trustee shall prepare for execution by the Depositor and file, a Form 12b-25 not later than one Business Day following the due date for such Form 10-K.  Within 5 days following the filing of such Form 12b-25, the Trustee shall prepare and file the related Form 10-K.  The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee’s inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith.  The Form 10-K shall also include a certification in the form attached hereto as Exhibit L, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission (the “Sarbanes Certification”), which shall, except as described below, be signed by the senior officer in charge of the servicing function of the Servicer.  If the Servicer's report on assessment of compliance with Servicing Criteria is not included as an exhibit to such Form 10-K, the Servicer shall provide disclosure that such report is not included and an explanation why such report is not included. If any registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, the Servicer shall provide disclosure that such report is not included and an explanation why such report is not included.

Any disclosure or information in addition to the attachments listed above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall be reported by the parties set forth on Exhibit U to the Depositor and the Trustee and directed and approved by the Depositor pursuant to the following paragraph, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

As set forth on Exhibit U hereto, no later than March 15th of each year, commencing in 2008 (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Commission), (i) certain parties described on Exhibit U shall be required to provide to the Trustee and to the Depositor, to the extent known by such applicable parties, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trustee and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification in the form attached hereto as Exhibit Q, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit U (other than with respect to the Trustee) of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

After preparing the Form 10-K, the Trustee shall forward electronically a copy of the Form 10-K to the Depositor and the Servicer. Within three (3) Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K and shall cause the senior officer of the Depositor in charge of the securitization function to return a signed copy of the Form 10-K to the Trustee.  If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in Section 8.12(f)(ii). Promptly (but no later than one Business Day) after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-K filed by the Trustee.  The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 8.12(b) related to the timely preparation, arrangement for execution and filing of Form 10-K is contingent upon the Servicer (and any Subservicer or Servicing Function Participant engaged by the Servicer) and the Depositor and any other person obligated to provide Additional Form 10-K Disclosure, as set forth on Exhibit U hereto, observing all applicable deadlines in the performance of their duties under this Section 8.12(b), Section 8.12(d), Section 3.22 and Section 3.23. The Trustee shall not have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-K, where such failure results from the Trustee's inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or any Servicing Function Participant needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(c)

In connection with the Form 10-K, the Trustee shall sign a certification (in the form attached hereto as Exhibit M) for the benefit of the Servicer and its officers, directors and Affiliates.  Each such certification shall be delivered to the Servicer no later than March 15th of each year (or if such day is not a Business Day, the immediately preceding Business Day) and the Servicer shall deliver the Sarbanes Certification to be filed with each Form 10-K to the Trustee and the Depositor no later than March 20th of each year (or if such day is not a Business Day, the immediately preceding Business Day).  In the event that prior to the filing date of the Form 10-K in March of each year, if any party hereto has actual knowledge of information material to the Sarbanes Certification, that party shall promptly notify the Servicer and each of the other parties signing the certifications.  In addition, (i) the Trustee shall, subject to Sections 8.01 and 8.02 hereof, indemnify and hold harmless the Depositor and the Servicer and any of their officers, directors, employees, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of the Trustee’s obligations under this Section 8.12, the Trustee’s negligence, bad faith or willful misconduct in connection therewith or any material misstatement in the Trustee’s certification and (ii) the Servicer shall indemnify and hold harmless the Depositor and the Trustee and any of their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses (other than punitive damages) arising out of or based upon any breach of the Servicer’s obligations under this Section 8.12 or any material misstatement or omission in the Sarbanes Certification.  If the indemnification provided for in the preceding sentence is unavailable or insufficient to hold harmless any indemnified party, then (i) the Trustee agrees in connection with a breach of the Trustee’s obligations under this Section 8.12 or the Trustee’s negligence, bad faith or willful misconduct in connection therewith that it shall contribute to the amount paid or payable by the indemnified party as a result of the losses, claims, damages or liabilities of the indemnified party in such proportion as is appropriate to reflect the relative fault of the indemnified party, on the one hand, and the Trustee, on the other, and (ii) the Servicer agrees that it shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities of such indemnified party in such proportion as is appropriate to reflect the relative fault of such indemnified party, on the one hand, and the Servicer, on the other hand, in connection with a breach of the Servicer’s obligations under this Section 8.12.

(d)

Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and if requested by the Depositor, the Trustee shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K other than the initial Form 8-K ("Form 8-K Disclosure Information") shall be prepared by the party responsible for preparing such disclosure as set forth on Exhibit S and reported to the Depositor and the Trustee (unless such item is specific to the Trustee, in which case the Trustee will be deemed to have notice) and directed and approved by the Depositor pursuant to the following paragraph, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

As set forth on Exhibit S hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than the close of business (New York City time) on the 2nd Business Day after the occurrence of a Reportable Event (i) certain parties described on Exhibit S shall be required to provide to the Trustee and to the Depositor, to the extent known by such applicable parties, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Trustee and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification in the form attached hereto as Exhibit Q, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit S (other than with respect to the Trustee) of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

After preparing the Form 8-K, the Trustee shall, upon request, forward electronically a copy of the Form 8-K to the Depositor. Promptly, but no later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K and shall cause a duly authorized representative of the Depositor to return a signed copy of each Form 8-K to the Trustee. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in Section 8.12(g). Promptly (but no later than one Business Day) after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 8-K filed by it. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 8.12(d) related to the timely preparation, arrangement for execution and filing of Form 8-K is contingent upon the Servicer, the Depositor and any other Person obligated to provide Form 8-K Disclosure Information as set forth on Exhibit S hereto, observing all applicable deadlines in the performance of their duties under this Section 8.12(d). The Trustee shall not have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 8-K, where such failure results from the Trustee's inability or failure to obtain or receive, on a timely basis, any information from any other party hereto (unless such item is specific to the Trustee, in which case the Trustee will be deemed to have notice) or any Servicing Function Participant needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(e)

Upon any filing with the Commission, the Trustee shall promptly deliver to the Depositor and the Servicer a copy of any such executed report, statement or information.

(f)

(i)

The obligations set forth in paragraphs (a) through (d) of this Section shall only apply with respect to periods for which reports are required to be filed with respect to the Trust under the Exchange Act.  Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust.  At any time after the filing of a Form 15 Suspension Notification, if the number of Certificateholders of record exceeds the number set forth in Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Trustee shall recommence preparing and filing reports on Form 10-K and 10-D as required pursuant to this Section 8.12 and the parties hereto shall have the obligations set forth in this Section.

(ii)

In the event that the Trustee is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed pursuant to this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement, the Trustee will promptly notify the Depositor and the Servicer. In the case of Form 10-D and 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a 10-D/A and 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trustee will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended in connection with any Additional Form 10-D Disclosure (other than, in the case of Form 10-D, for the purpose of restating any Monthly Statement), Additional Form 10-K Disclosure or Form 8-K Disclosure Information, the Trustee will notify the Depositor and the Servicer and such other parties to the transaction as are affected by such amendment, and such parties will cooperate to prepare any necessary 8-K/A, 10-D/A or 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a duly authorized representative, or senior officer in charge of securitization, as applicable, of the Depositor. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 8.12(f) related to the timely preparation, arrangement for execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section. The Trustee shall not have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Trustee's inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or any Servicing Function Participant needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(g)

For so long as reports are required to be filed with the Commission under the Exchange Act with respect to the Trust, each of the Depositor, the Trustee and the Servicer shall notify the Depositor, the Servicer and the Trustee in writing of any litigation (material to Certificateholders) or proceeding pending against such notifying person (or, in the case of the Depositor, against the Depositor, or in the case of any Servicer, against the Servicer or any Subservicer engaged by it), or any affiliations or relationships that develop following the Closing Date between such notifying person, or in the case of any Servicer, between the Servicer or any Subservicer engaged by it) and any other party hereto or any originator, that may have to be reported on a Form 8-K, Form 10-K or Form 10-D with respect to the Trust.

Section 8.13

Tax Classification of the Excess Reserve Fund Account and the Supplemental Interest Trust.  For federal income tax purposes, the Trustee shall treat the Excess Reserve Fund Account and the Supplemental Interest Trust as beneficially owned by the holders of the Class CE-1 Certificates (or a partnership, the partners of which are the beneficial owners of the Class CE-1 Certificates) and shall treat such portion of the Trust Fund as a grantor trust under subpart E, Part I of subchapter J of the Code.

Section 8.14

Trustee May Enforce Claims Without Possession of Certificates.  (a) All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement.  Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

(b)

The Trustee shall afford the Seller, the Depositor, the Servicer and each Certificateholder upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties.  The Trustee shall cooperate fully with the Seller, the Servicer, the Depositor and such Certificateholder and shall make available to the Seller, the Servicer, the Depositor and such Certificateholder for review and copying at the expense of the party requesting such copies, such books, documents or records as may be requested with respect to the Trustee’s duties hereunder.  The Seller, the Depositor, the Servicer and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

Section 8.15

Suits for Enforcement.  In case a Servicer Event of Termination or other default by the Servicer or the Seller hereunder shall occur and be continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

Section 8.16

Waiver of Bond Requirement.  The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

Section 8.17

Waiver of Inventory, Accounting and Appraisal Requirement.  The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

Section 8.18

Regarding the Swap Agreement.  (a)  In the event that the Swap Provider fails to perform any of its obligations under the Swap Agreement (including, without limitation, its obligation to make any payment or transfer collateral), or breaches any of its representations and warranties thereunder, or in the event that any Event of Default, Termination Event, or Additional Termination Event (each as defined in the Swap Agreement) occurs with respect to the Swap Agreement, the Trustee shall, promptly following actual notice of such failure, breach or event, notify the Depositor and send any notices and make any demands, on behalf of the Supplemental Interest Trust, required to enforce the rights of the Supplemental Interest Trust under the Swap Agreement.

(b)

In the event that the Swap Provider’s obligations are guaranteed by a third party under a guaranty relating to the Swap Agreement (such guaranty the “Guaranty” and such third party the “Guarantor”), then to the extent that the Swap Provider fails to make any payment by the close of business on the day it is required to make payment under the terms of the Swap Agreement, the Trustee shall, promptly following actual notice of the Swap Provider’s failure to pay, demand that the Guarantor make any and all payments then required to be made by the Guarantor pursuant to such Guaranty; provided, that the Trustee shall in no event be liable for any failure or delay in the performance by the Swap Provider or any Guarantor of its obligations hereunder or pursuant to the Swap Agreement and the Guaranty, nor for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) in connection therewith.

ARTICLE IX

TERMINATION

Section 9.01

Termination upon Liquidation or Purchase of the Mortgage Loans.  Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase, on the Optional Termination Date, by the Servicer, or an affiliate of the Servicer, of all Mortgage Loans (and REO Properties) at the price equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon at the applicable Mortgage Rate, (ii) the lesser of (x) the appraised value of any REO Property as determined by an independent appraiser selected by the Servicer, at the Servicer’s expense and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Rate, (iii) all unreimbursed P&I Advances, Servicing Advances and indemnification payments payable to the Servicer, (iv) any unreimbursed indemnification payments payable to the Trustee under this Agreement and (v) any Swap Termination Payment, other than a Defaulted Swap Termination Payment, owed to the Swap Provider pursuant to the Swap Agreement which remains unpaid or which is due to such optional purchase (the “Termination Price”), and (b) the later of (i) the maturity or other Liquidation Event (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement.  In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof.

Section 9.02

Final Distribution on the Certificates.  If on any Remittance Date, the Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Servicer shall direct the Trustee promptly to send a Notice of Final Distribution to each Certificateholder and the Swap Provider.  If the Servicer elects to exercise its option to purchase the Mortgage Loans pursuant to clause (a) of Section 9.01, at least 20 days prior to the date the Notice of Final Distribution is to be mailed to the affected Certificateholders, the Servicer shall notify the Depositor and the Trustee of the Final Distribution Date and the Termination Price.

A Notice of Final Distribution, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not later than the 15th day of the month of such final distribution.  Any such Notice of Final Distribution shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified.  The Trustee will give such Notice of Final Distribution to each Rating Agency at the time such Notice of Final Distribution is given to Certificateholders.

In the event such Notice of Final Distribution is given, the Servicer shall cause all funds in the Collection Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates.  Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee or the Custodian, as the case may be, of a Request for Release therefor, the Trustee or the Custodian, as the case may be, shall promptly release to the Servicer the Custodial Files for the Mortgage Loans.

Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class (after reimbursement of all amounts due to the Servicer, the Depositor and the Trustee hereunder), in each case on the final Distribution Date and in the order set forth in Section 4.02, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, up to an amount equal to (i) as to each Class of Regular Certificates (except the Class CE-1 and Class CE-2 Certificates), the Certificate Balance thereof plus for each such Class and the Class CE-1 and Class CE-2 Certificates accrued interest thereon in the case of an interest-bearing Certificate and all other amounts to which such Classes are entitled pursuant to Section 4.02 and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the Notice of Final Distribution, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within six months after such second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund.  If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R or R-X Certificateholders, as applicable, shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

Section 9.03

Additional Termination Requirements.  In the event the Servicer exercises its purchase option with respect to the Mortgage Loans as provided in Section 9.01, the Servicer shall cause to be delivered to the Trustee an Opinion of Counsel, at the expense of the Servicer, to the effect that the failure to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on “prohibited transactions” on any Trust REMIC as defined in Section 860F of the Code or (ii) cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

Following the Trustee’s receipt of such Opinion of Counsel, the Trustee shall sell all of the assets of the Trust Fund to the Servicer, and, within 89 days of such sale, shall distribute to the Certificateholders the proceeds of such sale in complete liquidation of each of the Trust REMICs; and the Trustee shall attach a statement to the final federal income tax return for each of the Trust REMICs stating that pursuant to Treasury Regulations Section 1.860F-1, the first day of the 90-day liquidation period for each such REMIC was the date on which the Trustee sold the assets of the Trust Fund pursuant to Section 9.01(a).

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01

Amendment.  This Agreement may be amended from time to time by the Depositor, the Seller, the Servicer and the Trustee, without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor or the Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided, that any amendment pursuant to clause (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.  The Trustee, the Depositor, the Seller and the Servicer also may at any time and from time to time amend this Agreement, but without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of each Trust REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any Trust REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code or Regulation AB; provided, that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

This Agreement may also be amended from time to time by the Depositor, the Seller, the Servicer and the Trustee, but with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66% of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66% or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless (i) it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any Trust REMIC or the Certificateholders or cause any such REMIC to fail to qualify as a REMIC or the grantor trust to fail to qualify as a grantor trust at any time that any Certificates are outstanding and (ii) the party seeking such amendment shall have provided written notice to the Rating Agencies (with a copy of such notice to the Trustee) of such amendment, stating the provisions of the Agreement to be amended.

Notwithstanding the foregoing provisions of this Section 10.01, with respect to any amendment that significantly modifies the permitted activities of the Trustee or the Servicer, any Certificate beneficially owned by the Depositor shall be deemed not to be outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this Section 10.01 have been obtained.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with and (ii) either the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.01.

Notwithstanding any of the other provisions of this Section 10.01, none of the parties to this Agreement shall enter into any amendment to this Agreement that could reasonably be expected to have a material adverse effect on the interests of the Swap Provider hereunder (excluding, for the avoidance of doubt, any amendment to this Agreement that is entered into solely for the purpose of appointing a successor servicer, Trustee or other service provider) without the prior written consent of the Swap Provider, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 10.02

Recordation of Agreement; Counterparts.  This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the direction and expense of the Depositor, but only upon receipt of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 10.03

Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.04

Intention of Parties.  It is the express intent of the parties hereto that the conveyance (i) of the Mortgage Loans by the Depositor and (ii) of the Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof.  It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof.  However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, as the case may be, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

The Depositor, for the benefit of the Certificateholders, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.  The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

Section 10.05

Notices.  (a) The Trustee shall use its best reasonable efforts to promptly provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

1.

Any material change or amendment to this Agreement;

2.

The occurrence of any Event of Default that has not been cured;

3.

The resignation or termination of the Servicer or the Trustee and the appointment of any successor;

4.

The repurchase or substitution of Mortgage Loans pursuant to Section 2.03; and

5.

The final payment to Certificateholders.

(b)

In addition, the Trustee shall promptly make available on its internet website to each Rating Agency copies of each report to Certificateholders described in Section 4.03.

(c)

All directions, demands, consents and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to: (a) in the case of the Depositor, Securitized Asset Backed Receivables LLC, 200 Park Avenue, New York, New York 10166, Attention: General Counsel, Facsimile: (212) 412-7519, or such other address as the Depositor may hereafter furnish to the Servicer and the Trustee; (b) in the case of the Servicer, Litton Loan Servicing LP, 4828 Loop Central Drive, Houston, Texas 77081, Attention: Secretary, or such other address as may be hereafter furnished to the Depositor and the Trustee by the Servicer in writing; (c) in the case of the Trustee to LaSalle Bank National Association, 135 South LaSalle Street, Suite 1511, Chicago, Illinois, 60603, Attention: Global Securities and Trust Services – C-BASS 2007-CB2, or such other address as the Trustee may hereafter furnish to the Depositor and the Servicer in writing; (d) in the case of the Seller, to Credit-Based Asset Servicing and Securitization LLC, 335 Madison Avenue, 19th Floor, New York, New York 10017, Attention: Director, Mortgage Finance, with a copy to General Counsel; and (e) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency.  Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

Section 10.06

Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 10.07

Limitation on Rights of Certificateholders.  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 10.08

Inspection and Audit Rights.  The Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor or the Trustee during the Servicer’s normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested.  Any out-of-pocket expense of the Servicer incident to the exercise by the Depositor or the Trustee of any right under this Section 10.09 shall be borne by the Servicer.

Section 10.09

Certificates Nonassessable and Fully Paid.  It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

Section 10.10

Rule of Construction.  Article and section headings are for the convenience of the reader and shall not be considered in interpreting this Pooling and Servicing Agreement or the intent of the parties hereto.

Section 10.11

Waiver of Jury Trial.  EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

Section 10.12

Rights of the Swap Provider.  The Swap Provider shall be an express third-party beneficiary of this Agreement to the extent of its express rights to receive any payments under this Agreement or any other express rights of the Swap Provider explicitly stated in this Agreement, and shall have the rights to enforce such rights under this Agreement as if it were a party hereto.

Section 10.13

Regulation AB Compliance; Intent of the Parties; Reasonableness.  The parties to this Agreement acknowledge and agree that the purpose of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.  The Depositor shall not exercise its right to request delivery of information or other performance under this Agreement other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.  The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and, to the extent practicable from a timing and information systems perspective and to the extent the Depositor will pay any increased costs of the Trustee caused by such request, agree to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  Depositor agrees to act in good faith and comply with requests made to it by parties.  In connection with the C-BASS Mortgage Loan Trust 2007-CB2, the Servicer, the Trustee and the Seller shall, to the extent practicable from a timing and information systems perspective and to the extent the Depositor will pay any increased costs of the Trustee caused by such request, cooperate fully with the Depositor to deliver to the Depositor (including its assignees or designees), any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, the Trustee, the Seller and the Custodian, as applicable, reasonably believed by the Depositor to be necessary in order to effect such compliance.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Depositor, the Trustee, the Seller and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

SECURITIZED ASSET BACKED RECEIVABLES LLC

By: /s/ Paul Menefee

Name:  Paul Menefee

Title: Managing Director

LASALLE BANK NATIONAL ASSOCIATION, solely as Trustee and not in its individual capacity

By: /s/ Andy Streepey

Name: Andy Streepey

Title: Assistant Vice President

LITTON LOAN SERVICING LP

By: /s/ Larry B. Litton Sr.

Name: Larry B. Litton Sr.

Title: Founding Director

CREDIT-BASED ASSET SERVICING AND SECURITIZATION LLC

By: /s/ David A. Chin

Name: David A. Chin

Title: Vice President

SCHEDULE I

MORTGAGE LOAN SCHEDULE

[AVAILABLE UPON REQUEST TO TRUSTEE]

EXHIBIT A

[FORM OF CLASS A, M AND B CERTIFICATES]

To be added to the Class B-4 Certificates while such Certificates remain Private Certificates. [IF THIS CERTIFICATE IS A PHYSICAL CERTIFICATE, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER (THE “TRANSFEROR LETTER”) IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE TRUSTEE RECEIVES A LETTER FROM THE TRANSFEREE THEREOF IN THE FORM OF EXHIBIT I (THE “144A LETTER”) OR EXHIBIT I-2 TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

THE PROPOSED TRANSFEROR WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE TRANSFEROR LETTER (THE “TRANSFEROR LETTER”) IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND THE PROPOSED TRANSFEREE WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE RULE 144A LETTER, IN EACH CASE AS IF SUCH CERTIFICATE WERE EVIDENCED BY A PHYSICAL CERTIFICATE.

In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate.]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND CERTAIN OTHER ASSETS.

To be added to the Class A Certificates, Class M Certificates and Class B Certificates [PRIOR TO THE TERMINATION OF THE SWAP AGREEMENT, THE TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT EITHER (I) SUCH TRANSFEREE IS NEITHER AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO SECTION 406 OF ERISA AND/OR SECTION 4975 OF THE CODE OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS BY REASON OF THEIR INVESTMENT IN THE ENTITY (A “PLAN”) NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH TRANSFER OR (II) THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR EXEMPTIVE RELIEF UNDER PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 OR PTCE 96-23 OR THE EXEMPTION FOR NON-FIDUCIARY SERVICE PROVIDERS UNDER SECTION 408(B)(17) OF ERISA OR ANY OTHER APPLICABLE EXEMPTION.  ANY PURPORTED TRANSFER OF THIS CERTIFICATE PRIOR TO THE TERMINATION OF THE SWAP AGREEMENT TO OR ON BEHALF OF A PLAN IN VIOLATION OF THE REPRESENTATIONS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.  IF THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE, THE TRANSFEREE WILL BE DEEMED TO HAVE MADE A REPRESENTATION AS PROVIDED IN CLAUSE (I) OR (II) OF THIS PARAGRAPH, AS APPLICABLE.]

To be added to the Class M Certificates and Class B Certificates [IN THE EVENT THAT THIS CERTIFICATE BECOMES AN ERISA-RESTRICTED CERTIFICATE, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, (“ERISA”), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.]

Certificate No:
A1-1-[ ]
A2-A-[ ]
A2-B-[ ]
A2-C-[ ]
A2-D-[ ]
A2-E-[ ]
M-1-[ ]
M-2-[ ]
M-3-[ ]
M-4-[ ]
M-5-[ ]
M-6-[ ]
B-1-[ ]
B-2-[ ]
B-3-[ ]
B-4-[ ]

Cut-off Date:	February 1, 2007

First Distribution Date:	March 26, 2007

Initial Certificate Balance of this Certificate (“Denomination”):	$[ ]

Initial Certificate Balances of all Certificates of this Class:	[A1] $[ ]
[A2-A] $[ ]
[A2-B] $[ ]
[A2-C] $[ ]
[A2-D] $[ ]
[A2-E] $[ ]
[M-1] $[ ]
[M-2] $[ ]
[M-3] $[ ]
[M-4] $[ ]
[M-5] $[ ]
[M-6] $[ ]
[B-1] $[ ]
[B-2] $[ ]
[B-3] $[ ]
[B-4] $[ ]

CUSIP:	A1-[ ]
A2-A-[ ]
A2-B-[ ]
A2-C-[ ]
A2-D-[ ]
A2-E-[ ]
M-1-[ ]
M-2-[ ]
M-3-[ ]
M-4-[ ]
M-5-[ ]
M-6-[ ]
B-1-[ ]
B-2-[ ]
B-3-[ ]
B-4-[ ]

ISIN:	A1-[ ]
A2-A-[ ]
A2-B-[ ]
A2-C-[ ]
A2-D-[ ]
A2-E-[ ]
M-1-[ ]
M-2-[ ]
M-3-[ ]
M-4-[ ]
M-5-[ ]
M-6-[ ]
B-1-[ ]
B-2-[ ]
B-3-[ ]
B-4-[ ]

SECURITIZED ASSET BACKED RECEIVABLES LLC

C-BASS Mortgage Loan Trust 2007-CB2

C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB2

[Class A-] [Class M-] [Class B-]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among Securitized Asset Backed Receivables LLC, as depositor (the “Depositor”), Litton Loan Servicing LP, as servicer (the “Servicer”), Credit-Based Asset Servicing and Securitization LLC, as seller (the “Seller”), and LaSalle Bank National Association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

* * *

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  February 28, 2007

LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By

Authenticated

By

Authorized Signatory of

LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

SECURITIZED ASSET BACKED RECEIVABLES LLC

C-BASS Mortgage Loan Trust 2007-CB2

C-BASS Mortgage Loan Asset-Backed Certificates

This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Trust 2007-CB2 C-BASS Mortgage Loan Asset-Backed Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the Business Day immediately preceding such Distribution Date) provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month next preceding the month of such Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Seller, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_____________________________________________________________________________

Dated:____

______________________________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________________________,

_____________________________________________________________________________,

for the account of ______________________________________________________________,

account number __________, or, if mailed by check, to _______________________________,

Applicable statements should be mailed to __________________________________________,

_____________________________________________________________________________.

This information is provided by ________________________________, the assignee named above, or _______________________________________________, as its agent.

EXHIBIT B

[FORM OF CLASS P CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A DIRECT OR INDIRECT INTEREST IN A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND CERTAIN OTHER ASSETS.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, (“ERISA”), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Class	:	P

Certificate No.	:	1

Cut-off Date	:	February 1, 2007

First Distribution Date	:	March 26, 2007

Initial Notional Amount
of this Certificate	:	$100

Original Class P
Notional Amount	:	$100

CUSIP	:

ISIN	:

Percentage Interest	:	100%

SECURITIZED ASSET BACKED RECEIVABLES LLC

C-BASS Mortgage Loan Trust 2007-CB2

C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB2

CLASS P

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Distributions in respect of this Certificate are distributable monthly as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among Securitized Asset Backed Receivables LLC, as depositor (the “Depositor”), Litton Loan Servicing LP, as servicer (the “Servicer”), Credit-Based Asset Servicing and Securitization LLC, as seller (the “Seller”), and LaSalle Bank National Association, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

This Certificate will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Trustee for such purpose, or the office or agency maintained by the Trustee.

No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

No transfer of a Certificate of this Class shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law ("Similar Law"), or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Trustee, the Servicer or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

* * *

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  February 28, 2007

LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By

Authenticated

By

Authorized Signatory of

LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

SECURITIZED ASSET BACKED RECEIVABLES LLC

C-BASS Mortgage Loan Trust 2007-CB2

C-BASS Mortgage Loan Asset-Backed Certificates

This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Trust 2007-CB2 C-BASS Mortgage Loan Asset-Backed Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes or the office or agency maintained by the Trustee in Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 105 of the Cut-off Date Pool Principal Balance, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_____________________________________________________________________________

Dated:____

______________________________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________________________,

_____________________________________________________________________________,

for the account of ______________________________________________________________,

account number __________, or, if mailed by check, to _______________________________,

Applicable statements should be mailed to __________________________________________,

_____________________________________________________________________________.

This information is provided by ________________________________, the assignee named above, or _______________________________________________, as its agent.

EXHIBIT C

[FORM OF CLASS R AND R-X CERTIFICATES]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN ONE OR MORE “REAL ESTATE MORTGAGE INVESTMENT CONDUITS,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED (I) TO A PERSON OTHER THAN A PERMITTED TRANSFEREE IN COMPLIANCE WITH SECTION 5.02(C) OF THE AGREEMENT OR (II) UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Class	:	[R] [R-X]

Certificate No.	:	1

Cut-off Date	:	February 1, 2007

First Distribution Date	:	March 26, 2007

Percentage Interest of
this Certificate
(“Denomination”)	:	100%

SECURITIZED ASSET BACKED RECEIVABLES LLC

C-BASS Mortgage Loan Trust 2007-CB2

C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB2

Class [R] [R-X]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Distributions in respect of this Certificate is distributable monthly as set forth herein. This Class [R] [R-X] Certificate has no Certificate Balance and is not entitled to distributions in respect of principal or interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Seller or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that ________________________ is the registered owner of the Percentage Interest specified above of any monthly distributions due to the Class [R] [R-X] Certificates pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among Securitized Asset Backed Receivables LLC, as depositor (the “Depositor”), Litton Loan Servicing LP, as servicer (the “Servicer”), Credit-Based Asset Servicing and Securitization LLC, as seller (the “Seller”), and LaSalle Bank National Association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class [R] [R-X] Certificate at the offices designated by the Trustee for such purposes or the office or agency maintained by the Trustee in New York, New York.

No transfer of a Class [R] [R-X] Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Servicer or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

Each Holder of this Class [R] [R-X] Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class [R] [R-X] Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class [R] [R-X] Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class [R] [R-X] Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class [R] [R-X] Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Trustee under Section 5.02(b) of the Agreement, the Trustee shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit G to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class [R] [R-X] Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class [R] [R-X] Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class [R][R-X] Certificate, (C) not to cause income with respect to the Class [R] [R-X] Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class [R] [R-X] Certificate or to cause the Transfer of the Ownership Interest in this Class [R] [R-X] Certificate to any other Person if it has actual knowledge that such Person is a Non-Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class [R] [R-X] Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

* * *

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  February 28, 2007

LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By________________________________

Authenticated:

By________________________________

Authorized Signatory of

LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

SECURITIZED ASSET BACKED RECEIVABLES LLC

C-BASS Mortgage Loan Trust 2007-CB2

C-BASS Mortgage Loan Asset-Backed Certificates

This Certificate is one of a duly authorized issue of Certificates designated as Securitized Asset Backed Receivables LLC Trust 2007-CB2 C-BASS Mortgage Loan Asset-Backed Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes or the office or agency maintained by the Trustee in Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

 ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_____________________________________________________________________________

Dated:____

______________________________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________________________,

_____________________________________________________________________________,

for the account of ______________________________________________________________,

account number __________, or, if mailed by check, to _______________________________,

Applicable statements should be mailed to __________________________________________,

_____________________________________________________________________________.

This information is provided by ________________________________, the assignee named above, or _______________________________________________, as its agent.

EXHIBIT D

[FORM OF CLASS CE CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND CERTAIN OTHER ASSETS.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Class	:	CE-[__]

Certificate No.	:	1

Cut-off Date	:	February 1, 2007

First Distribution Date	:	March 26, 2007

Percentage Interest of
this Certificate
(“Denomination”)	:	[__]%

SECURITIZED ASSET BACKED RECEIVABLES LLC

C-BASS Mortgage Loan Trust 2007-CB2

C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB2

Class CE- [__]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Seller or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among Securitized Asset Backed Receivables LLC, as depositor (the “Depositor”), Litton Loan Servicing LP, as servicer (the “Servicer”), Credit-Based Asset Servicing and Securitization LLC, as seller (the “Seller”), and LaSalle Bank National Association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Trustee for such purposes or the office or agency maintained by the Trustee.

No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

No transfer of a Certificate of this Class shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law ("Similar Law"), or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Trustee, the Servicer or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

*       *       *

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By___________________________________

Authenticated:

By___________________________________

Authorized Signatory of

LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

SECURITIZED ASSET BACKED RECEIVABLES LLC

C-BASS Mortgage Loan Trust 2007-CB2

C-BASS Mortgage Loan Asset-Backed Certificates

This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Trust 2007-CB2 C-BASS Mortgage Loan Asset-Backed Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes or the office or agency maintained by the Trustee in Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_____________________________________________________________________________

Dated:____

______________________________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________________________,

_____________________________________________________________________________,

for the account of ______________________________________________________________,

account number __________, or, if mailed by check, to _______________________________,

Applicable statements should be mailed to __________________________________________,

_____________________________________________________________________________.

This information is provided by ________________________________, the assignee named above, or _______________________________________________, as its agent.

EXHIBIT E

FORM OF INITIAL CERTIFICATION OF CUSTODIAN

[date]

Securitized Asset Backed Receivables LLC

200 Park Avenue

New York, New York 10166

Litton Loan Servicing LP

4828 Loop Central Drive

Houston, Texas 77081

LaSalle Bank National Association, as Trustee

135 S. LaSalle Street, Suite 1511

Chicago, IL 60603

Attention: Global Securities and Trust Services Group - C-BASS, Series 2007-CB2

Re:

Pooling and Servicing Agreement, dated as of February 1, 2007, by and among Securitized Asset Backed Receivables LLC, as depositor (the “Depositor”), Litton Loan Servicing LP, as servicer (the “Servicer”), Credit-Based Asset Servicing and Securitization LLC, as seller (the “Seller”), and LaSalle Bank National Association, as trustee (the “Trustee”), C-BASS Mortgage Loan Trust 2007-CB2 C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB2

-------------------------------------------------------------------------------------------------

Ladies and Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), for each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan listed in the attached schedule), it has received:

(i)

the original Mortgage Note, endorsed as provided in the following form: “Pay to the order of _______, without recourse”; and

(ii)

a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments).

Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Custodian

By:

___________________________________

Name: ___________________________________

Title:

EXHIBIT F-1

FORM OF DOCUMENT CERTIFICATION

AND EXCEPTION REPORT OF CUSTODIAN

[date]

Securitized Asset Backed Receivables LLC

200 Park Avenue

New York, New York 10166

Litton Loan Servicing LP

4828 Loop Central Drive

Houston, Texas 77081

LaSalle Bank National Association, as Trustee

135 S. LaSalle Street, Suite 1511

Chicago, IL 60603

Attention: Global Securities and Trust Services Group - C-BASS, Series 2007-CB2

Re:

Pooling and Servicing Agreement, dated as of February 1, 2007, among Securitized Asset Backed Receivables LLC, as depositor (the  “Depositor”), Litton Loan Servicing LP, as servicer (the “Servicer”), Credit-Based Asset Servicing and Securitization LLC, as seller (the “Seller”), and LaSalle Bank National Association, as trustee (the “Trustee”), C-BASS Mortgage Loan Trust 2007-CB2 C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB2

------------------------------------------------------------------------------------------------

Ladies and Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

(i)

the original Mortgage Note including any riders thereto, endorsed either (A) in blank or (B) in the following form: “Pay to the order of LaSalle Bank National Association as Trustee for the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB2, without recourse”, or with respect to any lost Mortgage Note, an original lost note affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii)

the original Mortgage including any riders thereto with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

(iii)

an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank or (B) to “LaSalle Bank National Association, as Trustee for the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB2, without recourse”;

(iv)

an original or a certified copy of any intervening assignment of Mortgage showing a complete chain of assignments;

(v)

the original or a certified copy of the lender’s title insurance policy; and

(vi)

the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (1), (2), (3), (15), (22) and (30) of the Data Tape Information accurately reflects information set forth in the Custodial File.

The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review of the Custodial File specifically required in the Pooling and Servicing Agreement. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Custodian

By:

___________________________________

Name: ___________________________________

Title:

EXHIBIT F-2

FORM OF CUSTODIAN’S FINAL CERTIFICATION

[Date]

Securitized Asset Backed Receivables LLC

200 Park Avenue

New York, New York 10166

Litton Loan Servicing LP

4828 Loop Central Drive

Houston, Texas 77081

Re:

Pooling and Servicing Agreement, dated as of February 1, 2007, among Securitized Asset Backed Receivables LLC, as depositor (the “Depositor”), Litton Loan Servicing LP, as servicer (the “Servicer”), Credit-Based Asset Servicing and Securitization, LLC, as seller (the “Seller”), and LaSalle Bank National Association, as trustee (the “Trustee”), C-BASS Mortgage Loan Trust 2007-CB2 C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB2

-------------------------------------------------------------------------------------------------

Ladies and Gentlemen:

In accordance with Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it has received the applicable documents listed in Section 2.01 of the Pooling and Servicing Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in the Mortgage Loan Schedule is correct.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Custodian

By:

___________________________________

Name: ___________________________________

Title:

EXHIBIT G

FORM OF RESIDUAL TRANSFER AFFIDAVIT

C-BASS Mortgage Loan Trust 2007-CB2,

C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB2

STATE OF

)

)  ss.:

COUNTY OF

)

The undersigned, being first duly sworn, deposes and says as follows:

1.

The undersigned is an officer of __________________, the proposed Transferee of an Ownership Interest in a Class R Certificate (the “Certificate”) issued pursuant to the Pooling and Servicing Agreement (the “Agreement”), relating to the above-referenced Series, by and among Securitized Asset Backed Receivables LLC, as depositor (the “Depositor”), Litton Loan Servicing LP, as servicer (the “Servicer”), Credit-Based Asset Servicing and Securitization LLC, as seller (the “Seller”), and LaSalle Bank National Association, as trustee (the “Trustee”). Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Trustee.

2.

The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring an Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person who is a Permitted Transferee and has attached hereto an affidavit from such Person in substantially the same form as this affidavit.  The transferee has no knowledge that any such affidavit is false.

3.

The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are Non-Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is a Non-Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

4.

The Transferee has been advised of, and understands that a tax will be imposed on a “pass-through entity” holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is a Non-Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

5.

The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

6.

The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is a Non-Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit H to the Agreement (a “Transferor Certificate”) to the effect that, among other things, such Transferee has no actual knowledge that the Person to which the Transfer is to be made is a Non-Permitted Transferee.

7.

The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate. The Transferee has historically paid its debts as they have come due and intends to pay its debts as they come due in the future. The Transferee intends to pay all taxes due with respect to the Certificate as they become due.

8.

The Transferee’s taxpayer identification number is __________________.

9.

The Transferee is not a Disqualified Non-U.S. Person as defined in the Agreement.

10.

The Transferee is aware that the Certificate may be a “noneconomic residual interest” within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

11.

The Transferee will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. Person.

12.

Check the applicable paragraph:

[ ] The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

(i)

the present value of any consideration given to the Transferee to acquire such Certificate;

(ii)

the present value of the expected future distributions on such Certificate; and

(iii)

the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b) (1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

[ ] The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-l(c)(5) and (6) and, accordingly,

(viii)

the Transferee is an “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-l(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

(ix)

at the time of the transfer, and at the close of the Transferee’s two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6) (ii)) in excess of $100 million and net assets in excess of $10 million;

(x)

the Transferee will transfer the Certificate only to another “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-l(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

(xi)

the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including,but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

[ ] None of the above.

13.

The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any Federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

* * *

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ___ day of _________, 20__.

______________________________________

Print Name of Transferee

By: ______________________________________

Name:

Title:

[Corporate Seal]

ATTEST:

---------------------------------------

[Assistant] Secretary

Personally appeared before me the above-named ____________, known or proved to me to be the same person who executed the foregoing instrument and to be the______________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this ______ day of _______, 20__.

__________________________________________

NOTARY PUBLIC

My Commission expires the __ day

of ________, 20__

EXHIBIT H

FORM OF TRANSFEROR CERTIFICATE

_________, 20__

Securitized Asset Backed Receivables LLC

200 Park Avenue

New York, New York 10166

LaSalle Bank National Association, as Trustee

135 S. LaSalle Street, Suite 1511

Chicago, IL 60603

Attention: Global Securities and Trust Services Group - C-BASS, Series 2007-CB2

Re:

C-BASS Mortgage Loan Trust 2007-CB2 C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB2, Class [__]

---------------------------------------------------------------------------------------------

Ladies and Gentlemen:

Reference is hereby made to the Pooling and Servicing Agreement dated as of January 1, 2007 (the “Pooling Agreement”), among Bond Securitization, L.L.C., as Depositor, Litton Loan Servicing LP, as Servicer and LaSalle Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling Agreement.

This letter relates to the transfer of the Class ___________________________ Certificates by ______________________________ (the “Transferor”).

In connection with such transfer, and in respect of such Certificates, the Transferor hereby certifies that (i) such Certificates are being transferred in accordance with the transfer restrictions set forth in the Pooling Agreement and the Certificates, (ii) we understand that the Certificates have not been registered under the Securities Act and are being disposed of by us in a transaction that is exempt from the registration requirements of the Securities Act, (iii) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Securities Act, (iv) no purpose of the proposed disposition of the Certificates is to impede the assessment or collection of tax, (v) in the case of a transfer of any Class R or Class R-X Certificates, (a) such Certificates are being transferred in accordance with Rule 144A under the Securities Act to a purchaser that the Transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a “qualified institutional buyer,” which purchaser is aware that the sale to it is being made in reliance upon Rule 144A under the Securities Act, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (b) the Transferor has no knowledge that the transferee is not a Permitted Transferee (as such term is defined in the Pooling Agreement) and (vi) in the case of a transfer of any Class B-4, Class CE or Class P Certificates, either (a) such Certificates are being transferred in accordance with Rule 144A under the Securities Act to a purchaser that the Transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a “qualified institutional buyer,” which purchaser is aware that the sale to it is being made in reliance upon Rule 144A under the Securities Act, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction or (b) the transfer is being made to an institutional “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor.

Very truly yours,

______________________________________

Print Name of Transferor

By: ______________________________________

Authorized Officer

EXHIBIT I-1

FORM OF RULE 144A LETTER

_________, 20__

Securitized Asset Backed Receivables LLC

200 Park Avenue

New York, New York 10166

LaSalle Bank National Association, as Trustee

135 S. LaSalle Street, Suite 1511

Chicago, IL 60603

Attention: Global Securities and Trust Services Group - C-BASS, Series 2007-CB2

Re:

C-BASS Mortgage Loan Trust 2007-CB2 C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB2, Class [__]

---------------------------------------------------------------------------------------------

Ladies and Gentlemen:

Reference is hereby made to the Pooling and Servicing Agreement dated as of January 1, 2007 (the “Pooling Agreement”), among Bond Securitization, L.L.C., as Depositor, Litton Loan Servicing LP, as Servicer and LaSalle Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling Agreement.

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) with respect to an ERISA-Restricted Certificate, either we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or a plan subject to materially similar provisions of applicable federal, state or local law, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition or, with respect to a Subordinated Certificate that is rated below investment grade, the purchaser is an insurance company that is purchasing this certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, or we have provided an Opinion of Counsel as set forth in Section 5.02(b) of the Pooling Agreement, (e) with respect to an ERISA-Restricted Swap Certificate, the acquisition and holding of the Certificate are eligible for exemptive relief under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or the non-fiduciary service provider exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code or any other applicable exemption, (f) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (g) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

ANNEX 1 TO EXHIBIT I

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.

As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2.

In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because (i) the Buyer owned and/or invested on a discretionary basis $_____ (1) in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

        Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c) (3) of the Internal Revenue Code of 1986, as amended.

        Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

        Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

        Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

        Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

        State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

        ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

        Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

        Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

        Business Development Company. Buyer is a business development company as defined in Section 202(a) (22) of the Investment Advisors Act of 1940.

3.

The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4.

For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5.

The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

6.

Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

______________________________________

Print Name of Transferee

By: ______________________________________

Name:

Title:

Date: _____________________________________

--------------------

(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

ANNEX 2 TO EXHIBIT I

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.

As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2.

In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer’s Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

        The Buyer owned $_____ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

        The Buyer is part of a Family of Investment Companies which owned in the aggregate $_____ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.

The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.

The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5.

The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer’s own account.

6.

Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

______________________________________

Print Name of Transferee

By: ______________________________________

Name:

Title:

IF AN ADVISER:

______________________________________

Print Name of Buyer

Date: _____________________________________

EXHIBIT I-2

FORM OF INVESTMENT LETTER (NON RULE 144A)

Date

Securitized Asset Backed Receivables LLC

200 Park Avenue

New York, New York 10166

Attention: Ian Sterling

LaSalle Bank National Association. as trustee

135 S. LaSalle Street, Suite 1511

Chicago, IL 60603

Attention: Global Securities and Trust Services Group - C-BASS, Series 2007-CB2

Re:

C-BASS Mortgage Loan Trust, Series 2007-CB2, C-BASS, Mortgage Loan Asset-Backed Certificates, Class [_________]

----------------------------------------------------------------------------------------

Ladies and Gentlemen:

Reference is hereby made to the Pooling and Servicing Agreement dated as of January 1, 2007 (the “Pooling Agreement”), among Bond Securitization, L.L.C., as Depositor, Litton Loan Servicing LP, as Servicer and LaSalle Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling Agreement.

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an institutional “accredited investor” (within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) with respect to an ERISA-Restricted Certificate, either we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or a plan subject to any federal, state or local law materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition or, with respect to a Subordinated Certificate that is rated below investment grade, the purchaser is an insurance company that is purchasing this certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, or we have provided an Opinion of Counsel as set forth in Section 5.02(b) of the Pooling Agreement, (e) with respect to an ERISA-Restricted Swap Certificate, the acquisition and holding of the Certificate are eligible for exemptive relief under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or the non-fiduciary service provider exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code or any other applicable exemption, (f) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (h) below), (g) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (h) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

Very truly yours,

______________________________________

Print Name of Transferee

By:___________________________

Authorized Officer

EXHIBIT J

FORM OF REQUEST FOR RELEASE

(for Custodian)

TO:

The Bank of New York

101 Barclay Street, 4W

New York, New York 10286

CC:

LaSalle Bank National Association

135 S. LaSalle Street, Suite 1511

Chicago, IL 60603

Attention: Global Securities and Trust Services Group - C-BASS, Series 2007-CB2

Re:

Pooling and Servicing Agreement dated February 1, 2007 among Securitized Asset Backed Receivables LLC, as depositor (the “Depositor”), Litton Loan Servicing LP, as servicer (the “Servicer”), Credit-Based Asset Servicing and Securitization LLC, as seller (the “Seller”), and LaSalle Bank National Association, as trustee (the “Trustee”)

In connection with the administration of the Mortgage Loans held by you as the Custodian on behalf of the Certificateholders, we request the release, and acknowledge receipt, of the (Custodial File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor’s Name, Address & Zip Code:

____________________________________

Mortgage Loan Number:

____________________

Send Custodial File to:

____________________

Delivery Method (check one)

____1.

Regular mail

____2.

Overnight courier (Tracking information:

If neither box 1 nor 2 is checked, regular mail shall be assumed.

Reason for Requesting Documents (check one)

____1.

Mortgage Loan Paid in Full. (The Company hereby certifies that all amounts received in connection therewith have been credited to the Collection Account as provided in the Pooling and Servicing Agreement.)

____2.

Mortgage Loan Repurchase Pursuant to Section 2.03 of the Pooling and Servicing Agreement. (The Company hereby certifies that the repurchase price has been credited to the Collection Account as provided in the Pooling and Servicing Agreement.)

____3.

Mortgage Loan Liquidated by ___________. (The Company hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the Collection Account pursuant to the Pooling and Servicing Agreement.)

____4.

Mortgage Loan in Foreclosure.

____5.

Other (explain).

If box 1, 2 or 3 above is checked, and if all or part of the Custodial File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

If box 4 or 5 above is checked, upon our return of all of the above documents to you as the Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form if requested by us.

LITTON LOAN SERVICING LP

By:_________________________________

Name:

Title:

Date:

ACKNOWLEDGED AND AGREED:

THE BANK OF NEW YORK TRUST

     COMPANY, N.A., as Custodian

By: _________________________________

Name:

Title:

Date:

]

EXHIBIT K

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and which shall be retained by the Servicer or delivered to and retained by the Trustee, as applicable:

(a)

The documents or instruments set forth as items (i) to (vi) in Section 2.01(a) of the Agreement.

(b)

Residential loan application.

(c)

Mortgage Loan closing statement.

(d)

Verification of employment and income, if applicable.

(e)

Verification of acceptable evidence of source and amount of down payment.

(f)

Credit report on Mortgagor.

(g)

Residential appraisal report.

(h)

Photograph of the Mortgaged Property.

(i)

Survey of the Mortgaged Property.

(j)

Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

(k)

All required disclosure statements.

(1)

If required in an appraisal, termite report, structural engineer’s report, water potability and septic certification.

(m)

Sales contract, if applicable.

Evidence of payment of taxes and insurance, insurance claim files, correspondence, current and historical computerized data files (which include records of tax receipts and payment history from the date of origination), and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

EXHIBIT L

FORM OF CERTIFICATION TO BE PROVIDED WITH FORM 10-K

Re:

C-BASS Mortgage Loan Trust 2007-CB2 (the “Trust”), C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB2, issued pursuant to the Pooling and Servicing Agreement, dated as February 1, 2007 (the “Pooling and Servicing Agreement”), among Securitized Asset Backed Receivables LLC, as depositor (the “Depositor”), Litton Loan Servicing LP, as servicer (the “Servicer”), Credit-Based Asset Servicing and Securitization LLC, as seller (the “Seller”), and LaSalle Bank National Association, as trustee (the “Trustee”)

I, [identify the certifying individual], certify that:

(1)

I have reviewed the report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of [identify the issuing entity] (the “Exchange Act periodic reports”);

(2)

Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3)

Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

(4)

[I am responsible for reviewing the activities performed by the servicer(s) and based on my knowledge and the compliance review(s) conducted in preparing the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) [has/have] fulfilled [its/their] obligations under the servicing agreement(s); and]

(5)

All of the reports on assessment of compliance with servicing criteria for ABS and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

[In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties [name of servicer, sub-servicer, co-servicer, depositor, trustee or the custodian].]

Date: _________________________________

_________________________________

[Signature]

[Title]

EXHIBIT M

FORM OF CERTIFICATION TO BE PROVIDED

BY THE TRUSTEE TO THE SERVICER

Re:

C-BASS Mortgage Loan Trust 2007-CB2 (the “Trust”), C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB2, issued pursuant to the Pooling and Servicing Agreement, dated as February 1, 2007 (the “Pooling and Servicing Agreement”), among Securitized Asset Backed Receivables LLC, as depositor (the “Depositor”), Litton Loan Servicing LP, as servicer (the “Servicer”), Credit-Based Asset Servicing and Securitization LLC, as seller (the “Seller”), and LaSalle Bank National Association, as trustee (the “Trustee”)

The Trustee hereby certifies to the Servicer, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(1)

I have reviewed the annual report on Form 10-K for the fiscal year 20[_] (the “Annual Report”), and all reports on Monthly Statements filed in respect of period covered by the Annual Report (collectively with the Annual Report, the “Reports”), of the Trust;

(2)

Subject to Paragraph 4 based on my knowledge, the Distribution Information in the Monthly Statements prepared by the Trustee, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required by the Pooling and Servicing Agreement to be included therein and necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report;

(3)

Based on my knowledge, the Distribution Information required to be provided by the Trustee under the Pooling and Servicing Agreement is included in the Reports;

(4)

In compiling the Distribution Information and making the foregoing certifications, the Trustee has relied upon information furnished to it by the Servicer under the Pooling and Servicing Agreement. The Trustee shall have no responsibility or liability for any inaccuracy in such Reports resulting from information so provided by the Servicer.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement.

Date:

_________________________________

Name:

Title:

EXHIBIT N

SERVICING CRITERIA TO BE ADDRESSED

IN ASSESSMENT OF COMPLIANCE

(RMBS unless otherwise noted)

Definitions

Primary Servicer – transaction party having borrower contact

Custodian – safe keeper of pool assets

Trustee – fiduciary of the transaction

Reg AB Reference	Servicing Criteria	Litton Loan Servicing LP (Servicer)	Bank of New York (Custodian)	LaSalle Bank (Trustee)
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X		X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	If applicable for a transaction participant	If applicable for a transaction participant	If applicable for a transaction participant
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

		X		X*
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X		X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

		X*		X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements.  For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

		X		X*
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	If applicable		If applicable
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts.  These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.  These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

		X		X
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.  Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.

		X		X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X		X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X		X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X		X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.		X	X*
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements		X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X	X	X
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements.  Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.			X

*For (d)(2)(iv) Servicer needs to provide only if it is deemed that the Collection Account is subject to this criteria.

*For (d)(2)(i) and (v) Trustee needs to provide only if it is deemed that any account maintained by the Trustee is a custodial account for purposes of the servicing criteria.  Subject to further clarification from the SEC.

*For (d)(4)(i) Trustee needs to provide only if it is deemed that the final certification required to be delivered by the Trustee pursuant to Section 2.02 of this Agreement is not covered in the (d)(4)(iii) servicing criteria.

EXHIBIT O

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO

LITTON LOAN SERVICING LP

4828 Loop Central Drive

Houston, Texas 77081

Attn: ____________________

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that                                        , having its principal

place of business at                                               , as Trustee (the “Trustee”) pursuant to that Pooling and Servicing Agreement among                                                  (the “Depositor”), Litton Loan Servicing LP (the “Servicer”), and the Trustee, dated as of                            1, 200   (the “Pooling and Servicing Agreement”), hereby constitutes and appoints the Servicer, by and through the Servicer’s officers, the Trustee’s true and lawful Attorney-in-Fact, in the Trustee’s name, place and stead and for the Trustee’s benefit, in connection with all mortgage loans serviced by the Servicer pursuant to the Pooling and Servicing Agreement for the purpose of performing all acts and executing all documents in the name of the Trustee as may be customarily and reasonably necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the “Mortgages” and the “Deeds of Trust”, respectively) and promissory notes secured thereby (the “Mortgage Notes”) for which the undersigned is acting as Trustee for various certificateholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which the Servicer is acting as servicer, all subject to the terms of the Pooling and Servicing Agreement.

This appointment shall apply to the following enumerated transactions only:

1.

The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recordings is for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured.

2.

The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company of a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

3.

The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

4.

The completion of loan assumption agreements.

5.

The full satisfaction/release of a Mortgage or Deed of Trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

6.

The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

7.

The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

8.

With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

a.

the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;

b.

the preparation and issuance of statements of breach or non-performance;

c.

the preparation and filing of notices of default and/or notices of sale;

d.

the cancellation/rescission of notices of default and/or notices of sale;

e.

the taking of a deed in lieu of foreclosure; and

f.

the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8.a. through 8.e., above.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

Notwithstanding anything contained herein to the contrary, the Servicer shall not, without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Servicer's representative capacity; provided that the Servicer shall not be required to sign this Limited Power of Attorney in order to perform the functions enumerated herein or (ii) take any action with the intent to cause, or which actually does cause, the Trustee to be registered to do business in any state.

IN WITNESS WHEREOF,                                                               as Trustee pursuant to that Pooling and Servicing Agreement among the Depositor, the Servicer, and the Trustee, dated as of                          1, 200   (                                         Mortgage Loan Asset Backed Certificates, Series 200_-    ), has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by   its duly elected and authorized Vice President this     day of                                       , 200  .

as Trustee for

 Mortgage Loan Asset

Backed Certificates, Series 200   -

By _________________________________

STATE OF

COUNTY OF

On                            , 200  , before me, the undersigned, a Notary Public in and for said state, personally appeared                                   , Vice President of as Trustee for   Mortgage Loan Asset Backed Certificates, Series 200_-___, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed that same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted and executed the instrument.

WITNESS my hand and official seal.
(SEAL)

_________________________________

Notary Public

My Commission Expires

EXHIBIT P

MORTGAGE LOAN PURCHASE AGREEMENT

[ON FILE]

EXHIBIT Q

ADDITIONAL DISCLOSURE NOTIFICATION

**SEND TO LASALLE VIA FAX AT 312-904-2084 AND VIA EMAIL TO edgar@abanmro.com AND SEND TO BOTH LASALLE AND THE DEPOSITOR VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW**

LaSalle Bank, N.A., as Trustee

135 S. LaSalle Street, Suite 1511

Chicago, Illinois 60603

Attention: Global Securities and Trust Services - C-BASS, Series 2007-CB2—SEC REPORT PROCESSING

Securitized Asset Backed Receivables LLC

200 Park Avenue

New York, New York 10166

RE: **Additional Form [__] Disclosure**Required

Ladies and Gentlemen:

In accordance with Section 8.12 of the Pooling and Servicing Agreement, dated as of February 1, 2007, among Securitized Asset Backed Receivables LLC, as depositor (the "Depositor"), Credit-Based Asset Servicing and Securitization LLC, as seller (the "Seller"), Litton Loan Servicing LP, as servicer (the "Servicer"), and LaSalle Bank National Association, as trustee (the "Trustee"). The Undersigned, as [____], hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [___].

Description of Additional Form [__ ] Disclosure:

List of Any Attachments hereto to be included in the Additional Form [__] Disclosure:

Any inquiries related to this notification should be directed to [___],

phone number: [___]; email address: [___].

[NAME OF PARTY]

as [role]

By:__________________

Name:

Title:

EXHIBIT R

CUSTODIAL AGREEMENT

[ON FILE]

EXHIBIT S

FORM 8-K DISCLOSURE

Item on Form 8-K	Party Responsible
*Item 1.01- Entry into a Material Definitive Agreement	All parties as to themselves
*Item 1.02- Termination of a Material Definitive Agreement	All parties as to themselves
Item 1.03- Bankruptcy or Receivership	All parties as to themselves
Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement	N/A
*Item 3.03- Material Modification to Rights of Security Holders	Covered in Item 1.01
Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year	Depositor
Item 6.01 - ABS Informational and Computational Material	N/A
*Item 6.02- Change of Servicer or Trustee	Servicer (as to Servicer or each SubServicer it engages), Trustee (as to Trustee or any Subcontractor it engages)
*Item 6.03- Change in Credit Enhancement or External Support	Depositor
*Item 6.04- Failure to Make a Required Distribution	Trustee
Item 6.05- Securities Act Updating Disclosure	Depositor
Item 7.01- Reg FD Disclosure	Depositor
Item 8.01 - Other Events	All parties as to themselves
Item 9.01 - Financial Statements and Exhibits	All parties as it relates to their own agreements

EXHIBIT T

FORM 10-D DISCLOSURE

Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information Material breaches of Mortgage Loan Representations Material breaches of covenants under this Agreement	Trustee Servicer Servicer, Trustee and Depositor (each as to itself and with respect to other parties, as to which it obtains actual notice.)
Item 2: Legal Proceedings per Item 1117 of Reg AB	All parties to the Pooling and Servicing Agreement (as to themselves), the depositor as to the issuing entity and any 1100(d)(1) party
Item 3: Sale of Securities and Use of Proceeds	Depositor
Item 4: Defaults Upon Senior Securities	Trustee
Item 5: Submission of Matters to a Vote of Security Holders	Trustee
Item 6: Significant Obligors of Pool Assets 1112(b)	N/A
Item 7: Significant Enhancement Provider Information	Depositor/Sponsor
Item 1114(b)(2)-Credit Enhancement Provider Financial Information	N/A
Item 1115(b)-Derivative Counterparty Financial Information	Sponsor/Depositor(1)
Item 8: Other Information	Depositor, Sponsor, Trustee and any other party responsible for disclosure items on Form 8-K
Item 9: Exhibits	Depositor, Sponsor, Trustee (as to monthly payment/distribution reports only)

_____________________________

(1)

If Barclays Bank PLC (or an affiliate) is Swap Provider see Section 8.12 for incorporation by reference of financial information.

EXHIBIT U

FORM 10-K DISCLOSURE

Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	Depositor
*Item 9B: Other Information	Depositor, Trustee and any other party responsible for disclosure items on Form 8-K
*Item 15: Exhibits, Financial Statement Schedules	Trustee/Servicer/ Depositor
*Additional Item: Disclosure per Item 1112(b) of Reg AB	N/A
*Additional Item: Disclosure per Item 1114(b)(2) of Reg AB	N/A
*Additional Item: Disclosure per Item 1115(b) of Reg AB	Depositor so long as Barclays Bank PLC is Swap Provider(2)
*Additional Item: Disclosure per Item 1117 of Reg AB	All parties to the Pooling and Servicing Agreement (as to themselves), the Depositor as to the issuing entity and any 1100(d)(1) party
*Additional Item: Disclosure per Item 1119 of Reg AB	All parties to the Pooling and Servicing Agreement
Additional Item: Disclosure per Item 1122 of Reg AB	Servicer and SubServicer, Trustee and Subcontractor and Custodian
Additional Item: Disclosure per Items 1123 of Reg AB	Servicer and SubServicer, Trustee and Subcontractor and Custodian

(1)

See Section 8.12 for incorporation by reference of financial information.

EXHIBIT V

SWAP AGREEMENT

[ON FILE]